                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                          WILSHIRE CREDIT CORPORATION,
                                    Servicer

                                       and

                             WELLS FARGO BANK, N.A.
                                     Trustee

                                   ----------

                         POOLING AND SERVICING AGREEMENT
                          Dated as of November 1, 2005

                                   ----------

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST,
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2005-HE2

                                TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
ARTICLE I DEFINITIONS....................................................................................      9

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES..................................     53
   SECTION 2.01.  Conveyance of Mortgage Loans...........................................................     53
   SECTION 2.02.  Acceptance by the Trustee of the Mortgage Loans........................................     56
   SECTION 2.03.  Representations, Warranties and Covenants of the Depositor.............................     57
   SECTION 2.04.  Representations and Warranties of the Servicer.........................................     61
   SECTION 2.05.  Substitutions and Repurchases of Mortgage Loans which are not "Qualified Mortgages"....     62
   SECTION 2.06.  Authentication and Delivery of Certificates............................................     63
   SECTION 2.07.  REMIC Elections........................................................................     63
   SECTION 2.08.  [RESERVED].............................................................................     67
   SECTION 2.09.  Covenants of the Servicer..............................................................     67
   SECTION 2.10.  [RESERVED].............................................................................     67
   SECTION 2.11.  Permitted Activities of the Trust......................................................     67
   SECTION 2.12.  Qualifying Special Purpose Entity......................................................     67

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...............................................     68
   SECTION 3.01.  Servicer to Service Mortgage Loans.....................................................     68
   SECTION 3.02.  Servicing and Subservicing; Enforcement of the Obligations of Servicer.................     69
   SECTION 3.03.  Rights of the Depositor and the Trustee in Respect of the Servicer.....................     70
   SECTION 3.04.  Trustee to Act as Servicer.............................................................     70
   SECTION 3.05.  Collection of Mortgage Loan Payments; Collection Account; Certificate Account..........     71
   SECTION 3.06.  Collection of Taxes, Assessments and Similar Items; Escrow Accounts....................     74
   SECTION 3.07.  Access to Certain Documentation and Information Regarding the Mortgage Loans...........     74
   SECTION 3.08.  Permitted Withdrawals from the Collection Account and Certificate Account..............     75
   SECTION 3.09.  [RESERVED].............................................................................     77

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                            PAGE
                                                                                                            ----
   SECTION 3.10.  Maintenance of Hazard Insurance........................................................     77
   SECTION 3.11.  Enforcement of Due-On-Sale Clauses; Assumption Agreements..............................     78
   SECTION 3.12.  Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds; Special
                     Loss Mitigation.....................................................................     79
   SECTION 3.13.  Trustee to Cooperate; Release of Mortgage Files........................................     81
   SECTION 3.14.  Documents, Records and Funds in Possession of Servicer to be Held for the Trustee......     83
   SECTION 3.15.  Servicing Compensation.................................................................     83
   SECTION 3.16.  Access to Certain Documentation........................................................     83
   SECTION 3.17.  Annual Statement as to Compliance......................................................     84
   SECTION 3.18.  Annual Independent Public Accountants' Servicing Statement; Financial Statements.......     84
   SECTION 3.19.  [RESERVED].............................................................................     84
   SECTION 3.20.  Periodic Filings.......................................................................     84
   SECTION 3.21.  Annual Certificate by Trustee..........................................................     85
   SECTION 3.22.  Annual Certificate by Servicer.........................................................     85
   SECTION 3.23.  Prepayment Charge Reporting Requirements...............................................     86
   SECTION 3.24.  Information to the Trustee.............................................................     86
   SECTION 3.25.  Indemnification........................................................................     86
   SECTION 3.26.  Nonsolicitation........................................................................     87
   SECTION 3.27.  High Cost Mortgage Loans...............................................................     87
   SECTION 3.28.  MI Policies, Claims Under the MI Policies..............................................     87

ARTICLE IV DISTRIBUTIONS.................................................................................     88
   SECTION 4.01.  Advances...............................................................................     88
   SECTION 4.02.  Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls..     89
   SECTION 4.03.  Distributions on the REMIC Interests...................................................     89
   SECTION 4.04.  Distributions..........................................................................     89
   SECTION 4.05.  Monthly Statements to Certificateholders...............................................     97

ARTICLE V THE CERTIFICATES...............................................................................    100
   SECTION 5.01.  The Certificates.......................................................................    100

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                            PAGE
                                                                                                            ----
   SECTION 5.02.  Certificate Register; Registration of Transfer and Exchange of Certificates............    101
   SECTION 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates......................................    105
   SECTION 5.04.  Persons Deemed Owners..................................................................    106
   SECTION 5.05.  Access to List of Certificateholders' Names and Addresses..............................    106
   SECTION 5.06.  Book-Entry Certificates................................................................    106
   SECTION 5.07.  Notices to Depository..................................................................    107
   SECTION 5.08.  Definitive Certificates................................................................    107
   SECTION 5.09.  Maintenance of Office or Agency........................................................    108
   SECTION 5.10.  [RESERVED].............................................................................    108

ARTICLE VI THE DEPOSITOR AND THE SERVICER................................................................    108
   SECTION 6.01.  Respective Liabilities of the Depositor and the Servicer...............................    108
   SECTION 6.02.  Merger or Consolidation of the Depositor and the Servicer..............................    108
   SECTION 6.03.  Limitation on Liability of the Depositor, the Servicer and Others......................    108
   SECTION 6.04.  Limitation on Resignation of Servicer..................................................    109
   SECTION 6.05.  Errors and Omissions Insurance; Fidelity Bonds.........................................    109

ARTICLE VII DEFAULT; TERMINATION OF SERVICER.............................................................    109
   SECTION 7.01.  Events of Default......................................................................    109
   SECTION 7.02.  Trustee to Act; Appointment of Successor...............................................    111
   SECTION 7.03.  Notification to Certificateholders.....................................................    112

ARTICLE VIII CONCERNING The Trustee......................................................................    112
   SECTION 8.01.  Duties of the Trustee..................................................................    112
   SECTION 8.02.  Certain Matters Affecting the Trustee..................................................    113
   SECTION 8.03.  Trustee Not Liable for Certificates or Mortgage Loans..................................    115
   SECTION 8.04.  Trustee May Own Certificates...........................................................    115
   SECTION 8.05.  Trustee's Fees and Expenses............................................................    115
   SECTION 8.06.  Indemnification and Expenses of Trustee................................................    115
   SECTION 8.07.  Eligibility Requirements for Trustee...................................................    116
   SECTION 8.08.  Resignation and Removal of Trustee.....................................................    116
   SECTION 8.09.  Successor Trustee......................................................................    117

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                            PAGE
                                                                                                            ----
   SECTION 8.10.  Merger or Consolidation of Trustee.....................................................    118
   SECTION 8.11.  Appointment of Co-Trustee or Separate Trustee..........................................    118
   SECTION 8.12.  Tax Matters............................................................................    119

ARTICLE IX TERMINATION...................................................................................    121
   SECTION 9.01.  Termination upon Liquidation or Repurchase of all Mortgage Loans.......................    121
   SECTION 9.02.  Final Distribution on the Certificates.................................................    122
   SECTION 9.03.  Additional Termination Requirements....................................................    123

ARTICLE X MISCELLANEOUS PROVISIONS.......................................................................    124
   SECTION 10.01. Amendment..............................................................................    124
   SECTION 10.02. Counterparts...........................................................................    126
   SECTION 10.03. Governing Law..........................................................................    126
   SECTION 10.04. Intention of Parties...................................................................    126
   SECTION 10.05. Notices................................................................................    126
   SECTION 10.06. Severability of Provisions.............................................................    127
   SECTION 10.07. Assignment.............................................................................    128
   SECTION 10.08. Limitation on Rights of Certificateholders.............................................    129
   SECTION 10.09. Inspection and Audit Rights............................................................    129
   SECTION 10.10. Certificates Nonassessable and Fully Paid..............................................    130
   SECTION 10.11. Third Party Rights.....................................................................    130

EXHIBIT A     FORMS OF CERTIFICATES
EXHIBIT B-1   MORTGAGE LOAN SCHEDULE - MORTGAGE POOL
EXHIBIT B-2   MORTGAGE LOAN SCHEDULE - GROUP ONE MORTGAGE LOANS
EXHIBIT B-3   MORTGAGE LOAN SCHEDULE - GROUP TWO MORTGAGE LOANS
EXHIBIT B-4   MORTGAGE LOAN SCHEDULE - MI MORTGAGE LOANS
EXHIBIT C     [RESERVED]
EXHIBIT D     FORM OF CUSTODIAN CERTIFICATION
EXHIBIT E-1   FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT E-2   FORM OF TRANSFEROR'S AFFIDAVIT
EXHIBIT F     FORM OF TRANSFEROR CERTIFICATE
EXHIBIT G     FORM OF INVESTMENT LETTER (ACCREDITED INVESTOR)
EXHIBIT H     FORM OF RULE 144A LETTER (QUALIFIED INSTITUTIONAL BUYER)
EXHIBIT I     FORM OF REQUEST FOR RELEASE
EXHIBIT J-1   MLMC LIST OF TRANSFER AGREEMENTS AND BRINGDOWN LETTERS
EXHIBIT J-2   MLML LIST OF TRANSFER AGREEMENTS AND BRINGDOWN LETTERS
EXHIBIT K     FORM OF OFFICER'S CERTIFICATE OF TRUSTEE
EXHIBIT L     FORM OF OFFICER'S CERTIFICATE OF SERVICER
EXHIBIT M-1   [RESERVED]
EXHIBIT M-2   FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT N     FORM OF CAP CONTRACT
EXHIBIT O     ONE-MONTH LIBOR CAP TABLE - CAP CONTRACT
EXHIBIT P     FORM OF MI POLICY
EXHIBIT Q     FORM OF SWAP AGREEMENT

          POOLING AND SERVICING AGREEMENT (the "Agreement"), dated as of November 1, 2005, among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), WILSHIRE CREDIT CORPORATION, a Nevada corporation, as servicer (the "Servicer") and WELLS FARGO BANK, N.A, a national banking association, as trustee (the "Trustee").

          The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of (i) three real estate mortgage investment conduits,
(ii) the right to receive payments distributable to the Class P Certificates pursuant to Section 4.04(b) hereof, (iii) the Cap Contract and the Cap Contract Account, (iv) the grantor trusts described in Section 2.07 hereof and (v) the Supplemental Interest Trust, which in turn will hold the Swap Agreement. The SWAP REMIC will consist of all of the assets constituting the Trust Fund (other than the assets described in clauses (ii), (iii), (iv) and (v) above, other than the SWAP REMIC Regular Interests and other than the Lower Tier REMIC Regular Interests) and will be evidenced by the SWAP REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the SWAP REMIC) and the Class SWR Interest as the single "residual interest" in the SWAP REMIC. The Lower Tier REMIC will consist of the SWAP REMIC Regular Interests and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTR Interest as the single "residual interest" in the Lower Tier REMIC. The Trustee will hold the Lower Tier REMIC Regular Interests. The Upper Tier REMIC will consist of the Lower Tier REMIC Regular Interests and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper Tier REMIC) and the Residual Interest as the single "residual interest" in the Upper Tier REMIC. The Class R Certificate will represent beneficial ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

          All covenants and agreements made by the Sellers in the Sale Agreements and by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates.

THE SWAP REMIC

The following table sets forth the designations, initial principal balances and interest rates for each interest in the SWAP REMIC:

Class    Initial Principal Balance   Interest Rate
-----    -------------------------   -------------
SW-Z          $187,916,015.66             (1)
SW-9A         $ 12,634,012.50             (2)
SW-9B         $ 12,634,012.50             (3)
SW-10A        $ 11,752,994.00             (2)
SW-10B        $ 11,752,994.00             (3)
SW-11A        $ 11,081,938.50             (2)
SW-11B        $ 11,081,938.50             (3)
SW-12A        $ 10,122,691.00             (2)
SW-12B        $ 10,122,691.00             (3)
SW-13A        $  9,711,004.50             (2)
SW-13B        $  9,711,004.50             (3)

SW-14A        $  8,634,647.50             (2)
SW-14B        $  8,634,647.50             (3)
SW-15A        $  7,903,913.00             (2)
SW-15B        $  7,903,913.00             (3)
SW-16A        $  8,696,401.00             (2)
SW-16B        $  8,696,401.00             (3)
SW-17A        $ 12,180,829.50             (2)
SW-17B        $ 12,180,829.50             (3)
SW-18A        $ 16,817,207.00             (2)
SW-18B        $ 16,817,207.00             (3)
SW-19A        $ 21,328,436.50             (2)
SW-19B        $ 21,328,436.50             (3)
SW-20A        $ 19,846,963.00             (2)
SW-20B        $ 19,846,963.00             (3)
SW-21A        $ 12,798,630.00             (2)
SW-21B        $ 12,798,630.00             (3)
SW-22A        $  7,689,271.00             (2)
SW-22B        $  7,689,271.00             (3)
SW-23A        $  6,334,573.00             (2)
SW-23B        $  6,334,573.00             (3)
SW-24A        $  5,779,395.00             (2)
SW-24B        $  5,779,395.00             (3)
SW-25A        $ 40,190,163.50             (2)
SW-25B        $ 40,190,163.50             (3)
SW-26A        $  1,513,602.50             (2)
SW-26B        $  1,513,602.50             (3)
SW-27A        $  1,567,042.00             (2)
SW-27B        $  1,567,042.00             (3)
SW-28A        $  2,238,544.00             (2)
SW-28B        $  2,238,544.00             (3)
SW-29A        $  3,628,217.00             (2)
SW-29B        $  3,628,217.00             (3)
SW-30A        $  3,914,108.00             (2)
SW-30B        $  3,914,108.00             (3)
SW-31A        $  3,178,464.50             (2)
SW-31B        $  3,178,464.50             (3)
SW-32A        $  3,177,142.00             (2)
SW-32B        $  3,177,142.00             (3)
SW-33A        $  3,095,463.00             (2)
SW-33B        $  3,095,463.00             (3)
SW-34A        $  2,241,772.00             (2)
SW-34B        $  2,241,772.00             (3)
SW-35A        $  1,368,015.00             (2)
SW-35B        $  1,368,015.00             (3)
SW-36A        $  1,087,760.50             (2)
SW-36B        $  1,087,760.50             (3)
SW-37A        $  4,620,915.50             (2)
SW-37B        $  4,620,915.50             (3)

SW-38A        $    424,214.00             (2)
SW-38B        $    424,214.00             (3)
SW-39A        $    407,550.50             (2)
SW-39B        $    407,550.50             (3)
SW-40A        $    391,891.00             (2)
SW-40B        $    391,891.00             (3)
SW-41A        $    376,837.00             (2)
SW-41B        $    376,837.00             (3)
SW-42A        $    362,363.00             (2)
SW-42B        $    362,363.00             (3)
SW-43A        $    348,449.00             (2)
SW-43B        $    348,449.00             (3)
SW-44A        $    335,071.00             (2)
SW-44B        $    335,071.00             (3)
SW-45A        $    322,210.00             (2)
SW-45B        $    322,210.00             (3)
SW-46A        $    309,845.00             (2)
SW-46B        $    309,845.00             (3)
SW-47A        $    297,956.50             (2)
SW-47B        $    297,956.50             (3)
SW-48A        $    286,527.00             (2)
SW-48B        $    286,527.00             (3)
SW-49A        $    275,538.00             (2)
SW-49B        $    275,538.00             (3)
SW-50A        $    275,252.50             (2)
SW-50B        $    275,252.50             (3)
SW-51A        $    262,728.00             (2)
SW-51B        $    262,728.00             (3)
SW-52A        $    263,563.00             (2)
SW-52B        $    263,563.00             (3)
SW-53A        $    245,084.50             (2)
SW-53B        $    245,084.50             (3)
SW-54A        $    234,710.00             (2)
SW-54B        $    234,710.00             (3)
SW-55A        $    218,469.50             (2)
SW-55B        $    218,469.50             (3)
SW-56A        $    210,714.50             (2)
SW-56B        $    210,714.50             (3)
SW-57A        $    202,580.00             (2)
SW-57B        $    202,580.00             (3)
SW-58A        $    194,659.00             (2)
SW-58B        $    194,659.00             (3)
SW-59A        $    187,041.50             (2)
SW-59B        $    187,041.50             (3)
SW-60A        $  4,651,122.50             (2)
SW-60B        $  4,651,122.50             (3)
SWR                        (4)            (4)

(1) The interest rate on the Class SW-Z Interest shall be a per annum rate equal to the Net WAC.

(2) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest ending with the designation "A" shall be a per annum rate equal to 2 times the Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(3) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(4) The Class SWR Interest shall have no principal amount and shall bear no interest.

LOWER TIER REMIC

The following table sets forth the designations, initial principal balances and interest rates for each interest in Lower Tier REMIC:

Class    Initial Principal Balance   Interest Rate
-----    -------------------------   -------------
LTA-1A              (1)                   (3)
LTA-1B              (1)                   (3)
LTA-2A              (1)                   (3)
LTA-2B              (1)                   (3)
LTA-2C              (1)                   (3)
LTM-1               (1)                   (3)
LTM-2               (1)                   (3)
LTM-3               (1)                   (3)
LTM-4               (1)                   (3)
LTM-5               (1)                   (3)
LTM-6               (1)                   (3)
LTB-1               (1)                   (3)
LTB-2               (1)                   (3)
LTB-3               (1)                   (3)
LTX                 (2)                   (3)
LT-IO               (4)                   (4)
LTR                 (5)                   (5)

(1) The initial principal balance of each of these Lower Tier REMIC Regular Interests shall equal 1/2 of the initial principal balance of its Related Certificates.

(2) The initial principal balance of the Class LTX Interest shall equal the excess of (i) the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the aggregate initial principal balance of the Lower Tier REMIC Marker Classes.

(3) For each Distribution Date, the interest rate for each of the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest) shall be a per annum rate (but not less than zero) equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the Lower Tier REMIC Interests, provided however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 4 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(4) The Class LT-IO Interest is an interest-only class that does not have a principal balance. For only those Distribution Dates listed in the first column of the table below, the Class LT-IO Interest shall be entitled to interest accrued on the SWAP REMIC Regular Interest listed in the second column below at a per annum rate equal to the excess, if any, of (i) the interest rate for such SWAP REMIC Regular Interest for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

Distribution Date   SWAP REMIC Regular Interest
-----------------   ---------------------------
9                   Class SW-9A
9-10                Class SW-10A
9-11                Class SW-11A
9-12                Class SW-12A
9-13                Class SW-13A
9-14                Class SW-14A
9-15                Class SW-15A
9-16                Class SW-16A
9-17                Class SW-17A
9-18                Class SW-18A
9-19                Class SW-19A
9-20                Class SW-20A
9-21                Class SW-21A
9-22                Class SW-22A
9-23                Class SW-23A
9-24                Class SW-24A
9-25                Class SW-25A
9-26                Class SW-26A

9-27                Class SW-27A
9-28                Class SW-28A
9-29                Class SW-29A
9-30                Class SW-30A
9-31                Class SW-31A
9-32                Class SW-32A
9-33                Class SW-33A
9-34                Class SW-34A
9-35                Class SW-35A
9-36                Class SW-36A
9-37                Class SW-37A
9-38                Class SW-38A
9-39                Class SW-39A
9-40                Class SW-40A
9-41                Class SW-41A
9-42                Class SW-42A
9-43                Class SW-43A
9-44                Class SW-44A
9-45                Class SW-45A
9-46                Class SW-46A
9-47                Class SW-47A
9-48                Class SW-48A
9-49                Class SW-49A
9-50                Class SW-50A
9-51                Class SW-51A
9-52                Class SW-52A

9-53                Class SW-53A
9-54                Class SW-54A
9-55                Class SW-55A
9-56                Class SW-56A
9-57                Class SW-57A
9-58                Class SW-58A
9-59                Class SW-59A
9-60                Class SW-60A

(5) The Class LTR Interest shall have no principal amount and shall bear no interest.

UPPER TIER REMIC

The following table sets forth the designation, the initial principal balances and the interest rates in each of the interests in the Upper Tier REMIC.

                                  Initial Principal          Corresponding Class
Class                                  Balance        Rate     of Certificates
-----                             -----------------   ----   -------------------
UTA-1A                                   (1)           (2)           A-1A
UTA-1B                                   (1)           (2)           A-1B
UTA-2A                                   (1)           (2)           A-2A
UTA-2B                                   (1)           (2)           A-2B
UTA-2C                                   (1)           (2)           A-2C
UTM-1                                    (1)           (2)           M-1
UTM-2                                    (1)           (2)           M-2
UTM-3                                    (1)           (2)           M-3
UTM-4                                    (1)           (2)           M-4
UTM-5                                    (1)           (2)           M-5
UTM-6                                    (1)           (2)           M-6
UTB-1                                    (1)           (2)           B-1
UTB-2                                    (1)           (2)           B-2
UTB-3                                    (1)           (2)           B-3
Uncertificated Class C Interest          (3)           (3)           N/A
UT-IO                                    (4)           (4)           N/A
Residual Interest                        (1)           (2)           R

(1) The initial principal balance of each of these REMIC Regular Interests shall equal the initial principal balance of its Corresponding Class of Certificates.

(2) The interest rates on each of these REMIC 2 Regular Interests shall be an annual rate equal to the Pass-Through Rate for the corresponding Class of Certificates, provided that in lieu of the applicable Available Funds Caps set forth in the definition of an applicable Pass-Through Rate, the applicable Upper Tier REMIC Net WAC Cap shall be used.

(3) The Uncertificated Class C Interest shall have an initial principal balance equal to the initial Overcollateralization Amount. The Uncertificated Class C Interest shall accrue interest on a notional balance set forth in the definition of Class C Current Interest at a rate equal to the Class C Distributable Interest Rate.

(4) The Class UT-IO Interest shall have no principal amount and will not have an interest rate, but will be entitled to 100% of the interest accrued with respect to the Class LT-IO Interest.

THE CERTIFICATES

The following table sets forth the Class designation, interest rate, and initial Class principal amount for each Class of Certificates comprising interests in the Trust Fund.

          Initial Class
Class   Principal Amount   Interest Rate
-----   ----------------   -------------
A-1A           (1)             (2)
A-1B           (1)             (2)
A-2A           (1)             (2)
A-2B           (1)             (2)
A-2C           (1)             (2)
M-1            (1)             (2)
M-2            (1)             (2)
M-3            (1)             (2)
M-4            (1)             (2)
M-5            (1)             (2)
M-6            (1)             (2)
B-1            (1)             (2)
B-2            (1)             (2)
B-3            (1)             (2)
C              (3)             (3)
P              (4)             (4)
R              (1)             (2)(5)

(1) Each of these Classes of Certificates shall have initial principal balances as set forth in Section 5.01 hereof.

(2) Each of these Classes of Certificates shall bear interest at a per annum rate equal to the Pass-Through Rate for such Certificates set forth in the definitions herein.

(3) For federal income tax purposes, the Class C Certificate shall represent (i) the right to receive all distributions with respect to the REMIC Regular Interests represented by the Uncertificated Class C Interest and the Class UT-IO Interest and (ii) certain rights and obligations with respect to notional principal contracts as described in Section 2.07.

(4) The Class P Certificates shall be entitled to the amounts distributable pursuant to Section 4.04(b) hereof and shall not represent a REMIC regular interest.

(5) The Class R Interest represents ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest.

          In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

     Accrual Period: With respect to each Class of Certificates and their Corresponding REMIC Regular Interests (other than the Class B-2 and Class B-3 Certificates and their Corresponding REMIC Regular Interests) and the Lower Tier REMIC Interests and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date. With respect to the Class B-2 and Class B-3 Certificates, their Corresponding REMIC Regular Interests and the SWAP REMIC Regular Interests and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. All calculations of interest on each Class of Certificates and their Corresponding REMIC Regular Interests (other than the Class B-2 and Class B-3 Certificates and their Corresponding REMIC Regular Interests) and the Lower Tier REMIC Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year. All calculations of interest on the Class B-2 and Class B-3 Certificates, their Corresponding REMIC Regular Interests and the SWAP REMIC Regular Interests will be made on the basis of a 360 day year consisting of twelve 30 day months.

     Adjustable Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate that is adjustable.

     Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

     Advance: The aggregate of the advances required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of the aggregate of payments of principal and interest (net of the Servicing Fee Rate) on the Mortgage Loans that were due during the applicable Due Period and not received as of the close of business on the related Determination Date, less the aggregate amount of any such Delinquent payments that the Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto; provided, however, that with respect to any Mortgage Loan that is 150 days delinquent or more (whether or not the Mortgage Loan has been converted to an REO Property), there will be no obligation to make advances and, provided further, however, that with respect to any Mortgage Loan that has been converted to an REO Property which is less than 150 days delinquent, the obligation to make Advances shall be limited to payments of interest.

     Advance Facility: A financing or other facility as described in Section 10.07(a).

     Advancing Person: The Person to whom the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances have been assigned pursuant to Section 10.07.

     Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class A-1A Certificate Principal Balance, the Class A-1B Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance, the Class A-2C Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class M-5 Certificate Principal Balance, the Class M-6 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance, and the Class B-3 Certificate Principal Balance, in each case as of such date of determination.

     Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

     Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which, the sum of (i) the Aggregate Certificate Principal Balance and (ii) the Class C Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property, the "Appraised Value" of a Mortgaged Property is the lesser of (1) the appraised value based on an appraisal made for a Seller by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

     Auction: The one-time auction conducted by the Trustee, as described in
Section 9.01(b) hereof.

     Auction Date: The date on which the Auction occurs.

     Available Funds Cap: With respect to any Distribution Date, the per annum rate equal to 12 times the quotient of (x) the excess of (i) the total scheduled interest on the Mortgage Loans based on the

Mortgage Rates in effect on the related Due Date over (ii) the sum of the Servicing Fee, the MI Insurer Fee and any amounts owed to the Swap Counterparty (other than any Defaulted Swap Termination Payments), divided by (y) the aggregate principal balance of the Class A, Class M and Class B Certificates immediately prior to such Distribution Date and with respect to the Class A, Class M and Class B-1 Certificates multiplied by 30 and divided by the actual number of days in the related Accrual Period.

     Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 15 years and that provides for level monthly payments of principal and interest generally based on a 30-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

     Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each of the Class A, Class M and Class B Certificates constitutes a Class of Book-Entry Certificates.

     Book-Entry Regulation S Global Securities: As defined in Section 5.01.

     Bring Down Letters: Those certain letter agreements, dated as of November 30, 2005 between MLMC and certain Transferors set out on Exhibit J-1 hereto and those certain letter agreements, dated as of November 30, 2005 between MLML and certain Transferors set out on Exhibit J-2 hereto.

     Business Day: Any day other than (1) a Saturday or a Sunday, or (2) a day on which banking institutions in the State of California, State of Maryland, State of Minnesota, State of Oregon and in the City of New York, New York are authorized or obligated by law or executive order to be closed.

     Cap Contract: An amended confirmation and agreement between the Trustee, on behalf of the Trust, and the Cap Contract Counterparty.

     Cap Contract Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.04(k) in the name of the Trustee for the benefit of the Trust Fund and designated "Wells Fargo Bank, N.A., as Trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-HE2." Funds in the Cap Contract Account shall be held in trust for the Trust Fund for the uses and purposes set forth in this Agreement.

     Cap Contract Counterparty: The Bank of New York.

     Cap Contract Notional Balance: As of any Distribution Date, the lesser of
(x) the Notional Balance of the Cap Contract for such Distribution Date set forth in the table in Exhibit O and (y) the outstanding Certificate Principal Balance of the Class A, Class M and Class B-1 Certificates.

     Cap Contract Termination Date: The Distribution Date in July 2006.

     Certificate: Any one of the certificates of any Class executed by the Trustee and authenticated by the Trustee in substantially the forms attached hereto as Exhibit A.

     Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(f) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as Trustee, in trust for registered holders of Merrill Lynch Mortgage

Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-HE2." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Certificate Group: Either of Certificate Group One or Certificate Group
Two.

     Certificate Group One: The Class A-1A, Class A-1B and Class R Certificates. For purposes of Section 2.07 hereof, Certificate Group One shall be related to Group One.

     Certificate Group Two: The Class A-2A, Class A-2B and Class A-2C Certificates. For purposes of Section 2.07 hereof, Certificate Group Two shall be related to Group Two.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

     Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (1) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (2) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(i). On each Distribution Date, after all distributions of principal on such Distribution Date, a portion of the Class C Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Distribution Date over the Overcollateralization Amount as of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Overcollateralization Amount (based on the Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date)) will be added to the aggregate Certificate Principal Balance of the Class C Certificates (on a pro rata basis). Notwithstanding the foregoing on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any Class of Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

     Certificate Register: The register maintained pursuant to Section 5.02 hereof.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository) in the case of any Class of Regular Certificates or the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

     Class: All Certificates bearing the same Class designation as set forth in
Section 5.01 hereof.

     Class A Certificate Principal Balance: For any date of determination, the sum of the Class A-1A Certificate Principal Balance, the Class A-1B Certificate Principal Balance, the Class R Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance and the Class A-2C Certificate Principal Balance.

     Class A Certificates: Any of the Class A-1A Certificates, the Class A-1B Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class A-2C Certificates and the Class R Certificates

     Class A Principal Distribution Amount: With respect to any Distribution Date (1) prior to the Stepdown Date or any Distribution Date on which a Stepdown Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Stepdown Trigger Event does not exist, the excess of (A) the Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 61.50% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (ii) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A Certificates.

     Class A-1 Trigger Event: The situation that exists with respect to any Distribution Date (a) during the period from the Closing Date through the Distribution Date in November 2008, if the aggregate amount of Realized Losses incurred from the Cut-off Date through the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and Principal Prepayments received during the related Prepayment Period) divided by the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds 2.85%, or (b) on any Distribution Date on or after December 2008, if a Stepdown Trigger Event is in effect.

     Class A-1A Certificate: Any Certificate designated as a "Class A-1A Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-1A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1A Certificates.

     Class A-1A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1A Pass-Through Rate on the Class A-1A Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1A Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1A Certificates.

     Class A-1A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1A Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1A Pass-Through Rate for the related Accrual Period.

     Class A-1A Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.260% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.520% per annum.

     Class A-1A Pass-Through Rate: For the first Distribution Date, 4.3813% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-1A Margin, (2) the Available Funds Cap and (3) the Maximum Rate Cap for such Distribution Date.

     Class A-1B Certificate: Any Certificate designated as a "Class A-1B Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-1B Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1B Certificates.

     Class A-1B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1B Pass-Through Rate on the Class A-1B Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1B Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1B Certificates.

     Class A-1B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1B Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1B Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1B Pass-Through Rate for the related Accrual Period.

     Class A-1B Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.310% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.620% per annum.

     Class A-1B Pass-Through Rate: For the first Distribution Date, 4.4313% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-1B Margin, (2) the Available Funds Cap and (3) the Maximum Rate Cap for such Distribution Date.

     Class A-2 Certificates: Each of the Class A-2A Certificates, the Class A-2B Certificates and the Class A-2C Certificates.

     Class A-2A Certificate: Any Certificate designated as a "Class A-2A Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2A Certificates.

     Class A-2A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2A Pass-Through Rate on the Class A-2A Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2A Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2A Certificates.

     Class A-2A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2A Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2A Pass-Through Rate for the related Accrual Period.

     Class A-2A Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.110% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.220% per annum.

     Class A-2A Pass-Through Rate: For the first Distribution Date, 4.2313% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2A Margin, (2) the Available Funds Cap and (3) the Maximum Rate Cap for such Distribution Date.

     Class A-2B Certificate: Any Certificate designated as a "Class A-2B Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2B Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2B Certificates.

     Class A-2B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2B Pass-Through Rate on the Class A-2B Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2B Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2B Certificates.

     Class A-2B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2B Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2B Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2B Pass-Through Rate for the related Accrual Period.

     Class A-2B Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.250% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.500% per annum.

     Class A-2B Pass-Through Rate: For the first Distribution Date, 4.3713% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2B Margin, (2) the Available Funds Cap and (3) the Maximum Rate Cap for such Distribution Date.

     Class A-2C Certificate: Any Certificate designated as a "Class A-2C Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2C Certificates.

     Class A-2C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2C Pass-Through Rate on the Class A-2C Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2C Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2C Certificates.

     Class A-2C Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2C Certificates with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2C Pass-Through Rate for the related Accrual Period.

     Class A-2C Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.370% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.740% per annum.

     Class A-2C Pass-Through Rate: For the first Distribution Date, 4.4913% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2C Margin, (2) the Available Funds Cap and (3) the Maximum Rate Cap for such Distribution Date.

     Class B Certificates: Any of the Class B-1, Class B-2 or Class B-3 Certificates.

     Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans that have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Certificate: Any Certificate designated as a "Class B-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-1 Certificates.

     Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period.

     Class B-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 1.250% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.875% per annum.

     Class B-1 Pass-Through Rate: For the first Distribution Date, 5.3713% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-1 Margin, (2) the Available Funds Cap and (3) the Maximum Rate Cap for such Distribution Date.

     Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class M-5 Certificate Principal Balance and the Class M-6 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the

Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date) and (H) the Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over
(2) the lesser of (A) 97.00% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M Certificates and (II) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate Principal Balance.

     Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans that have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Certificate: Any Certificate designated as a "Class B-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-2 Certificates.

     Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period.

     Class B-2 Pass-Through Rate: As of any Distribution Date, the least of (1) 5.00%,(2) the Available Funds Cap and (3) the Maximum Rate Cap for such Distribution Date.

     Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class M-5 Certificate Principal Balance, the Class M-6 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date) and (I) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 98.00% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M and Class B-1 Certificates and (II) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal Balance.

     Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans that have been applied to the reduction of the Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Certificate: Any Certificate designated as a "Class B-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3 Pass-Through Rate on the Class B-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-3 Certificates.

     Class B-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-3 Pass-Through Rate for the related Accrual Period.

     Class B-3 Pass-Through Rate: As of any Distribution Date, the least of (1) 5.00%,(2) the Available Funds Cap and (3) the Maximum Rate Cap for such Distribution Date.

     Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class M-5 Certificate Principal Balance, the Class M-6 Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date) and (H) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date), (G) the Class B-2 Certificate Principal Balance (after taking into account distributions of the Class B-2 Principal Distribution Amount on such Distribution Date) and (H) the Class B-3 Certificate Principal Balance (after taking into account distributions of the Class B-3 Principal Distribution Amount on such Distribution Date) over (2) the lesser of (A) 99.00% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero, the Class B-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M, Class B-1 and Class B-2 Certificates and (II) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-3 Certificate Principal Balance.

     Class B-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class C Certificates.

     Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class C Certificates.

     Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate principal balance of the Lower Tier REMIC Regular Interests immediately prior to such Distribution Date, plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class C Certificates.

     Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest) over (b) two times the weighted average of the interest rates on the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest) (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC Marker Classes as being capped at the interest rate of the Corresponding REMIC Regular Interest of the Related Certificates and treating the Class LTX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

     Class C Interest Carry Forward Amount: As of any Distribution Date, the excess of (A) the Class C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates or added to the aggregate Certificate Principal Balance of the Class C Certificates.

     Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class C Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class C Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class C Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class LTA-1A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificates and an interest rate equal to the Net Rate.

     Class LTA-1B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

     Class LTA-2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

     Class LTA-2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

     Class LTA-2C Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

     Class LTB-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

     Class LTB-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

     Class LTB-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

     Class LTM-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

     Class LTM-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

     Class LTM-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

     Class LTM-4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

     Class LTM-5 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

     Class LTM-6 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

     Class LTR Interest: The sole class of "residual interest" in the Lower Tier REMIC.

     Class LTX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the aggregate initial principal balance of the Lower Tier REMIC Marker Classes and an interest rate equal to the Net Rate.

     Class M Certificates: Any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

     Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans that have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-1 Certificates.

     Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

     Class M-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.550% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.825% per annum.

     Class M-1 Pass-Through Rate: For the first Distribution Date, 4.6713% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-1 Margin, (2) the Available Funds Cap and (3) the Maximum Rate Cap for such Distribution Date.

     Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance has been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class M-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 79.80% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates and (II) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal Balance.

     Class M-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the

Certificate Principal Balance of such Class M-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans that have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-2 Certificates.

     Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

     Class M-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.650% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.975% per annum.

     Class M-2 Pass-Through Rate: For the first Distribution Date, 4.7713% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-2 Margin, (2) the Available Funds Cap and (3) the Maximum Rate Cap for such Distribution Date.

     Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class M-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 86.50% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and the Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M-1 Certificates and (II) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-2 Certificate Principal Balance.

     Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans that have been applied to the reduction of the Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-3 Certificates.

     Class M-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-3 Pass-Through Rate for the related Accrual Period.

     Class M-3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.720% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.080% per annum.

     Class M-3 Pass-Through Rate: For the first Distribution Date, 4.8413% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-3 Margin, (2) the Available Funds Cap and (3) the Maximum Rate Cap for such Distribution Date.

     Class M-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance and Class M-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class M-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 88.60% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of

Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1 and Class M-2 Certificates and (II) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-3 Certificate Principal Balance.

     Class M-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-4 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans that have been applied to the reduction of the Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Certificate: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-4 Pass-Through Rate on the Class M-4 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-4 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-4 Certificates.

     Class M-4 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-4 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-4 Pass-Through Rate for the related Accrual Period.

     Class M-4 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.850% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.275% per annum.

     Class M-4 Pass-Through Rate: For the first Distribution Date, 4.9713% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-4 Margin, (2) the Available Funds Cap and (3) the Maximum Rate Cap for such Distribution Date.

     Class M-4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance and Class M-2 Certificate Principal Balance and the Class M-3 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such

Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date and (E) the Class M-4 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 91.90% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, and the Class M-3 Certificates have been reduced to zero, the Class M-4 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-4 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, and Class M-3 Certificates and (II) in no event will the Class M-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-4 Certificate Principal Balance.

     Class M-4 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-4 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-4 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-4 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-5 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans that have been applied to the reduction of the Certificate Principal Balance of the Class M-5 Certificates.

     Class M-5 Certificate: Any Certificate designated as a "Class M-5 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-5 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-5 Certificates.

     Class M-5 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-5 Pass-Through Rate on the Class M-5 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-5 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-5 Certificates.

     Class M-5 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-5 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-5 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-5 Pass-Through Rate for the related Accrual Period.

     Class M-5 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 1.250% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.875% per annum.

     Class M-5 Pass-Through Rate: For the first Distribution Date, 5.3713% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-5 Margin, (2) the Available Funds Cap and (3) the Maximum Rate Cap for such Distribution Date.

     Class M-5 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance and Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance and the Class M-4 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date, (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the Class M-5 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 93.90% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates have been reduced to zero, the Class M-5 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-5 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates and
(II) in no event will the Class M-5 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-5 Certificate Principal Balance.

     Class M-5 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-5 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-5 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-5 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-6 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans that have been applied to the reduction of the Certificate Principal Balance of the Class M-6 Certificates.

     Class M-6 Certificate: Any Certificate designated as a "Class M-6 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-6 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-6 Certificates.

     Class M-6 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-6 Pass-Through Rate on the Class M-6 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-6 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-6 Certificates.

     Class M-6 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-6 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-6 Certificates with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-6 Pass-Through Rate for the related Accrual Period.

     Class M-6 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 1.250% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.875% per annum.

     Class M-6 Pass-Through Rate: For the first Distribution Date, 5.3713% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-6 Margin, (2) the Available Funds Cap and (3) the Maximum Rate Cap for such Distribution Date.

     Class M-6 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance and Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance and the Class M-5 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date, (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date) and (G) the Class M-6 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 95.20% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates have been reduced to zero, the Class M-6 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-6 Certificates and
(y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates and (II) in no event will the Class M-6 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-6 Certificate Principal Balance.

     Class M-6 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-6 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-6 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-6 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class P Certificate: Any Certificate designated as a Class P Certificate on the face thereof, executed by the Trustee and authenticated by the Trustee in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class Payment Shortfall: As defined in Section 2.07(d)(ii) herein.

     Class R Certificate: The Class R Certificate executed by the Trustee and authenticated by the Trustee in substantially the form set forth in Exhibit A.

     Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

     Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class R Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class R Certificate.

     Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class R Certificate with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period.

     Class R Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.260% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.520% per annum.

     Class R Pass-Through Rate: For the first Distribution Date, 4.3813% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class R Margin, (2) the Available Funds Cap and (3) the Maximum Rate Cap for such Distribution Date.

     Class SWR Interest: The sole class of "residual interest" in the SWAP
REMIC.

     Closing Date: November 30, 2005.

     Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

     Collection Account: The separate Eligible Account created and initially maintained by the Servicer pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and designated "Wilshire Credit Corporation, as servicer for Wells Fargo Bank, N.A., as Trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-HE2". Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Combined Loan-to-Value Ratio: For any Mortgage Loan in a second lien position, the fraction, expressed as a percentage, the numerator of which is the sum of (1) the original principal balance of the related Mortgage Loan and (2) any outstanding principal balances of Mortgage Loans the liens on which are senior to the lien on such related Mortgage Loan (such sum calculated at the date of origination of such related Mortgage Loan) and the denominator of which is the lesser of (A) the Appraised Value of the related Mortgaged Property and
(B) the sales price of the related Mortgaged Property at time of origination.

     Compensating Interest: With respect to any Mortgage Loan and any Distribution Date, an amount equal to the portion of any Prepayment Interest Shortfalls required to be deposited in the Collection Account by the Servicer pursuant to Section 4.02 hereof.

     Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released either to a Mortgagor in accordance with the terms of the related mortgage loan documents or to the holder of a senior lien on the Mortgaged Property.

     Corresponding REMIC Regular Interest: For each Class of Certificates, the interest in the Upper Tier REMIC listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Current Interest: Any of the Class A Current Interest, the Class R Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class M-3 Current Interest, the Class M-4 Current Interest, the Class M-5 Current Interest, the Class M-6 Current Interest, the Class B-1 Current Interest, the Class B-2 Current Interest and the Class B-3 Current Interest.

     Cut-off Date: November 1, 2005.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates on and after the Cut-off Date.

     Defaulted Swap Termination Payment: Any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event (including a Downgrade Termination Event) under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement).

     Definitive Certificates: As defined in Section 5.06.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

     Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. With respect to any Mortgage Loan due on any day other than the first day of the month, such Mortgage Loan shall be deemed to be due on the first day of the immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

     Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

     Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

     Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to

Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement between the Trustee and the initial Depository.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated Transaction: A transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

     Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

     Disqualified Organization: (1) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (2) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax under Chapter 1 of Subtitle A of the Code unless such organization is subject to the tax imposed by Section 511 of the Code and (3) any organization described in Section 1381(a)(2)(C) of the Code.

     Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in December 2005.

     Downgrade Termination Event: An event whereby (x) the Swap Counterparty (or its guarantor) ceases to have a short term unsecured and unsubordinated debt rating at least equal to "A-1" by S&P, or any successor thereto, and at least "F1" by Fitch, or any successor thereto (including in connection with a merger, consolidation or other similar transaction by the Swap Counterparty), and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the Rating Agencies): (i) within the time period specified in the Swap Agreement with respect to such downgrade, the Swap Counterparty shall transfer the Swap Agreement, in whole, but not in part, to a substitute swap counterparty that satisfies the requirements set forth in the Swap Agreement, subject to the satisfaction of the Rating Agency Condition or (ii) within the time period specified in the Swap Agreement with respect to such downgrade, the Swap Counterparty shall collateralize its exposure to the Trust Fund pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Counterparty pursuant to an amendment to the Swap Agreement.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

     Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     Eligible Account: An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody's and (B) is either the Depositor or the corporate trust department of a national bank or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P or Prime-1 by Moody's at the time any deposits are held on deposit therein, or (vii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Trustee.

     ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted to the Underwriter by the United States Department of Labor (or any other applicable underwriter's exemption granted by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of the Rating Agencies.

     ERISA Restricted Certificates: The Class C Certificates and the Class P Certificates and any other Certificate, as long as the acquisition and holding of such other Certificate is not covered by and exempt under any applicable underwriter's exemption granted by the United States Department of Labor.

     Event of Default: As defined in Section 7.01 hereof.

     Excess Interest: On any Distribution Date, for the Class A, Class M and Class B Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the REMIC Pass-Through Rate.

     Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (2) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Extra Principal Distribution Amount: With respect to any Distribution Date,
(1) prior to the Stepdown Date, the excess of (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date reduced by the Principal Funds with respect to such Distribution Date and (ii) $3,601,765.01 over (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, (A) the sum of (x) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date, reduced by the Principal Funds with respect to such Distribution Date and (y) the greater of (a) the sum of 1.00% of the Pool Stated Principal Balance of the Mortgage Loans and (b) the Minimum Required Overcollateralization Amount less (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date; provided, however, that if on any Distribution Date a Stepdown Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of the then-current Pool Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Distribution Date on which the Stepdown Trigger Event is not in effect.

     Fannie Mae: A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     Fitch: Fitch, Inc., or any successor in interest.

     Fixed Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed.

     Floating Rate Certificate Carryover: With respect to a Distribution Date, in the event that the Pass-Through Rate for a class of the Class A, Class M or Class B Certificates is based upon the Available Funds Cap, the excess of (1) the amount of interest that such class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that class not been calculated based on the Available Funds Cap, up to but not exceeding the greater of (a) the Maximum Rate Cap or (b) the sum of (i) the Available Funds Cap and
(ii) the product of (A) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (B) the quotient obtained by dividing (I) an amount equal to the proceeds, if any, payable under the Cap Contract with respect to such Distribution Date by
(II) the aggregate Certificate Principal Balance of each of the Classes of Certificates to which the Cap Contract relates for such Distribution Date over
(2) the amount of interest such class was entitled to receive on such Distribution Date based on the Available Funds Cap together with (A) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate for such class, without giving effect to the Available Funds Cap) and (B) any amount previously distributed with respect to Floating Rate Certificate Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

     Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Fremont: Fremont Investment & Loan, or its successor in interest.

     Grantor Trusts: The grantor trusts described in Section 2.07 hereof.

     Gross Margin: The percentage set forth in the related Mortgage Note for each of the Adjustable Rate Mortgage Loans which is to be added to the applicable index for use in determining the Mortgage Rate on each Adjustment Date and which is set forth in the Mortgage Loan Schedule for each Adjustable Rate Mortgage Loan.

     Group One: The portion of the Mortgage Pool identified as "Group One" in the Prospectus Supplement.

     Group One Mortgage Loan: Any Mortgage Loan identified in the Group One Mortgage Loan Schedule attached hereto as Exhibit B-2.

     Group One Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (1) the sum of the respective Certificate Principal Balances of the Class A-1 and Class R Certificates and (2) the product of (x) the Group One Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that (A) with respect to the Distribution Date on which the Certificate Principal Balance of each Class of the Class A-2 Certificates is initially reduced to zero (so long as the Class A-1 and Class R Certificates are outstanding), the excess of (i) the Group Two Principal Distribution Percentage of the Class A Principal Distribution Amount over (ii) the amount necessary to reduce the Certificate Principal Balance of each of the Class A-2 Certificates to zero will be added to the Group One Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Group One Principal Distribution Amount shall equal the Class A Principal Distribution Amount.

     Group One Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds with respect to such Distribution Date received with respect to Group One Mortgage Loans, and the denominator of which is the amount of all Principal Funds with respect to such Distribution Date received on all the Mortgage Loans.

     Group Two: The portion of the Mortgage Pool identified as "Group Two" in the Prospectus Supplement.

     Group Two Mortgage Loan: Any Mortgage Loan identified in the Group Two Mortgage Loan Schedule attached hereto as Exhibit B-3.

     Group Two Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (1) the sum of the Certificate Principal Balance of the Class A-2 Certificates and (2) the product of (x) the Group Two Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that (A) with respect to the Distribution Date on which the Certificate Principal Balance of the Class A-1 and Class R Certificates is initially reduced to zero (so long as any of the Class A-2 Certificates is outstanding), the excess of (i) the Group One Principal Distribution Percentage of the Class A Principal Distribution Amount over (ii) the amount necessary to reduce the Certificate Principal Balances of the Class A-1 Certificates to zero will be added to the Group Two Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Group Two Principal Distribution Amount shall equal the Class A Principal Distribution Amount.

     Group Two Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds with respect to such Distribution Date received with respect to Group Two Mortgage Loans, and the denominator of which is the amount of all Principal Funds with respect to such Distribution Date received on all the Mortgage Loans.

     Indenture: An indenture relating to the issuance of NIM Notes.

     Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

     Initial Certificate Principal Balance: With respect to any Class A, Class M, Class B or Class C or Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in
Section 5.01 hereof.

     Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

     Initial Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any insurance policies, including, without limitation, the MI Policies.

     Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the Trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

     Interest Carry Forward Amount: Any of the Class A-1A Interest Carry Forward Amount, the Class A-1B Interest Carry Forward Amount, the Class A-2A Interest Carry Forward Amount, the Class A-2B Interest Carry Forward Amount, the Class A-2C Interest Carry Forward Amount, the Class R Interest Carry Forward Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class M-3 Interest Carry Forward Amount, the Class M-4 Interest Carry Forward Amount, the Class M-5 Interest Carry Forward Amount, the Class M-6 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount, the Class B-2 Interest Carry Forward Amount, the Class B-3 Interest Carry Forward Amount or the Class C Interest Carry Forward Amount, as the case may be.

     Interest Determination Date: With respect to the Certificates, the second LIBOR Business Day preceding the commencement of such Accrual Period.

     Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee, (2) all Advances relating to interest with respect to the Mortgage Loans, (3) all Compensating Interest with respect to the Mortgage Loans, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) collected during the related Prepayment Period, (5) all proceeds of any purchase pursuant to Section 2.02 or 2.03 during the related Prepayment Period or pursuant to Section 9.01 not later than the related Determination Date (to the extent that such proceeds relate to interest) less the Servicing Fee and
(6) all Prepayment Charges received with respect to the Mortgage Loans during the related Prepayment Period, less (A) all Non-Recoverable Advances relating to interest and (B) other amounts reimbursable to the Servicer and the Trustee pursuant to this Agreement.

     Latest Possible Maturity Date: The latest maturity date for any Mortgage Loan in the Trust Fund plus one year.

     LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

     Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that either (a) has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation or (b) is not a first lien Mortgage Loan and is delinquent 180 days or longer, the Servicer has certified in a certificate of an officer of the Servicer delivered to the Depositor and the Trustee that it does not believe that there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Mortgage Loan.

     Liquidation Proceeds: Amounts, including Condemnation Proceeds and Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale, sale by the Servicer pursuant to this Agreement or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

     Losses: Any losses, claims, damages, liabilities or expenses collectively.

     Lower Tier REMIC: As described in the Preliminary Statement and Section
2.07.

     Lower Tier REMIC Interests: Each of the Class LTA-1A Interest, the Class LTA-1B Interest, the Class LTA-2A Interest, the Class LTA-2B Interest, the Class LTA-2C Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTM-3 Interest, the Class LTM-4 Interest, the Class LTM-5 Interest, the Class LTM-6 Interest, the Class LTB-1 Interest, the Class LTB-2 Interest, the Class LTB-3 Interest, the Class LTX Interest, the Class LTR Interest and the Class LT-IO Interest.

     Lower Tier REMIC Marker Classes: Each of the classes of Lower Tier REMIC Regular Interests other than the Class LTX Interest and other than the Class LT-IO Interest.

     Lower Tier REMIC Regular Interests: Each of the Lower Tier REMIC Interests other than the Class LTR Interest.

     Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note and with respect to each Fixed Rate Mortgage Loan, the rate of interest set forth in the related Mortgage Note.

     Maximum Rate Cap: With respect to any Distribution Date, the per annum rate equal to 12 times the quotient of (x) the excess of (i) the total scheduled interest that would have been due on the Mortgage Loans during the related Due Period had the Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their Mortgage Rates over (ii) the sum of the Servicing Fee, the MI Insurer Fee and any amounts owed to the Swap Counterparty (other than any Defaulted Swap Termination Payments), divided by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date (or in the case of the first Distribution Date, as of the Cut-off Date) and, in the case of the Class A, Class M and Class B-1 Certificates, multiplied by 30 and divided by the actual number of days in the related Accrual Period.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

     MI Insurer Fee: The amount payable to the MI Insurer on each Distribution Date, which amount shall equal one-twelfth of the product of (i) the MI Insurer Fee Rate and (ii) the Stated Principal Balance of the applicable MI Mortgage Loan (or the related REO Property) as of the first day of the related Due Period.

     MI Insurer Fee Rate: With respect to each MI Mortgage Loan, the rate specified for such MI Mortgage Loan on the schedule attached to the MI Policy, plus a rate computed so that the MI Insurer Fee would make the MI Insurer whole for any taxes imposed on the MI Insurer by the States of Kentucky or West Virginia with respect to MI Mortgage Loans located in such States.

     MI Insurer: PMI Mortgage Insurance Co., or its successor in interest.

     MI Mortgage Loans: The list of Mortgage Loans insured by the MI Insurers attached hereto as Exhibit B-4.

     MI Policy: The PMI primary private mortgage Insurance Policy No. 22510-0005-0 and all endorsements thereto, dated November 30, 2005, a form of which is attached hereto as Exhibit P.

     MLMC: Merrill Lynch Mortgage Capital Inc., a Delaware corporation, or its successors in interest.

     MLMC Sale Agreement: The Mortgage Loan Sale and Assignment Agreement dated as of November 1, 2005 between the Depositor and MLMC.

     MLML: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or its successors in interest.

     MLML Sale Agreement: The Mortgage Loan Sale and Assignment Agreement dated as of November 1, 2005 between the Depositor and MLML.

     Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

     Minimum Required Overcollateralization Amount: An amount equal to the product of (x) 0.50% and (y) the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     MIN: The loan number for any MERS Loan.

     MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

     Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

     Moody's: Moody's Investors Service, Inc. or any successor in interest.

     Mortgage: With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument creating a second lien or a second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Group: Either of Group One or Group Two.

     Mortgage Loan Schedule: The lists of Mortgage Loans (as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibits B-1, B-2 and B-3, setting forth the following information with respect to each Mortgage Loan:

          (i)  the loan number;

          (ii) borrower name and address;

          (iii) the unpaid principal balance of the Mortgage Loans;

          (iv) the Initial Mortgage Rate;

          (v) the original maturity date and the months remaining before maturity date;

          (vi) the original principal balance;

          (vii) the Cut-off Date Principal Balance;

          (viii) the first payment due date of the Mortgage Loan;

          (ix) the Loan-to-Value Ratio at origination with respect to a first lien Mortgage Loan, or the Combined Loan-to-Value Ratio with respect to a second lien Mortgage Loan;

          (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

          (xi) a code indicating the property type;

          (xii) with respect to each Adjustable Rate Mortgage Loan;

               (A)  the frequency of each Adjustment Date;

               (B)  the next Adjustment Date;

               (C)  the Maximum Mortgage Rate;

               (D)  the Minimum Mortgage Rate;

               (E)  the Mortgage Rate as of the Cut-off Date;

               (F)  the related Periodic Rate Cap;

               (G)  the Gross Margin;

          (xiii) location of the related Mortgaged Property;

          (xiv) a code indicating whether a Prepayment Charge is applicable and, if so,

               (A)  the period during which such Prepayment Charge is in effect;

               (B)  the amount of such Prepayment Charge;

               (C) any limitations or other conditions on the enforceability of such Prepayment Charge; and

               (D) any other information pertaining to the Prepayment Charge specified in the related Mortgage Note;

          (xv) the Credit Score and date obtained;

          (xvi) a code indicating whether such loan is a MI Mortgage Loan;

          (xvii) the MI Insurer Fee Rate; and

          (xviii) the coverage percentage under the MI Policy.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

     Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto.

     Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule set out on Exhibit B-1.

     Mortgaged Property: The underlying property securing a Mortgage Loan.

     Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

     Mortgagor: The obligor on a Mortgage Note.

     Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less (1) the Servicing Fee Rate and
(2) the MI Insurer Rate, if applicable.

     Net Rate: The per annum rate set forth in footnote 3 to the description of the Lower Tier REMIC in the Preliminary Statement hereto (such rate being based on the weighted average of the interest rates on the SWAP REMIC Regular Interests as adjusted and as set forth in such footnote).

     Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment or Defaulted Swap Termination Payment) made by the Trust Fund to the Swap Counterparty on the related Fixed Rate Payer Payment Date (as defined in the Swap Agreement) or made by the Swap Counterparty to the Trust Fund on the related Floating Rate Payer Payment Date (as defined in the Swap Agreement). In each case, the Net Swap Payment shall not be less than zero.

     Net WAC: With respect to any Distribution Date, the weighted average Net Mortgage Rate for the Mortgage Loans calculated based on the respective Net Mortgage Rates and the Stated Principal Balances of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date).

     NIM Notes: The notes to be issued pursuant to the Indenture.

     Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

     Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current Servicing Advance, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

     Non-Supported Interest Shortfall: As defined in Section 4.02.

     Offered Certificates: The Class A, Class M, Class B and Class R
Certificates.

     Officer's Certificate: A certificate (1) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Servicer or the Trustee (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (2), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Servicer or the Trustee, as the case may be, as required by this Agreement.

     One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Trustee as follows:

          (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

          (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and
               (ii) the Reserve Interest Rate.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (1) in fact be independent of the Depositor or the Servicer, (2) not have any direct financial interest in the Depositor or the Servicer or in any affiliate of either and (3) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Optional Termination: The termination of the Trust Fund hereunder pursuant to clause (a) of Section 9.01 hereof.

     Optional Termination Amount: The repurchase price received by the Trustee in connection with any repurchase of all of the Mortgage Loans pursuant to
Section 9.01.

     Optional Termination Price: On any date after the Initial Optional Termination Date, an amount equal to the sum of (A) the aggregate Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan that has become an REO Property) as of the Distribution Date on which the proceeds of the Optional Termination are distributed to the Certificateholders, plus accrued interest thereon at the applicable Mortgage Rate as of the Due Date preceding the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders and the fair market value of any REO Property, plus accrued interest thereon as of the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders, (B) any unreimbursed out-of-pocket costs and expenses owed to the Trustee (including any amounts incurred by the Trustee in connection with conducting the Auction) or the Servicer and any unpaid or unreimbursed Servicing Fees, Advances and Servicing Advances, (C) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law and (D) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Counterparty.

     OTS: The Office of Thrift Supervision.

     Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (2) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Trustee and delivered by the Trustee pursuant to this Agreement.

     Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

     Overcollateralization Amount: As of any date of determination, the excess of (1) the Stated Principal Balance of the Mortgage Loans over (2) the Certificate Principal Balance of the Certificates (other than the Class P Certificates and the Class C Certificates).

     Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     Pass-Through Rate: With respect to any Class of Certificates, the corresponding Pass-Through Rate for such Class of Certificates.

     Percentage Interest: With respect to:

          (i) any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Certificate Principal Balance of such Class divided by the aggregate Certificate Principal Balance of all Classes; and

          (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class P Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

     Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

     Permitted Activities: The primary activities of the trust created pursuant to this Agreement which shall be:

          (i) holding the Mortgage Loans transferred from the Depositor and other assets of the Trust Fund, including the Cap Contract and the Supplemental Interest Trust subtrust, which in turn holds the Swap Agreement and any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents;

          (ii) issuing Certificates and other interests in the assets of the Trust Fund;

          (iii) through the appropriate subtrust, as applicable, receiving collections on the Mortgage Loans and the Swap Agreement and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

          (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust Fund as a qualified special purpose entity under existing accounting literature.

     Permitted Investments: At any time, any one or more of the following obligations and securities:

          (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

          (iii) commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Trustee or any of its Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

          (iv) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by the Trustee or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

          (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

          (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

          (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Trustee or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

          (ix) interests in any money market fund (including those managed or advised by the Trustee or its affiliates) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund, if so rated; and

          (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than the Trustee or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicer shall receive an Opinion of Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Trust Fund or any REMIC provided for herein and (II) each such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

     Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to a Class R Certificate, (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     PMI: PMI Mortgage Insurance Co.

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

     Prepayment Assumption: A rate or rates of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Offered Certificates.

     Prepayment Charges: Any prepayment premium or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note or Mortgage, as applicable.

     Prepayment Interest Excess: With respect to any Servicer Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

     Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 9.01 hereof and other than a Principal Prepayment in full on a Mortgage Loan received during the period from and including the first day to and including the 14th day of the month of such Distribution Date), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

     Prepayment Period: As to any Distribution Date, the period beginning with the 15th day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, beginning with the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs.

     Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

     Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (2) prepayments collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related Prepayment Period or, in the case of a purchase pursuant to Section 9.01, on the Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by a Seller in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c), (5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds relate to principal), (6) all Subsequent Recoveries received during the related Due Period and (7) all other collections and recoveries in respect of principal during the related Prepayment Period less (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) other amounts reimbursable to the Servicer and the Trustee pursuant to this Agreement and allocable to principal.

     Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03, 3.12 and 9.01 hereof) that is received or recovered in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

     Prospectus Supplement: The Prospectus Supplement dated November 28, 2005 relating to the public offering of the Offered Certificates.

     PUD: A Planned Unit Development.

     Purchase Price: With respect to any Mortgage Loan required to be repurchased by a Seller or the applicable Transferor pursuant to Section 2.02 or
2.03 hereof or purchased by the Servicer pursuant to Section 3.12(c) hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest thereon at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to
(b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law.

     Rating Agency: Either of S&P or Fitch. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Rating Agency Condition: As defined in the Swap Agreement.

     Realized Loss: With respect to (1) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (2) with respect to a Mortgage Loan that is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

     Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

     Reference Banks: Barclays Bank PLC, JPMorgan Chase Bank, N.A., Citibank, N.A., Wells Fargo Bank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England and (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date.

     Regular Certificate: Any one of the Class A, Class M and Class B Certificates.

     Regulation S: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

     Regulation S Global Securities: The Book-Entry Regulation S Global Securities and the Definitive Regulation S Global Securities.

     Related Certificates: With respect to the Class LTA-1A Interest, the Class A-1A and Class R Certificates. With respect to the Class LTA-1B Interest, the Class A-1B Certificates. With respect to the Class LTA-2A Interest, the Class A-2A Certificates. With respect to the Class LTA-2B Interest, the Class A-2B Certificates. With respect to the Class LTA-2C Interest, the Class A-2C Certificates. With respect to the Class LTM-1 Interest, the Class M-1 Certificates. With respect to the Class LTM-2 Interest, the Class M-2 Certificates. With respect to the Class LTM-3 Interest, the Class M-3 Certificates. With respect to the Class LTM-4 Interest, the Class M-4 Certificates. With respect to the Class LTM-5 Interest, the Class M-5 Certificates. With respect to the Class LTM-6 Interest, the Class M-6 Certificates. With respect to the Class LTB-1 Interest, the Class B-1 Certificates. With respect to the Class LTB-2 Interest, the Class B-2 Certificates. With respect to the Class LTB-3 Interest, the Class B-3 Certificates.

     Relief Act: The Servicemembers Civil Relief Act or any similar state or local law.

     Relief Act Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

     REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMICs" or "a REMIC" shall mean any of (or, as the context requires, all of) the SWAP REMIC, the Lower Tier REMIC and the Upper Tier REMIC.

     REMIC Pass-Through Rate: The Pass-Through Rate for a Class of Related Certificates calculated by replacing "Available Funds Cap" in such definition with "Upper Tier REMIC Net WAC Cap."

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

     REMIC Regular Interests: Each of the interests in the Upper Tier REMIC as set forth in the Preliminary Statement other than the Residual Interest.

     REMIC SWAP Rate: For each Distribution Date (and the related Accrual Period), a per annum rate equal to the Fixed Rate under the Swap Agreement for such Distribution Date, as set forth in the Prospectus Supplement.

     Remittance Report: As defined in Section 4.04(j) hereof.

     REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Replacement Mortgage Loan: A Mortgage Loan substituted by a Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (2) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (A) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (B) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (C) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (D) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (F) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (3) have a similar or higher FICO score or credit grade than that of the Deleted Mortgage Loan; (4) have a Loan-to-Value Ratio (or Combined Loan-to-Value Ratio, in the case of the Mortgage Loans in a second lien position) no higher than that of the Deleted Mortgage Loan; (5) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (6) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (7) have the same lien priority as the Deleted Mortgage Loan; (8) constitute the same occupancy type as the Deleted Mortgage Loan; and (9) comply with each representation and warranty set forth in
Section 2.03 hereof.

     Request for Release: The Request for Release of Documents submitted by the Servicer to the Trustee (or its custodian), substantially in the form of Exhibit I hereto.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement, including, without limitation, in the case of the MI Mortgage Loans, the MI Policy.

     Required Percentage: As of any Distribution Date, the quotient of (1) the excess of (A) the Stated Principal Balances of the Mortgage Loans as of such Distribution Date, over (B) the Certificate Principal Balance of the most senior Class of Certificates outstanding, prior to giving effect to distributions to be made on such Distribution Date and (2) the Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions of principal and interest on the Class R Certificate other than distributions in respect of the Class LTR Interest and distributions to the extent attributable to an interest rate in excess of the REMIC Pass-Through Rate.

     Responsible Officer: When used with respect to the Trustee or the Servicer, any officer of the Trustee or the Servicer with direct responsibility for the administration of this Agreement and also means any other officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

     Sale Agreement: Either of the MLMC Sale Agreement or the MLML Sale
Agreement.

     Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

     Section 302 Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

     Securities Act: The Securities Act of 1933, as amended.

     Seller: Either MLMC or MLML.

     Servicer: Wilshire Credit Corporation, a Nevada corporation, or its successor in interest.

     Servicer Advance Date: As to any Distribution Date, the related Servicer Remittance Date.

     Servicer's Assignee: As defined in Section 10.14(a).

     Servicer Remittance Date: With respect to any Distribution Date, the later of (x) the date that is two Business Days after the 15th day of the month in which the related Distribution Date occurs and (y) the 18th day (or if such day is not a Business Day, the next preceding Business Day) of the month in which such Distribution Date occurs.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (1) the preservation, inspection, restoration and protection of a Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property (4) executing and recording instruments of satisfaction, deeds of reconveyance, substitutions of trustees on deeds of trust or assignments of mortgage to the extent not otherwise recovered from the related Mortgagors or payable under this Agreement,
(5) correcting errors of prior servicers; tax tracking; title research; flood certification and lender paid mortgage insurance, (6) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for the Servicer to perform its obligations under this Agreement and (7) compliance with the obligations under Sections 3.01 and 3.10.

     Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to the product of (x) the Servicing Fee Rate and (y) the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

     Servicing Fee Rate: 0.50% per annum.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such lists may from time to time be amended.

     Servicing Transfer Costs: In the event that the Servicer does not reimburse the Trustee under this Agreement, all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans properly and effectively.

     SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

     Startup Day: As defined in Section 2.07 hereof.

     Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (1) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (2) as of any Distribution Date, such Cut-off Date Principal Balance, minus the sum of (A) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on the Servicer Advance Date prior to such Distribution Date and (B) all Principal Prepayments with respect to such Mortgage Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the related Due Period. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

     Stepdown Date: The later to occur of (1) the Distribution Date in December 2008 or (2) the first Distribution Date on which (A) the Class A Certificate Principal Balance (reduced by the Principal Funds with respect to such Distribution Date) is less than or equal to (B) 61.50% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date.

     Stepdown Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE OCCURRING IN   STEPDOWN REQUIRED LOSS PERCENTAGE
------------------------------   ---------------------------------
December 2008 -- November 2009   2.85% with respect to December 2008, plus an
                                 additional 1/12th  of 0.95% for each month
                                 thereafter

December 2009 -- November 2010   3.80% with respect to December 2009, plus an
                                 additional 1/12th  of 0.70% for each month
                                 thereafter

December 2010 -- November 2011   4.50% with respect to December 2010, plus an
                                 additional 1/12th  of 0.30% for each month
                                 thereafter

December 2011 and thereafter     4.80%

     Stepdown Trigger Event: With respect to the Certificates on or after the Stepdown Date, a Distribution Date on which (1) the quotient of (A) the aggregate Stated Principal Balance of all Mortgage Loans which are 60 or more days Delinquent measured on a rolling three month basis (including, for the purposes of this calculation, Mortgage Loans in foreclosure and REO Properties) and (B) the Stated Principal Balance of the Mortgage Loans as of the last day of the preceding calendar month, equals or exceeds the product of (i) 41.00% and
(ii) the Required Percentage or (2) the quotient (expressed as a percentage) of
(A) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (B) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Required Loss Percentage.

     Subordinated Certificates: The Class M and Class B Certificates.

     Subsequent Recovery: Any amount received on a Mortgage Loan (net of amounts reimbursed to the Servicer related to Liquidated Mortgage Loans) subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

     Subservicing Agreement: As defined in Section 3.02(a).

     Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

     Supplemental Interest Trust: The separate trust, established pursuant to
Section 4.04(l) of this Agreement and held by the Trustee for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund, in which the Swap Agreement will be held, out of which any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid, certain distributions to Certificateholders will be made, and into which any Swap Termination Payments or Net Swap Payments received from the Swap Counterparty will be deposited as set forth in Section 4.04 hereof.

     Swap Agreement: The novated confirmations, dated as of November 30, 2005, among the Swap Counterparty and the Trust Fund or any other cap agreement or swap agreement (including any related schedules) held by the Supplemental Interest Trust pursuant to Section 4.04(l) hereof.

     Swap Counterparty: The Bank of New York or any successor counterparty who meets the requirements set forth in the Swap Agreement.

     Swap LIBOR: With respect to any Distribution Date (and the related Accrual Period) the product of (i) the Floating Rate Option (as defined in the Swap Agreement for the related Swap Payment Date), (ii) two and (iii) the quotient of
(a) the actual number of days in the Accrual Period for the Lower Tier REMIC Interests divided by (b) 30.

     Swap Payment Date: For so long as the Swap Agreement is in effect or amounts remain unpaid thereunder, the Business Day immediately preceding each Distribution Date.

     SWAP REMIC: As described in the Preliminary Statement and Section 2.07.

     SWAP REMIC Interests: Each of the interests in the SWAP REMIC as set forth in the Preliminary Statement.

     SWAP REMIC Regular Interests: Each of the SWAP REMIC Interests other than the Class SWR Interest.

     Swap Termination Payment: Any payment payable by the Supplemental Interest Trust or the Swap Counterparty upon termination of the Swap Agreement as a result of an Event of Default (as defined in the Swap Agreement) or a Termination Event (as defined in the Swap Agreement).

     Tax Matters Person: The Person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

     Transfer Agreement: Each document set out on Exhibit J-1 and Exhibit J-2 hereto pursuant to which the related Seller acquired any Mortgage Loan from the Transferor of such Mortgage Loan.

     Transferor: Any originator of a Mortgage Loan.

     Trust Fund: The corpus of the trust (the "Merrill Lynch Mortgage Investors Trust, Series 2005-HE2") created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Account; (ii) the Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans, including, without limitation, the MI Policy; (v) the Supplemental Interest Trust, which in turn holds the Swap Agreement; (vi) the Cap Contract and Cap Contract Account; and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

     Trustee: Wells Fargo Bank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

     Uncertificated Class C Interest: An uncertificated REMIC Regular Interest having the characteristics described in the Preliminary Statement.

     United States Person: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be United States Persons.

     Unpaid Realized Loss Amount: The Class M-1 Unpaid Realized Loss Amount, Class M-2 Unpaid Realized Loss Amount, Class M-3 Unpaid Realized Loss Amount, Class M-4 Unpaid Realized Loss Amount, Class M-5 Unpaid Realized Loss Amount, Class M-6 Unpaid Realized Loss Amount, Class B-1 Unpaid Realized Loss Amount, Class B-2 Unpaid Realized Loss Amount, Class B-3 Unpaid Realized Loss Amount and Class C Unpaid Realized Loss Amount, collectively.

     Upper Tier REMIC: As described in the Preliminary Statement and Section
2.07.

     Upper Tier REMIC Net WAC Cap: For any Distribution Date, the Net Rate (multiplied, in the case of the Class UTB-2 Interest and the Class UTB-3 Interest, by a fraction the numerator of which is the actual number of days in the Accrual Period for the Lower Tier REMIC Interests and the denominator of which is 30).

     USAP Report: A report in compliance with the Uniform Single Attestation Program for Mortgage Bankers delivered in accordance with Section 3.18.

     Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated as follows: (1) 98% to the Class A, Class M and Class B Certificates, with the allocation among such Certificates to be in proportion to the Class Certificate Principal Balance of each Class relative to the Class Certificate Principal Balance of all other Classes and (2) each Class of the Class C and Class P will be allocated 1% of the Voting Rights Certificates. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

                                   ARTICLE II
                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

          SECTION 2.01. Conveyance of Mortgage Loans.

          The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off
Date).

          The parties hereto agree and understand that it is not intended that any Mortgage Loan be included in the Trust that is, without limitation, a "High-Cost Home Loan" as defined by the Home Ownership and Equity Protection Act of 1994 or any other applicable anti-predatory lending laws, including but not limited to (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003; (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004;
(iii) a "High-Cost Home Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

          In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee, the following documents or instruments with respect to each Mortgage Loan:

          (A) The Original Mortgage Note endorsed in blank or, "Pay to the order of Wells Fargo Bank, N.A., as trustee, without recourse" together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the Transferor to [___________].

          (B) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage together with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with all riders thereto certified to be true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage together with all riders thereto, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

          (C) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage, endorsed either in blank or, to "Wells Fargo Bank, N.A., as trustee"

          (D) The original policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company).

          (E) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

          (F) Originals of all assumption and modification agreements, if any.

          (G) If in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Depositor shall make or cause such endorsement to be made.

          (H) With respect to any Mortgage Loan, none of the Depositor, the Servicer or the Trustee shall be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. In the event an Assignment of Mortgage is not recorded, the Servicer shall have no liability for its failure to receive and act on notices related to such Assignment of Mortgage.

          The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee on behalf of the Certificateholders. Neither the Depositor nor the Servicer shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor and the Servicer shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee are and shall be held in trust by the Servicer, for the benefit of the Trustee as the owner thereof, and the Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

          It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from a Seller to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of such Seller deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of a Seller to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

          In addition to the conveyance made in the first paragraph of this
Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders its rights and interests under the Sale Agreements, including the Depositor's right, title and interest in the representations and warranties contained in the Sale Agreements, the rights in the Transfer Agreements described therein, and the benefit of the repurchase obligations and the obligation of the Seller contained in the Sale Agreements to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Sale Agreements as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Sellers, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto.

          SECTION 2.02. Acceptance by the Trustee of the Mortgage Loans.

          Except as set forth in the Exception Report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the related Seller to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Trustee within 45 Business Days of the Closing Date.

          The Trustee acknowledges receipt of the Swap Agreement (a form of which is attached hereto) that will be held in the Supplemental Interest Trust and is hereby instructed to enter into the Swap Agreement, not in its individual capacity, but solely as Trustee for the MLMI Mortgage Trust, Series 2005-HE2 and for the Supplemental Interest Trust.

          The Trustee acknowledges receipt of the Cap Contract (the form of which is attached hereto), the Transfer Agreement, the Bring Down Letter and the Sale Agreements.

          The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it within 60 days after the Closing Date to ascertain and to certify, within 70 days of the Closing Date, to the Depositor and the Servicer that all documents required by Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit B-1 that have been conveyed to it. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business
Days) after such finding so notify the Servicer, the related Seller and the Depositor. In addition, the Trustee shall also notify the Servicer, the related Seller and the Depositor if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 70 days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording office for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 2.03, within 90 days from the date the related Seller was notified of such omission or defect and, if the related Seller does not correct or cure such omission or defect within such period, that the related Seller purchase such Mortgage Loan from the Trust Fund within 90 days from the date the Trustee notified the related Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this Section 2.02 shall be paid to the Servicer and deposited by the Servicer in the Certificate Account or Collection Account, as appropriate, promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee, upon receipt of a Request for Release, shall promptly release to the related Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be requested by the related Seller and necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the related Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee pursuant to the Sale Agreements, the Transfer Agreements and the Bring-Down Letters. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Servicer and the Trustee shall keep confidential the name of each Mortgagor except as required by this Agreement and the Servicer and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Trustee's business or that of its affiliates, (C) pursuant to any subpoena, civil investigation demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which Trustee or any affiliate or an officer, director, employer or shareholder thereof is a party or
(D) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Depositor.

          Within 70 days of the Closing Date, the Trustee (or its custodian) shall deliver to the Depositor and the Servicer the Trustee's Certification, substantially in the form of Exhibit D attached hereto, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

          SECTION 2.03. Representations, Warranties and Covenants of the Depositor.

          (a) The Depositor hereby represents and warrants to the Servicer and the Trustee as follows, as of the date hereof:

          (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Sale Agreement.

          (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and the Sale Agreements and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and the Sale Agreements; and this Agreement and the Sale Agreements, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

          (iii) The execution and delivery of this Agreement and the Sale Agreements by the Depositor, the consummation of the transactions contemplated by this Agreement and the Sale Agreements, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

          (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and the Sale Agreements or the ability of the Depositor to perform its obligations under this Agreement and the Sale Agreements in accordance with the terms hereof.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement and the Sale Agreements or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the related Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, liens, mortgage, pledge, charge, security interest, defenses or counterclaims.

          (b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement and brought forward to the Closing Date pursuant to the related Bring Down Letter, except as otherwise noted on Exhibit J-1 or Exhibit J-2. The representations and warranties of each Transferor with respect to the Mortgage Loans contained in the Bring Down Letter were made as of the Closing Date, except as otherwise noted on Exhibit J-1 or Exhibit J-2. The representations and warranties of the related Seller with respect to the Mortgage Loans contained in the related Sale Agreement were made as of the Closing Date. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of the related Seller under the related Sale Agreement, the obligations of the related Seller under the related Sale Agreement shall be enforced against the Transferor or such Seller, as applicable, as set forth in such Sale Agreement. The Trustee acknowledges that the related Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to any related Mortgage Loans, except as otherwise set forth in the related Sale Agreement, if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the related Transferor in the related Transfer Agreement, without regard to whether the related

Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee also acknowledges that the related Seller shall have no obligation or liability with respect to any breach of a representation or warranty made solely by the Transferors with respect to the Mortgage Loans, without regard to whether the related Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(v)) under any circumstances.

          In addition to the representations and warranties of the Transferors in the Transfer Agreements that were brought forward to the Closing Date pursuant to the Bring Down Letter, with respect to each Mortgage Loan, each Transferor made certain additional covenants regarding such Mortgage Loan, as set forth in the related Transfer Agreement. With respect to any breach of such additional covenants that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the related Seller shall (1) use reasonable efforts to enforce such covenant against the related Transferor and
(2) if the related Seller successfully enforces any obligation of the related Transferor to repurchase such Mortgage Loan, the related Seller shall repurchase such Mortgage Loan in accordance with this Section 2.03. If the related Seller does not successfully enforce the obligation, if any, of the Transferor to repurchase a Mortgage Loan with respect to any breach of any such additional covenants, the related Seller shall have no obligation or right to repurchase or cure such Mortgage Loan.

          (c) Upon discovery by any of the Depositor, the Servicer or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, Prepayment Charges or the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the discovery of such breach of any representation or warranty, the applicable Transferor or the related Seller, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or
(c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of any Transferor or the related Seller, the Trustee's rights shall be enforced under the applicable Transfer Agreement and the related Sale Agreement for the benefit of Certificateholders. If a breach of the representations and warranties set forth in the Transfer Agreement hereof exists solely due to the unenforceability of a Prepayment Charge, the Trustee or the other party having notice thereof shall notify the Servicer thereof and not seek to enforce the repurchase remedy provided for herein unless such Mortgage Loan is not current. In the event of a breach of the representations and warranties with respect to the Mortgage Loans set forth in a Transfer Agreement, the Trustee shall enforce the right of the Trust Fund to be indemnified for such breach of representation and warranty. In the event that such breach relates solely to the unenforceability of a Prepayment Charge, amounts received in respect of such indemnity up to the amount of such Prepayment Charge shall be distributed pursuant to Section 4.04(b). As provided in each Sale Agreement, if a Seller substitutes for a Mortgage Loan for which there is a breach of any representations and warranties in the related Transfer Agreement which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, under the terms of each Sale Agreement, the applicable Seller will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit I and shall not be effected unless it is within two years of the Startup Day. Each Seller indemnifies and holds the Trust Fund, the Trustee, the Depositor, the Servicer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Depositor, the Servicer and any Certificateholder may sustain in connection with any actions of such Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.03 and the related Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund or any REMIC provided for herein, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup day" under Section 860G(d)(1) of the Code, or (ii) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In furtherance of the foregoing, if the Transferor or a Seller, as applicable, is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS System, the Transferor or the related Seller, as applicable, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Transferor or the related Seller, as applicable, and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS' rules and regulations.

          With respect to any Mortgage Loan repurchased by a Seller pursuant to the related Sale Agreement or by any Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Certificate Account pursuant to Section
3.05. Upon receipt by the Trustee of notice from the Servicer of receipt by the Servicer of the full amount of the Purchase Price for a Deleted Mortgage Loan, and upon receipt by the Trustee of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and a Request for Release, the Trustee shall release and reassign to the related Seller or the applicable Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Depositor, the related Seller or the related Transferor, and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

          With respect to each Replacement Mortgage Loan to be delivered to the Trustee pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the applicable Transferor or the related Seller, as applicable, must deliver to the Trustee (or its custodian) the Mortgage File for the Replacement Mortgage Loan containing the documents set forth in Section 2.01 along with a written certification certifying as to the Mortgage Loan satisfying all requirements under the definition of Replacement Mortgage Loan and the delivery of such Mortgage File and containing the granting language set forth in
Section 2.01; and (ii) the Depositor will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Trustee (or its custodian) shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the Depositor that all documents required by
Section 2.01(A)-(B), (C) (if applicable), and (D)-(E) have been executed and received.

          For any month in which a Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, such Seller will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate Prepayment Charges with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate Prepayment Charges of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") plus an amount equal to any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Deleted Mortgage Loan of any predatory or abusive lending law shall be remitted by such Seller to the Trustee for deposit into the Certificate Account by such Seller on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

          Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

          The Trustee shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans. Upon such substitution by a Seller, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the applicable Sale Agreement, including all applicable representations and warranties thereof included in the applicable Sale Agreement as of the date of substitution.

          (d) It is understood and agreed that the representations, warranties and indemnification (i) set forth in this Section 2.03, (ii) of the related Seller and the Depositor set forth in the related Sale Agreement and assigned to the Trustee by the Depositor hereunder and (iii) of each Transferor, assigned by the related Seller to the Depositor pursuant to the related Sale Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.

          (e) The Depositor shall deliver a copy of the Mortgage Loan Schedule to the Servicer on the Closing Date.

          (f) The Depositor shall notify the Servicer and the Trustee when any NIM Notes are issued and when such NIM Notes are no longer outstanding.

               SECTION 2.04. Representations and Warranties of the Servicer.

                    The Servicer hereby represents and warrants to the Depositor and the Trustee as follows, as of the date hereof:

                    (i) The Servicer is duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                    (ii) The Servicer has the corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding hereunder may be brought.

                    (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Servicer's ability to perform or meet any of its obligations under this Agreement.

                    (iv) The Servicer is an approved servicer of mortgage loans for Fannie Mae and is an approved servicer of mortgage loans for Freddie Mac.

                    (v) Except as previously disclosed to the Depositor in the Prospectus Supplement, no litigation is pending or, to the best of the Servicer's knowledge, threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                    (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Servicer has obtained the same.

                    (vii) The Servicer has fully furnished and will fully furnish (for the period it serviced the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

          SECTION 2.05. Substitutions and Repurchases of Mortgage Loans which are not "Qualified Mortgages".

          Upon discovery by the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall, at the Depositor's option, either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a

Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in
Section 2.03. The Trustee, upon the written direction of the Depositor, shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

          SECTION 2.06. Authentication and Delivery of Certificates.

          The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Trustee has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Trustee in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform its duties set forth in this Agreement in accordance with the provisions hereof.

          SECTION 2.07. REMIC Elections.

          (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC as a REMIC. The Trustee shall sign the returns providing for such elections and such other tax or information returns which are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

          (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

          The SWAP REMIC shall consist of all of the assets of the Trust Fund other than (i) the interests issued by the SWAP REMIC and the interests issued by the Lower Tier REMIC, (ii) the rights to receive amounts distributable to the Class P Certificates pursuant to Section 4.04(b), (iii) the Cap Contract and the Cap Contract Account, (iv) the grantor trusts described in Section 2.07 hereof and (v) the Swap Agreement and the Supplemental Interest Trust. The SWAP REMIC shall issue the SWAP REMIC Regular Interests which shall be designated as regular interests of such REMIC and shall issue the Class SWR Interest that shall be designated as the sole class of residual interest in the SWAP REMIC. Each of the SWAP REMIC Regular Interests shall have the characteristics set forth in the Preliminary Statement and this Section 2.07.

          The Lower Tier REMIC shall consist of the SWAP REMIC Regular Interests. The Lower Tier REMIC shall issue the Lower Tier REMIC Regular Interests which shall be designated as regular interests of such REMIC and shall issue the Class LTR Interest that shall be designated as the sole class of residual interest in the Lower Tier REMIC. Each of the Lower Tier REMIC Regular Interests shall have the characteristics set forth in its definition and the Preliminary Statement.

          The assets of the Upper Tier REMIC shall be the Lower Tier REMIC Regular Interests. The REMIC Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC.

For federal income tax purposes, the pass-through rate on each REMIC Regular Interest (other than the Uncertificated Class C Interest and the Class UT-IO Interest) and on the sole class of residual interest in the Upper Tier REMIC shall be subject to a cap equal to the Upper Tier REMIC Net WAC Cap.

          The beneficial ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest shall be represented by the Class R Certificate. The Class SWR Interest and Class LTR Interest shall not have a principal balance or bear interest.

          (c) The "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of a Class R Certificate, by its acceptance thereof, irrevocably appoints the Trustee as its agent and attorney-in-fact to act as "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class R Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

          (d) (i) It is intended that the rights of each Class of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of each Class of the Class A, Class M and Class B Certificates and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the Class A (other than the Class R Certificate), Class M and Class B Certificates and the residual interest in the Upper Tier REMIC held by the holder of the Class R Certificate. For information reporting requirements, the rights of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be assumed to have zero value or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A, Class M and Class B Certificates receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on the Cap Contract or the Swap Agreement, will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.

               (ii) It is intended that the beneficial owners of the Certificates (other than the Class P, Class C and Class R Certificates) shall be treated as having entered into a notional principal contract with respect to the beneficial owners of the Class C Certificates. Pursuant to each such notional principal contract, all beneficial owners of each Class of Certificates (other than the Class P, Class C and Class R Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the Corresponding REMIC Regular Interest of such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class Payment Shortfall"). A Class Payment Shortfall shall be allocated to each Class of Certificates to the extent that interest accrued on such Class for the related Accrual Period at the Pass-Through Rate for a Class, computed by substituting "Upper Tier REMIC Net WAC Cap" for the Available Funds Cap set forth in the definition thereof, exceeds the amount of interest accrued on such Certificate at the Pass-Through Rate (without such substitution) for the related Accrual Period, and a Class Payment Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.

          (e) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class C Interest, the uncertificated Class UT-IO Interest, the rights to receive payments deemed made by the Class A, Class M and Class B Certificates in respect of notional principal contracts described in Section 2.07(d)(ii), the Cap Contract, the Cap Contract Account and the obligation of the holders of the Class C Certificates to pay amounts in respect of Excess Interest to the holders of the Class A, Class M and Class B Certificates and the Supplemental Interest Trust, which holds the Swap Agreement shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Class A, Class M, Class B and Class C Certificates as may be applicable under the Code.

          (f) The parties intend that the portion of the Trust Fund consisting of the right to receive payments distributable to the Class P Certificates pursuant to Section 4.04(b) hereof shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

          (g) The parties intend that amounts paid to the Swap Counterparty under the Swap Agreement shall be deemed for federal income tax purposes to be paid by the Class C Certificates first, out of funds deemed received in respect of the Class UT-IO Interest, second, out of funds deemed received in respect of the Uncertificated Class C Interest and third, out of funds deemed received in respect of notional principal contracts described in Section 2.07(d)(ii), and the provisions hereof shall be interpreted consistently with this intention. On each Distribution Date, to the extent that amounts paid to the Swap Counterparty are deemed paid out of funds received in respect of the Uncertificated Class C Interest, such amounts will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the Swap Counterparty pursuant to the Swap Agreement.

          The Supplemental Interest Trust shall be an "outside reserve fund" for federal income tax purposes and not an asset of any REMIC. Furthermore, the Holders of the Class C Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.

          (h) All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (other than amounts distributable to the Class P Certificates pursuant to Section 4.04(b) hereof) received from the Mortgage Loans shall be paid to the SWAP REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any available funds remaining in the SWAP REMIC on a Distribution Date after distributions to the SWAP REMIC Regular Interests shall be distributed to the Class R Certificates on account of the Class SWR Interest. On each Distribution Date, the Trustee shall distribute the aggregate Interest Funds (net of expenses and payments to the Class P Certificates) with respect to each of the SWAP REMIC Regular Interests based on the interest rates for each such SWAP REMIC Regular Interest. On each Distribution Date, the Trustee shall distribute the aggregate Principal Funds first to the Class SW-Z Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests in the same manner that principal distributions are allocated. Subsequent Recoveries with respect to the Mortgage Loans shall be allocated in the reverse fashion from the manner in which losses are allocated.

          All payments received by the Lower Tier REMIC with respect to the SWAP REMIC Regular Interests shall be paid to the Lower Tier REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTR Interest. On each Distribution Date, an amount equal to 50% of the increase in the Overcollateralization Amount shall be payable as a reduction of the principal amounts of the Lower Tier REMIC Marker Classes (with such amount allocated among the Lower Tier REMIC Marker Classes so that each Lower Tier REMIC Marker Class will have its principal reduced by an amount equal to 50% of any increase in the Overcollateralization Amount that results in a reduction in the principal balance of its Related Certificates) and will be accrued and added to the principal balance of the Class LTX Interest. All payments of scheduled principal and prepayments of principal on the Mortgage Loans shall be allocated 50% to the Class LTX Interest and 50% to the Lower Tier REMIC Marker Classes (with principal payments allocated to each of the Lower Tier REMIC Marker Classes in an amount equal to 50% of the principal amounts distributed to the Related Certificates in reduction of their principal amounts). Notwithstanding the preceding sentence, an amount equal to the principal payments that result in a reduction in the Overcollateralization Amount shall be treated as payable entirely to the Class LTX Interest. Realized Losses that are allocated to the Certificates shall be applied to the Lower Tier REMIC Marker Classes and the Class LTX Interest so that after all distributions have been made on each Distribution Date (i) the principal balance of each of the Lower Tier REMIC Marker Classes is equal to 50% of the principal balance of the Related Certificates and (ii) the principal balance of the Class LTX Interest is equal to the sum of (x) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and (y) 50% of the Overcollateralization Amount. Each Lower Tier REMIC Marker Class shall be entitled to receive an amount equal to 50% of all amounts distributed to the Related Certificates in respect of unreimbursed amounts of Realized Losses. The Class LTX Interest shall be entitled to receive all other amounts distributed to the Certificates in respect of unreimbursed amounts of Realized Losses.

          If on any Distribution Date the Certificate Principal Balance of any Class of Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amounts of the Lower Tier REMIC Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the Lower Tier REMIC Regular Interests on such Distribution Date) among the Lower Tier REMIC Regular Interests so that (i) each of the Lower Tier Marker Classes has a principal balance equal to 50% of the principal balance of the Related Certificates, (ii) the Class LTX Interest has a principal balance equal to the sum of (x) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and (y) 50% of the Overcollateralization Amount.

          (i) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Trustee and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of a Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

          (j) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor or the Holder of a Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

          SECTION 2.08. [RESERVED]

          SECTION 2.09. Covenants of the Servicer.

          The Servicer hereby covenants to each of the other parties to this Agreement as follows:

          (a) the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy;

          (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor or the Trustee, any affiliate of the Depositor or the Trustee and prepared by the Servicer pursuant to this Agreement will be inaccurate in any material respect, provided, however, that the Servicer shall not be responsible for inaccurate information provided to it by third parties.

          SECTION 2.10. [RESERVED]

          SECTION 2.11. Permitted Activities of the Trust.

          The Trust is created for the object and purpose of engaging in the Permitted Activities. In furtherance of the foregoing, the Trustee is hereby authorized and directed to execute and deliver on behalf of the Trust, and to perform the duties and obligations of the Trustee under, the Cap Contract and any other agreement or instrument related thereto, in each case in such form as the Depositor shall direct or shall approve, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof

          SECTION 2.12. Qualifying Special Purpose Entity.

          For purposes of SFAS 140, the parties hereto intend that the Trust Fund shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.11 of this Agreement shall be limited in accordance with paragraph 35 or SFAS 140.

                                  ARTICLE III
                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

          SECTION 3.01. Servicer to Service Mortgage Loans.

          For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that, subject to Section 6.03, the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement except as otherwise required by this Agreement or by law. Notwithstanding anything in this Agreement to the contrary, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any of the REMICs provided for herein to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code. The Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, subordinations and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans, to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer. For purposes of this
Section 3.01, the Trustee hereby grants to the Servicer a limited power of attorney to execute and file any and all documents necessary to fulfill the obligations of the Servicer under this Section 3.01.

          The Servicer shall not be required to make any Servicing Advance with respect to a Mortgage Loan that is 150 days or more delinquent.

          The Servicer shall deliver a list of Servicing Officers to the Trustee by the Closing Date.

          The Servicer shall deliver to the MI Insurer all reports required by the MI Insurer that are reasonably available to the Servicer.

          The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 97-02 and that for each Mortgage Loan, the Servicer agrees that it shall report one of the following statuses each month as follows: current, delinquent (30-, 60-, 90-days, etc.), foreclosed or charged-off.

          The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, shall be subject to withdrawal by the Servicer from the Collection Account.

          With respect to any second lien Mortgage Loan, the Servicer may consent to the refinancing of the prior senior lien relating to such Mortgage Loan, provided that the following requirements are met:

          (a) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; and

          (b) the interest rate for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

          (c) the loan evidencing the refinanced senior lien is not subject to negative amortization.

          SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations of Servicer.

          (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an affiliate (each, a "subservicer") pursuant to a subservicing agreement (each, a "Subservicing Agreement") including, at the Servicer's option, if requested to do so by the Holder of the Class C Certificate; provided, however, that (i) such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder and (ii) that such agreement would not result in a withdrawal or downgrading by any Rating Agency of the ratings of any Certificates evidenced by a letter to that effect delivered by each Rating Agency to the Depositor. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with


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

the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by the Servicer shall contain a provision giving any successor servicer the option to terminate such agreement in the event a successor servicer is appointed. All actions of the each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer. The Servicer shall deliver to the Trustee copies of all subservicing agreements. The Trustee shall have no obligations, duties or liabilities with respect to a subservicer, including without limitation, any obligation, duty or liability to monitor such subservicer or to pay a subservicer's fees and expenses.

          (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer.

          SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the Servicer.

          Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer, and neither of them is obligated to supervise the performance of the Servicer hereunder or otherwise.

          SECTION 3.04. Trustee to Act as Servicer.

          Subject to Sections 6.04 and 7.02, in the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall, within a period of time not to exceed ninety (90) days from the date of notice of termination or resignation, thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.10 hereof or any acts or omissions of such predecessor Servicer hereunder, (ii) obligated to make Advances or Servicing Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for any expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.04 or the first paragraph of Section 6.02 hereof; provided, however that the Trustee (subject to clause (ii) above) or its designee, in its capacity as the successor servicer, shall immediately assume the terminated or resigning Servicer's obligation to make Advances and Servicing Advances). No such termination or resignation shall affect any obligation of the Servicer to pay amounts owed under this Agreement and to perform its duties under this Agreement until its successor assumes all of its rights and obligations hereunder. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession. To the extent any costs or expenses, including without limitation Servicing Transfer Costs incurred by the Trustee in connection with this Section 3.04, are not paid by the Servicer pursuant to this Agreement within 30 days of the date of the Trustee's invoice thereof, such amounts shall be payable out of the Certificate Account; provided that if the Servicer has been terminated by reason of an Event of Default, the terminated Servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund upon receipt of a reasonably detailed invoice evidencing such expenses. If the Trustee is unwilling or unable to act as servicer, the Trustee shall seek to appoint a successor servicer that is eligible in accordance with the criteria specified this Agreement.

          The Servicer shall, upon request of the Trustee, but at the expense of the Servicer if the Servicer has been terminated by reason of an Event of Default, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

          SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account; Certificate Account.

          (a) The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any default interest charge, or (ii) subject to Section 3.01, extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, subject to Section 4.01, the Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in determining which course of action permitted by this sentence it shall pursue, the Servicer shall adhere to the standards of Section 3.01. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

          (b) The Servicer will not waive any Prepayment Charge or portion thereof unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) the Servicer has not been provided with information sufficient to enable it to collect the Prepayment Charge, or (iv) in the Servicer's reasonable judgment as described in Section
3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default and (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan, or
(v) the collection of such Prepayment Charge or portion thereof, or of a similar type of Prepayment Charge, would be considered "predatory" or "illegal" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters or has been challenged by any such authority, or (vi) (provided that the Depositor has notified the Servicer that there are no NIM Notes outstanding) there is a certificated class action in which a similar type of prepayment charge is being challenged. Except as provided in the preceding sentence, in no event will the Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If the Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Collection Account for distribution in accordance with the terms of this Agreement.

          (c) The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

          (d) The Servicer shall establish and initially maintain, on behalf of the Certificateholders, the Collection Account. The Servicer shall deposit into the Collection Account daily, within two Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-Off Date with respect to the Mortgage Loans:

               (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

               (ii) all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.15, other than (x) interest due on the Mortgage Loans on or prior to the Cut-off Date and (y) Prepayment Interest Excess;

               (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures;

               (iv) all Subsequent Recoveries;

               (v) all Compensating Interest;

               (vi) any amount required to be deposited by the Servicer pursuant to Section 3.05(g) in connection with any losses on Permitted Investments;

               (vii) any amounts required to be deposited by the Servicer pursuant to Section 3.10 hereof;

               (viii) all Advances made by the Servicer pursuant to Section
4.01;

               (ix) all Prepayment Charges; and

               (x) any other amounts required to be deposited hereunder.

          The foregoing requirements for remittance by the Servicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, late payment charges, insufficient funds charges and payments in the nature of assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property and other similar ancillary fees (other than Prepayment Charges)) if collected, and any Prepayment Interest Excess need not be remitted by the Servicer. Rather, such fees and charges may be retained by the Servicer as additional servicing compensation. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the Trustee, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with
Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Collection Account at the direction of the Servicer.

          The Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. Not later than twenty days after each Distribution Date, the Servicer shall forward to the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

          (e) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit or cause to be deposited in the Certificate Account and retain therein the following:

               (i) the aggregate amount withdrawn by the Servicer from the Collection Account and required to be deposited in the Certificate Account;

               (ii) the Purchase Price and any Substitution Adjustment Amount;

               (iii) any amount required to be deposited by the Trustee pursuant to Section 3.05(g) in connection with any losses on Permitted Investments; and

               (iv) the Optional Termination Amount paid by the winning bidder at the Auction or by the Servicer pursuant to Section 9.01.

          Any amounts received by the Trustee prior to 1:00 p.m. New York City time (or such earlier deadline for investment in the Permitted Investments designated by the Trustee) that are required to be deposited in the Certificate Account by the Servicer shall be invested in Permitted Investments on the Business Day on which they were received. The foregoing requirements for remittance by the Servicer and deposit by the Trustee into the Certificate Account shall be exclusive. If the Servicer fails to remit any funds due by the time designated herein, the Servicer shall pay to the Trustee, for its own account, interest accrued on such funds at the then current prime rate (as published by Wells Fargo Bank, N.A.) from and including the applicable due date, to but excluding the day such funds are paid to the Trustee. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time cause the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer. The Trustee shall give notice to the Servicer of the location of the Certificate Account maintained by it when established and prior to any change thereof.

          (f) Each institution that maintains the Collection Account or the Certificate Account shall invest the funds in each such account as directed by the Servicer or the Trustee, as applicable, in writing, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Account the Business Day preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance
Date) and (ii) in the case of the Certificate Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account or is otherwise immediately available, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the Servicer in the Collection Account out of the Servicer's own funds immediately as realized. All income and gain net of any losses realized from amounts on deposit in the Certificate Account shall be for the benefit of the Trustee and shall be remitted to or withdrawn by it monthly as provided herein. The amount of any losses incurred in the Certificate Account in respect of any such investments shall be deposited by the Trustee in the Certificate Account out of the Trustee's own funds immediately as realized.

          SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

          To the extent required by the related Mortgage Note, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

          Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section
9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

          SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans.

          Upon reasonable advance notice in writing if required by federal regulation, the Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

          The Servicer may from time to time provide the Depositor, and any Person designated by the Depositor, with reports and information regarding the Mortgage Loans, including without limitation information requested by the Depositor or an originator of the Mortgage Loans for required institutional risk control.

          In addition, with respect to each MI Mortgage Loan that is subject to a modification, the Servicer shall provide the MI Insurer with written notice of such modification, which shall include the nature of such modification.

          SECTION 3.08. Permitted Withdrawals from the Collection Account and Certificate Account.

          (a) The Servicer may from time to time, make withdrawals from the Collection Account for the following purposes:

               (i) to pay to the Servicer (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with
Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

               (ii) to reimburse the Servicer for Advances made by it (or to reimburse the Advance Financing Person for Advances made by it) with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

               (iii) to reimburse the Servicer for any Non-Recoverable Advance previously made and any Non-Recoverable Servicing Advances previously made to the extent that, in the case of Non-Recoverable Servicing Advances, reimbursement therefor constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

               (iv) to pay to the Servicer earnings on or investment income with respect to funds in or credited to the Collection Account;

               (v) to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

               (vi) to pay any obligations under the MI Policy;

               (vii) to pay to the Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances (to the extent that reimbursement for Servicing Advances would constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860-1(b)(3)(ii)), the Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vi) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s)(including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or
Section 3.06;

               (viii) to pay to the Servicer any unpaid Servicing Fees for any Mortgage Loan upon such Mortgage Loan being charged off and upon termination of the obligations of the Servicer.

               (ix) to pay to the Depositor or the Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

               (x) to reimburse the Servicer or the Depositor for expenses incurred by either of them in connection with the Mortgage Loans or Certificates and reimbursable pursuant to Section 3.04, Section 3.25 or Section 6.03 hereof provided that reimbursement therefor would constitute "unanticipated" expenses within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

               (xi) to reimburse the Trustee for enforcement expenses reasonably incurred in respect of a breach or defect giving rise to the purchase obligation in Section 2.03 that were incurred in the purchase price of the Mortgage Loans including any expenses arising out of the enforcement of the purchase obligation; provided that any such expenses will be reimbursable under this subclause (xi) only to the that such expenses would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein;

               (xii) [RESERVED]

               (xiii) to withdraw pursuant to Section 3.05 any amount deposited in the Collection Account and not required to be deposited therein; and

               (xiv) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

          In addition, no later than 2:00 p.m. Eastern Time on the Servicer Remittance Date, the Servicer shall cause to be withdrawn from the Collection Account the Interest Funds and the Principal Funds, to the extent on deposit, and such amount shall be deposited in the Certificate Account; provided, however, if the Trustee does not receive such Interest Funds and Principal Funds by 2:00 p.m. Eastern Time, such Interest Funds and Principal Funds shall be deposited in the Certificate Account on the next Business Day. In the event such funds are not deposited by 2:00 p.m. Eastern Time on the Servicer Remittance Date, the Servicer shall pay, out of its own funds, interest on such amount at a rate equal to the then current "prime rate" (as published by Wells Fargo Bank, N.A.) for each date or part thereof until such amount is paid in full.

          The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

          The Servicer shall provide written notification to the Trustee on or prior to the next succeeding Servicer Remittance Date upon making any withdrawals from the Collection Account pursuant to subclauses (iii) and (vii) above.

          Unless otherwise specified, any amounts reimbursable to the Servicer or the Trustee from amounts on deposit in the Collection Account or the Certificate Accounts shall be deemed to come from first, Interest Funds, and thereafter, Principal Funds for the related Distribution Date.

          (b) The Trustee shall withdraw funds from the Certificate Account for distribution to the Certificateholders in the manner specified in this Agreement (and shall withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to this Agreement). In addition, prior to making such distributions to the Certificateholders the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

               (i) to withdraw pursuant to Section 3.05 any amount deposited in the Certificate Account and not required to be deposited therein;

               (ii) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof (after paying all amounts necessary to the Trustee or the Servicer in connection with any such termination);

               (iii) to reimburse the Trustee for any fees, expenses and indemnification reimbursable pursuant to this Agreement, including without limitation Sections 3.04, 6.03, 8.05 and 8.06 hereof;

               (iv) to pay to the Trustee earnings on or investment income with respect to funds in or credited to the Certificate Account; and

               (v) to pay to the MI Insurer, the MI Insurer Fee.

          SECTION 3.09. [RESERVED]

          SECTION 3.10. Maintenance of Hazard Insurance.

          The Servicer shall cause to be maintained, for each Mortgage Loan secured by a first lien, fire and hazard insurance with extended coverage in an amount, to the extent permitted by applicable law, that is at least equal to the lesser of (i) the replacement value of the improvements that are part of such Mortgaged Property and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to Section 3.05 hereof, any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer as a Servicing Advance to the extent provided in Section 3.08(a)(vii) hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property with respect to a Mortgage Loan secured by a first lien is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of such Mortgaged Property, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

          In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy

          SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption
     Agreements.

          When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, except as set forth below, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law; provided, further, that the Servicer shall not take any action in relation to the enforcement of any "due-on-sale" clause which would adversely affect or jeopardize coverage under any Required Insurance Policy. An Opinion of Counsel at the expense of the Servicer (which the expense shall constitute a Servicing Advance) delivered to the Trustee and the Depositor shall conclusively establish the reasonableness of the Servicer's belief that any "due-on-sale" clause is not enforceable under applicable law, but which shall not be required. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. In addition to the foregoing, the Servicer shall not be required to enforce any "due-on-sale" clause if in the reasonable judgment of the Servicer, entering into an assumption and modification agreement with a Person to whom such property shall be conveyed and releasing the original Mortgagor from liability would be in the best interests of the Certificateholders. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.


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          SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination
     of Excess Proceeds; Special Loss Mitigation.

          (a) The Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01 to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with the restoration of any property that shall have suffered damage due to an uninsured cause unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to
Section 3.08 hereof). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.08 hereof. Any Mortgage Loan that is charged off may be sold to the majority Certificateholder of the Class C Certificates, at its option, at its fair market value after the time period specified in (e) below. If the Servicer has knowledge that a Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices.

          With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Servicer or an affiliate may receive usual and customary real estate referral fees for real estate brokers in connection with the listing and disposition of REO Property. The Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Servicer to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

          In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the expiration of three years from the end of the year of its acquisition by the Trust Fund or, at the expense of the Trust Fund, obtain, in accordance with applicable procedures for obtaining an automatic extension of the grace period, more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period, in which case such property must be disposed of prior to the end of such extension, unless the Trustee shall have been supplied with an Opinion of Counsel (such Opinion of Counsel not to be an expense of the

Trustee), to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period or extension will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or any of the REMICs provided for herein as defined in section 860F of the Code or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be held, rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would
(i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Trust Fund or any REMIC provided for herein to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged under section 860G(c) of the Code or otherwise, unless the Servicer or the Depositor has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

          The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

          The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

          The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds will be applied as between the parties in the following order of priority: first, to reimburse the Servicer for any related Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; fourth, as a recovery of principal of the Mortgage Loan; and fifth, to any Prepayment Charges.

          The proceeds of any net income from an REO Property, will be applied as between the parties in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this
Section 3.12; third, as a recovery of principal; and fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the related REO Property, at the applicable Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed.


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

          (b) On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

          (c) The Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee) to purchase for its own account from the Trust Fund any Mortgage Loan that is 91 days or more Delinquent at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be delivered to the Trustee for deposit to the Certificate Account and the Trustee (or its custodian), upon receipt of such confirmation of deposit and a Request for Release from the Servicer in the form of Exhibit I hereto, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, as shall be necessary to vest in the Servicer any Mortgage Loan released pursuant hereto and the Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The Servicer shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Certificateholders with respect thereto.

          (d) With respect to such of the Mortgage Loans as come into and continue in default, the Servicer will decide, in its reasonable business judgment, whether to (i) foreclose upon the Mortgaged Properties securing those Mortgage Loans pursuant to Section 3.12(a), (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt (provided that the Servicer has determined that no net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property), (iii) take a deed in lieu of foreclosure, (iv) accept a short sale or short refinance; (v) arrange for a repayment plan, or (vi) agree to a modification of such Mortgage Loan. As to any Mortgage Loan that becomes 120 days delinquent, the Servicer will be required to have obtained or to obtain a broker's price opinion, the cost of which will be reimbursable as a Servicing Advance. After obtaining the broker's price opinion, the Servicer will determine, in its reasonable business judgment, whether a net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgage Property. If the Servicer determines that no such recovery is possible, it must charge off the related Mortgage Loan at the time it becomes 180 days delinquent. Once a Mortgage Loan has been charged off, the Servicer will discontinue making Advances, the Servicer will not be entitled to future Servicing Fees with respect to such Mortgage Loan, and the Mortgage Loan will be treated as a Liquidated Mortgage Loan. If the Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property on a Mortgage Loan that becomes 180 days delinquent, the Servicer need not charge off the Mortgage Loan and may continue making Advances, the Servicer will continue to be entitled to Servicing Fees and the Servicer will be required to notify the Trustee of such decision.

          SECTION 3.13. Trustee to Cooperate; Release of Mortgage Files.

          Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee or its designee by delivering a Request for Release substantially in the form of
Exhibit I. Upon receipt of a copy of such request, the Trustee or its designee shall promptly release the related Mortgage File to the Servicer, and the Servicer is authorized to cause the removal from the registration on the MERS System of any such Mortgage if applicable, and the Servicer, on behalf of the Trustee shall execute and deliver the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Mortgagor to the extent permitted by law, and otherwise to the Trust Fund to the extent such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-(1)(b)(3)(ii). From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or its designee shall, upon delivery to the Trustee or its designee of a Request for Release in the form of
Exhibit I signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its designee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account.

          Each Request for Release may be delivered to the Trustee or its designee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer and the Trustee or its designee shall mutually agree. The Trustee or its designee shall promptly release the related Mortgage File(s) within four
(4) Business Days of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or (iii) above. Receipt of a properly completed Request for Release shall be authorization to the Trustee or its designee to release such Mortgage Files, provided the Trustee or its designee has determined that such Request for Release has been executed, with respect to clauses (i) or
(ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the Servicer, and so long as the Trustee or its designee complies with its duties and obligations under the agreement. If the Trustee or its designee is unable to release the Mortgage Files within the period previously specified, the Trustee or its designee shall immediately notify the Servicer indicating the reason for such delay. If the Servicer is required to pay penalties or damages due to the Trustee or its designee's negligent failure to release the related Mortgage File or the Trustee or its designee's negligent failure to execute and release documents in a timely manner, the Trustee or its designee, shall be liable for such penalties or damages respectively caused by it.

          On each day that the Servicer remits to the Trustee or its designee Requests for Releases pursuant to clauses (ii) or (iii) above, the Servicer shall also submit to the Trustee or its designee a summary of the total number of such Requests for Releases requested on such day by the same method as described in such clauses (ii) and (iii).

          If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer may deliver or cause to be delivered to the Trustee or its designee, for signature, as appropriate or on behalf of the Trustee, execute any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee or its designee to be returned to the Trustee promptly after possession thereof shall have been released by the Trustee or its designee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the Servicer shall have delivered to the Trustee or its designee a Request for Release in the form of Exhibit I or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Servicer shall have delivered to the Trustee or its designee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.


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

          SECTION 3.14. Documents, Records and Funds in Possession of Servicer to be Held for the Trustee.

          All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trust Fund, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, the Certificate Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

          SECTION 3.15. Servicing Compensation.

          As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date.

          Additional servicing compensation in the form of any Excess Proceeds, late payment fees, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property) and similar fees payable by the Mortgagor, Prepayment Interest Excess, and all income and gain net of any losses realized from Permitted Investments in the Collection Account shall be retained by the Servicer to the extent not required to be deposited in the Collection Account pursuant to Sections 3.05, or 3.12(a) hereof. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement. In no event shall the Trustee be liable for any Servicing Fee or for any differential between the Servicing Fee and the amount necessary to induce a successor servicer to act as successor servicer under this Agreement.

          SECTION 3.16. Access to Certain Documentation.

          The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer designated by it provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

          SECTION 3.17. Annual Statement as to Compliance.

          Pursuant to this Agreement, the Servicer shall deliver to the Depositor and the Trustee on or before March 15 of each year beginning in 2006, (or such other date as to which the Depositor gives the Servicer at least 30 days prior notice) in order to remain in compliance with the Section 302 Requirements, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or a similar agreement has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Trustee shall forward a copy of each such statement received by it to each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request at the Certificateholder's expense, provided such statement has been delivered by the Servicer to the Trustee.

          SECTION 3.18. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

          On or before March 15 of each year, beginning in 2006 or such other date in order to remain in compliance with the Section 302 Requirements, the Servicer at its expense shall cause a nationally recognized firm of independent public accountants (who may also render other services to the Servicer or any Affiliate thereof) that is a member of the American Institute of Certified Public Accountants to furnish a USAP Report to the Trustee and the Depositor. Copies of the USAP Report shall be provided by the Trustee to any Certificateholder upon request at the Certificateholder's expense, provided such report has been delivered by the Servicer to the Trustee.

          SECTION 3.19. [RESERVED]

          SECTION 3.20. Periodic Filings.

          (a) As part of the Form 10-K required to be filed pursuant to the terms of this Agreement, the Trustee shall include such accountants report as well as the Officer's Certificate delivered by the Servicer pursuant to Section
3.17 relating to the Servicer's performance of its obligations under this Agreement and any significant deficiencies relating to the Servicer's compliance set forth in the report of the Servicer's certified independent accountants described above.

          (b) The Depositor shall prepare and file the initial report on Form 8-K. The Trustee shall prepare for filing, and execute (other than the Form 10-Ks and the Certification), on behalf of the Trust Fund, and file with the Securities and Exchange Commission, (i) within 15 days after each Distribution Date in each month, each Monthly Statement on Form 8-K under the Exchange Act executed by the Trustee, (ii) on or before March 31 of each year beginning in 2006 or such other date in order to remain in compliance with the Section 302 Requirements, a Form 10-K under the Exchange Act executed by the Depositor, including any certification (the "Certification") required by the Section 302 Requirements, and (iii) any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed on behalf of the Trust Fund under the Exchange Act executed by the Trustee. The Certification shall be executed by a senior officer of the Depositor. Upon such filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information. Prior to making any such filings and certifications, the Trustee shall comply with the provisions set forth in this Section. If permitted by applicable law and unless the Depositor otherwise directs, the Trustee shall file a Form 15 under the Exchange Act as soon as it is able to do so. The Depositor hereby grants to the Trustee a limited power of attorney to execute

(other than the Form 10-Ks and the Certification) and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section.

          (c) The obligations set forth in paragraphs (a) and (b) of this Section shall only apply with respect to periods for which the Trustee is obligated to file Form 8-Ks and 10-Ks pursuant to paragraph (b) of this Section. In the event a Form 15 is properly filed pursuant to paragraph (b) of this Section, there shall be no further obligations under paragraphs (a) and (b) of this Section commencing with the fiscal year in which the Form 15 is filed (other than the obligations in paragraphs (a) and (b) of this Section to be performed in such fiscal year that related back to the prior fiscal year).

          SECTION 3.21. Annual Certificate by Trustee.

          (a) On or before March 15 of each year (commencing in 2006), an officer of the Trustee shall execute and deliver an Officer's Certificate, signed by a Responsible Officer of the Trustee or any officer to whom that officer reports, to the Depositor for the benefit of the Depositor and its officers, directors and affiliates, certifying as to the matters described in the Officer's Certificate attached hereto as Exhibit K.

          (b) The Trustee shall indemnify and hold harmless the Depositor and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Trustee or any of its officers, directors, agents or affiliates of its obligations under this Section 3.21, any material misstatement or omission in the Officer's Certificate required under this Section or the negligence, bad faith or willful misconduct of the Trustee in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Trustee on the one hand and of the Depositor on the other in connection with a breach of the Trustee's obligations under this
Section 3.21, any material misstatement or omission in the Officer's Certificate required under this Section or the Trustee's negligence, bad faith or willful misconduct in connection therewith.

          SECTION 3.22. Annual Certificate by Servicer.

          (a) Within 15 days prior to the date on which a Form 10-K is required to be filed with a Certification by the Depositor, the Servicer shall execute and deliver an Officer's Certificate in the form of Exhibit L attached hereto, signed by the senior officer in charge of servicing of the Servicer or any officer to whom that officer reports, to the Trustee and Depositor for the benefit of the Trustee and Depositor and their respective officers, directors and affiliates.

          (b) The Servicer shall indemnify and hold harmless the Trustee and the Depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under Section 3.17, Section 3.18 and this Section 3.22, any material misstatement or omission in the Officer's Certificate required under this Section or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Trustee and the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 3.22, any material misstatement or omission in the Officer's Certificate required under this Section or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

          SECTION 3.23. Prepayment Charge Reporting Requirements.

          Promptly after each Distribution Date, the Servicer shall provide to the Depositor and the Trustee the following information with regard to each Mortgage Loan that has prepaid during the related Prepayment Period:

          (i) loan number;

          (ii) current Mortgage Rate;

          (iii) current principal balance;

          (iv) original principal balance;

          (v) Prepayment Charge amount due; and

          (vi) Prepayment Charge amount collected.

          SECTION 3.24. Information to the Trustee.

     Two Business Days after the 15th day of each month, but not later than the 18th day of each month, the Servicer shall furnish to the Trustee a monthly remittance advice in the form set forth in Exhibit M-2 (or such other form or forms as the Trustee and the Servicer may from time to time agree) for the period ending on the last Business Day of the preceding month; provided, however, that in the event the 18th day is not a Business Day, the aforementioned reports shall be furnished by the Servicer to the Trustee on the next Business Day; and provided, further, that in the event there are three non-Business Days preceding the 18th day, the Servicer will (a) furnish to the Trustee, on or before the 18th day of the month, the aforementioned reports, which will not include information arising from the related Prepayment Period, and (b) furnish to the Trustee, by 3:00 P.M., Eastern Time, on the next succeeding Business Day after the 18th day, a cumulative version of the aforementioned reports which includes such information arising from the related Prepayment Period.

          SECTION 3.25. Indemnification.

          The Servicer shall indemnify the Sellers, the Trust Fund, the Trustee, the Depositor and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Servicer promptly shall notify the Sellers, the Trustee and the Depositor or any other relevant party if a claim is made by a third party with respect to such party and this Agreement or the Mortgage Loans and, if subject to this indemnification obligation, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall provide the Depositor and the Trustee with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 3.25, and the Servicer shall promptly reimburse itself from the assets of the Trust Fund in the Collection Account for all amounts advanced by it pursuant to the preceding sentence except when and to the extent a determination has been made that the claim in any way relates to the gross negligence, bad faith or willful misconduct of the Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

          SECTION 3.26. Nonsolicitation.

          For as long as the Servicer services the Mortgage Loans, the Servicer covenants that it will not, and that it will ensure that its affiliates and agents will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related Mortgagors. It is understood that the promotions undertaken by the Servicer which are directed to the general public at large, or certain segments thereof, shall not constitute solicitation as that term is used in this Section 3.26.

          SECTION 3.27. High Cost Mortgage Loans.

          In the event that the Servicer reasonably determines that a Mortgage Loan may be a "high cost mortgage loan", "high cost home", "covered", "high cost", "high risk home", "predatory" or similarly classified loan under any applicable state, federal or local law, the Servicer may notify the Depositor and Trustee thereof; the Servicer may terminate its servicing thereof; and such determination shall be deemed to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan and the related Transferor, or the applicable Seller will repurchase the Mortgage Loan within a 30 day period from the date of the notice in the manner described in Section 2.05.

          SECTION 3.28. MI Policies, Claims Under the MI Policies.

          (a) Notwithstanding anything to the contrary elsewhere in this Agreement, the Servicer shall not agree to any modification or assumption of a MI Mortgage Loan or take any other action with respect to an MI Mortgage Loan that could result in denial of coverage under the MI Policy. The Servicer shall notify the MI Insurer that the Trustee, on behalf of the Certificateholders, is the "Insured," as that term is defined in the related MI Policy, of each MI Mortgage Loan insured by the MI Insurer; provided, that such designation is made solely for the purpose of entitling the Trust Fund to receive payments for claims under the MI Policy and the Trustee shall not, except as provided herein, be deemed to assume the obligations of the "Insured" thereunder. The Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the MI Insurer, with a copy to the Trustee, all claims that may be made under the MI Policy with respect to the MI Mortgage Loans. Consistent with all rights and obligations hereunder, the Servicer shall take all actions required under the MI Policy as a condition to the payment of any such claim. Any amount received from the MI Insurer with respect to any MI Mortgage Loan shall be deposited by the Servicer, no later than two Business Days following receipt thereof, into the Collection Account.

                                   ARTICLE IV
                                  DISTRIBUTIONS

          SECTION 4.01. Advances.

          (a) Subject to the conditions of this Article IV, the Servicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. Each such Advance shall be remitted to the Collection Account no later than 4:00 p.m. Eastern Time on the Servicer Advance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If the Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, the Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders, funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Trustee an Officer's Certificate setting forth the basis for such determination. The Servicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon Loan, but the Servicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect the Servicer's obligation under this
Section 4.01 to Advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan. If a Mortgagor does not pay its final Scheduled Payment on a Balloon Loan when due, the Servicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance) a full month of interest (net of the Servicing Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.

          In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any amount held for future distribution has been used by the Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Collection Account to the Certificate Account. In addition, the Servicer shall have the right to reimburse itself for any such Advance from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed. Any funds so applied and transferred pursuant to the previous two sentences shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Servicer Advance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until the earlier of (i) such Mortgage Loan is paid in full, (ii) the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 4.01, (iii) the Servicer determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance as provided in the preceding paragraph or (iv) the date on which such Mortgage Loan becomes 150 days delinquent as set forth below.

          (b) Notwithstanding anything in this Agreement to the contrary (including, but not limited to, Sections 3.01 and 4.01(a) hereof), no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance. The determination by the Servicer that it has made a Non-Recoverable Advance or a Non-Recoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the

Servicer delivered to the Depositor and the Trustee. In addition, the Servicer shall not be required to advance any Relief Act Shortfalls.

          (c) Notwithstanding the foregoing, the Servicer shall not be required to make any Advances for any Mortgage Loan after such Mortgage Loan becomes 150 days delinquent. The Servicer shall identify such delinquent Mortgage Loans in the Servicer Statement referenced in Section 3.24. In addition, the Servicer shall provide the Trustee with an Officer's Certificate listing such delinquent Mortgage Loans and certifying that such loans are 150 days or more delinquent.

          SECTION 4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.

          In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Servicer shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Advance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall; provided that the amount so deposited with respect to any Distribution Date shall be limited to the product of (x) one twelfth of 0.25% per annum and (y) the aggregate Stated Principal Balance of the Mortgage Loans. In case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Trust Fund or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date. Notwithstanding the foregoing, there shall be no reduction of the Servicing Fee in connection with Prepayment Interest Shortfalls related to the Relief Act and the Servicer shall not be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls related to the Relief Act.

          SECTION 4.03. Distributions on the REMIC Interests.

          On each Distribution Date, amounts on deposit in the Certificate Account shall be treated for federal income tax purposes as applied to distributions on the interests in the SWAP REMIC and the Lower Tier REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 4.04.

          SECTION 4.04. Distributions.

          (a) On each Distribution Date, prior to any distributions to the Certificateholders, the Trustee shall pay to the MI Insurer, the MI Insurer Fee for such Distribution Date from Interest Funds then on deposit in the Certificate Account.

          (b) On each Distribution Date, the Trustee shall make the following distributions from the Certificate Account of an amount equal to the Interest Funds remaining after the distributions made pursuant to Section 4.04(a) above in the following order of priority:

               (i) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty;

               (ii) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Trust Fund to the Swap Counterparty (other than any Defaulted Swap Termination Payment);

               (iii) to the Class P Certificates, an amount equal to any Prepayment Charges collected on the Mortgage Loans during the related Prepayment Period and all amounts paid by the Servicer, the Sellers or the Transferors in respect of Prepayment Charges pursuant to this Agreement, the Sale Agreements or the Transfer Agreements, as applicable, and all amounts received in respect of any indemnification paid as a result of a Prepayment Charge being unenforceable in breach of the representations and warranties set forth in a Sale Agreement or the related Transfer for the related Prepayment Period;

               (iv) to each class of the Class A Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carry Forward Amount with respect to the Class A Certificates, such amount will be distributed pro rata among each Class of the Class A Certificates based on the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Class A Certificates to
(y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates;

               (v) to the Class M-1 Certificates, the Class M-1 Current Interest and any Class M-1 Interest Carry Forward Amount;

               (vi) to the Class M-2 Certificates, the Class M-2 Current Interest and any Class M-2 Interest Carry Forward Amount;

               (vii) to the Class M-3 Certificates, the Class M-3 Current Interest and any Class M-3 Interest Carry Forward Amount;

               (viii) to the Class M-4 Certificates, the Class M-4 Current Interest and any Class M-4 Interest Carry Forward Amount;

               (ix) to the Class M-5 Certificates, the Class M-5 Current Interest and any Class M-5 Interest Carry Forward Amount;

               (x) to the Class M-6 Certificates, the Class M-6 Current Interest and any Class M-6 Interest Carry Forward Amount;

               (xi) to the Class B-1 Certificates, the Class B-1 Current Interest and any Class B-1 Interest Carry Forward Amount;

               (xii) to the Class B-2 Certificates, the Class B-2 Current Interest and any Class B-2 Interest Carry Forward Amount;

               (xiii) to the Class B-3 Certificates, the Class B-3 Current Interest and any Class B-3 Interest Carry Forward Amount; and

               (xiv) any remainder pursuant to Section 4.04(f) hereof.

          On each Distribution Date, subject to the proviso in (iv) above, Interest Funds received on the Group One Mortgage Loans will be deemed to be distributed to the Class R, Class A-1A and Class A-1B Certificates and Interest Funds received on the Group Two Mortgage Loans will be deemed to be distributed to the Class A-2A, Class A-2B and Class A-2C Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such class of Certificates for such Distribution Date has been paid in full. Thereafter, Interest Funds not required for such distributions are available to be applied if necessary, to the class or classes of Certificates that are not related to such group of Mortgage Loans.

          (c) [RESERVED]

          (d) On each Distribution Date, the Trustee shall, to the extent of funds then available, make the following distributions from the Certificate Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 4.04(b) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

               (i) to the Class A Certificates, the Class A Principal Distribution Amount will be distributed as follows:

               (A) the Group One Principal Distribution Amount will be distributed as follows: (1) if no Class A-1 Trigger Event has occurred, and the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates has not been reduced to zero, the Group One Principal Distribution Amount will be distributed as follows: first, to the Class R Certificate until its Certificate Principal Balance has been reduced to zero, and second, pro rata to the Class A-1A and Class A-1B Certificates, based on their relative Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero and (2) if a Class A-1 Trigger Event has occurred, or the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates has been reduced to zero, the Group One Principal Distribution Amount will be distributed sequentially to the Class R, Class A-1A and Class A-1B Certificates, until the Certificate Principal Balance of each such class has been reduced to zero; and

               (B) the Group Two Principal Distribution Amount will be distributed sequentially to the Class A-2A, Class A-2B and Class A-2C Certificates until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates has been reduced to zero, any principal distributions allocated to the Class A-2A, Class A-2B, and Class A-2C Certificates are required to be allocated pro rata among such classes of Certificates, based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero;

               (ii) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

               (iii) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

               (iv) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

               (v) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

               (vi) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;

               (vii) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount;

               (viii) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

               (ix) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

               (x) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount; and

               (xi) any remainder pursuant to Section 4.04(f) hereof.

          (e) [RESERVED]

          (f) On each Distribution Date, the Trustee shall, to the extent of funds then available, make the following distributions up to the following amounts from the Certificate Account of the remainders pursuant to Section 4.04(b)(xiv) and (d)(xi) hereof and each such distribution shall be made only after all distributions pursuant to Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

               (i) for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

               (ii) to the Class M-1 Certificates, the Class M-1 Unpaid Realized Loss Amount;

               (iii) to the Class M-2 Certificates, the Class M-2 Unpaid Realized Loss Amount;

               (iv) to the Class M-3 Certificates, the Class M-3 Unpaid Realized Loss Amount;

               (v) to the Class M-4 Certificates, the Class M-4 Unpaid Realized Loss Amount

               (vi) to the Class M-5 Certificates, the Class M-5 Unpaid Realized Loss Amount;

               (vii) to the Class M-6 Certificates, the Class M-6 Unpaid Realized Loss Amount;

               (viii) to the Class B-1 Certificates, the Class B-1 Unpaid Realized Loss Amount;

               (ix) to the Class B-2 Certificates, the Class B-2 Unpaid Realized Loss Amount;

               (x) to the Class B-3 Certificates, the Class B-3 Unpaid Realized Loss Amount;

               (xi) to the Class A, Class M and Class B Certificates, on a pro rata basis, based upon outstanding Floating Rate Certificate Carryover for each such Class, the Floating Rate Certificate Carryover for each Class; and

               (xii) the remainder pursuant to Section 4.04(g) hereof.

          (g) on each Distribution Date, the Trustee shall allocate the remainders pursuant to Section 4.04(f)(xii) as follows:

               (i) to the Supplemental Interest Trust any Defaulted Swap Termination Payment;

               (ii) to the Class C Certificates in the following order of priority, (A) the Class C Current Interest, (B) the Class C Interest Carry Forward Amount, (C) as principal on the Class C Certificate until the Certificate Principal Balance of the Class C Certificates has been reduced to zero and (D) the Class C Unpaid Realized Loss Amount; and

               (iii) the remainder pursuant to Section 4.04(h) hereof.

          (h) On each Distribution Date, the Trustee shall allocate the remainder pursuant to Section 4.04(g)(iii) hereof (i) to the Trustee to reimburse amounts or pay indemnification amounts owing to the Trustee from the Trust Fund pursuant to Section 8.06 and (ii) to the Class R Certificate and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

          (i) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Trustee shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Class C Certificates and the Subordinated Certificates in the following order of priority:

               (i) to the Class C Certificates, until the Class C Certificate Principal Balance is reduced to zero;

               (ii) to the Class B-3 Certificates until the Class B-3 Certificate Principal Balance is reduced to zero;

               (iii) to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance is reduced to zero;

               (iv) to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

               (v) to the Class M-6 Certificates until the Class M-6 Certificate Principal Balance is reduced to zero;

               (vi) to the Class M-5 Certificates until the Class M-5 Certificate Principal Balance is reduced to zero;

               (vii) to the Class M-4 Certificates until the Class M-4 Certificate Principal Balance is reduced to zero;

               (viii) to the Class M-3 Certificates until the Class M-3 Certificate Principal Balance is reduced to zero;

               (ix) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

               (x) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

          (j) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

          In accordance with this Agreement, the Servicer shall prepare and deliver a report (the "Remittance Report") to the Trustee in the form of a computer readable magnetic tape (or by such other electronic means as the Servicer and the Trustee may agree from time to time) containing such data and information as to permit the Trustee to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date. The Trustee will prepare the Monthly Report based solely upon the information received from the Servicer.

          (k) The Trustee is hereby directed by the Depositor to execute the Cap Contract on behalf of the Trust Fund in the form presented to it by the Depositor and shall have no responsibility for the contents, adequacy or sufficiency of the Cap Contract, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee under the Cap Contract at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in the Cap Contract, the Trustee shall not be required to make any payments to the counterparty under the Cap Contract. Any payments received under the terms of the Cap Contract will be available to pay the holders of the Offered Certificates (other than holders of the Class B-2 Certificates and Class B-3 Certificates) up to the amount of any Floating Rate Certificate Carryover remaining after the application of Section 4.04(f)(xi) on such Distribution Date; provided, however, that payments received on the Cap Contract will not be used to pay any Floating Rate Certificate Carryover that results from a failure to allocate Applied Realized Loss Amounts to the Class A Certificates. Any amounts in the Cap Contract Account on any Distribution Date in excess of amounts required, subject to the restrictions set forth in the preceding sentence, to pay outstanding Floating Rate Certificate Carryovers (other than with respect to the Class B-2 and Class B-3 Certificates) on such Distribution Date will be distributed to the holders of the Class C Certificates. Payments from the Cap Contract Account in respect of the Floating Rate Certificate Carryovers shall, subject to the limitations set forth in the second preceding sentence of this Section 4.04(k), be paid to the Class A, Class M and Class B Certificates (other than the Class B-2 and Class B-3 Certificates) in accordance with the provisions of Section 4.04(f)(xi) hereof.

          For any Distribution Date on which there is a payment under the Cap Contract based on a notional balance in excess of the aggregate Certificate Principal Balance of the Offered Certificates, the amount representing such excess payment, to the extent not otherwise used to pay Floating Rate Certificate Carryovers, shall not be an asset of the Trust Fund and, instead, shall be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class C Certificates and shall be distributed to the Class C Certificates.

               (i) On or prior to the Cap Contract Termination Date, amounts, if any, received by the Trustee for the benefit of the Trust Fund in respect of the Cap Contract shall be deposited by the Trustee into the Cap Contract Account. With respect to any Distribution Date on or prior to the Cap Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the Cap Contract will equal the product of (i) the excess of (x) One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to the rate with respect to such Distribution Date as shown under the heading "Upper Collar" in the Cap Tables), over (y) the rate with respect to such Distribution Date as shown under the heading "Lower Collar" in the Cap Tables,
(ii) an amount equal to the Cap Contract Notional Balance and (iii) the number of days in such Accrual Period, divided by 360.

               (ii) Amounts on deposit in the Cap Contract Account will remain uninvested pending distribution to Certificateholders.

               (iii) The Cap Contract is scheduled to remain in effect until the Cap Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty (after a grace period of three Local Business Days, as defined in the Cap Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the Cap Contract, the failure by the Cap Contract Counterparty or the Trustee (after a cure period of 20 days after notice of such failure is received) to perform any other agreement made by it under the Cap Contract, the termination of the Trust Fund and the Cap Contract becoming illegal or subject to certain kinds of taxation.

          (l) On the Closing Date, the Supplemental Interest Trust shall be established and maintained pursuant to this Agreement, as a separate trust, the corpus of which shall be held by the Trustee for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund. The Supplemental Interest Trust shall be an Eligible Account, and funds deposited therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. In no event shall any funds deposited in the Supplemental Interest Trust be credited to or made available to any other account of the Trust Fund. The records of the Trustee shall at all times reflect that the Supplemental Interest Trust is a subtrust of the Trust Fund, the assets of which are segregated from other assets of the Trust Fund.

          The Trustee shall enforce all of the rights of the Trust Fund and exercise any remedies under the Swap Agreement and, in the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined therein), find a replacement counterparty to enter into a replacement swap agreement utilizing the amounts of the net Swap Termination Payments received.

          Any Swap Termination Payment received by the Trustee shall be deposited in the Supplemental Interest Trust and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Counterparty.

          Notwithstanding anything contained herein, in the event that a replacement swap agreement cannot be obtained within 30 days after receipt by the Trustee of the Swap Termination Payment paid by the terminated Swap Counterparty, the Trustee shall deposit such Swap Termination Payment into a separate, segregated non-interest bearing subtrust established by the Trustee and the

Trustee shall, on each Distribution Date following receipt of such Swap Termination Payment, withdraw from such subtrust, an amount equal to the Net Swap Payment, if any, that would have been paid to the Trust Fund by the original Swap Counterparty (computed in accordance with the original Swap Agreement, a form of which is attached hereto as Exhibit Q) and distribute such amount in accordance with Section 4.04 of this Agreement. Any such subtrust shall not be an asset of any REMIC. Any amounts remaining in such subtrust shall be distributed to the holders of the Class C Certificates on the Distribution Date following the earlier of (i) the termination of the Trust Fund pursuant to
Section 9.01 and (ii) November 25, 2010.

          On any Distribution Date, any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of, or any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into, the Supplemental Interest Trust. The Supplemental Interest Trust will not be an asset of any REMIC. Funds in the Supplemental Interest Trust shall be distributed in the following order of priority by the Trustee:

               (i) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date;

               (ii) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

               (iii) to each class of the Class A Certificates, on a pro rata basis, any Current Interest and any Interest Carry Forward Amount with respect to such class to the extent unpaid;

               (iv) sequentially, to the Class M-1 Certificates on a pro rata basis, the Class M-2 Certificates on a pro rata basis, the Class M-3 Certificates on a pro rata basis, the Class M-4 Certificates on a pro rata basis, the Class M-5 Certificates on a pro rata basis, the Class M-6 Certificates on a pro rata basis, the Class B-1 Certificates on a pro rata basis, the Class B-2 Certificates on a pro rata basis and the Class B-3 Certificates on a pro rata basis, in that order, any Current Interest for such class to the extent unpaid;

               (v) to the Class A, Class R, Class M and Class B Certificates, to pay principal as described and in the same manner and order of priority as set forth in Sections 4.04(d)(i) through 4.04(d)(x) in order to restore any previously attained levels of the Overcollateralization Amount, and after giving effect to distributions from Principal Distribution Amount for each such Class;

               (vi) sequentially, to the Class M-1 Certificates on a pro rata basis, the Class M-2 Certificates on a pro rata basis, the Class M-3 Certificates on a pro rata basis, the Class M-4 Certificates on a pro rata basis, the Class M-5 Certificates on a pro rata basis, the Class M-6 Certificates on a pro rata basis, the Class B-1 Certificates on a pro rata basis, the Class B-2 Certificates on a pro rata basis and the Class B-3 Certificates on a pro rata basis, in that order, any Interest Carry Forward with respect to such class to the extent unpaid;

               (vii) sequentially, to the Class M-1 Certificates on a pro rata basis, the Class M-2 Certificates on a pro rata basis, the Class M-3 Certificates on a pro rata basis, the Class M-4 Certificates on a pro rata basis, the Class M-5 Certificates on a pro rata basis, the Class M-6 Certificates on a pro rata basis, the Class B-1 Certificates on a pro rata basis, the Class B-2 Certificates on a pro rata basis and the Class B-3 Certificates on a pro rata basis, in that order, any Unpaid Realized Loss Amount for such class to the extent unpaid;

               (viii) to the Class A, Class R, Class M and Class B Certificates, on a pro rata basis, any Floating Rate Certificate Carryover to the extent not paid based on the amount of such unpaid Floating Rate Certificate Carryover;

               (ix) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty to the extent not already paid; and

               (x) to the Class C Certificates any remaining amount.

          Upon termination of the Trust Fund, any amounts remaining in the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 4.04(l).

          (m) With respect to the failure of the Swap Counterparty to perform any of its obligations under the Swap Agreement, the breach by the Swap Counterparty of any of its representations and warranties made pursuant to the Swap Agreement, or the termination of the Swap Agreement, the Trustee shall send any notices and make any demands required hereunder.

          SECTION 4.05. Monthly Statements to Certificateholders.

          (a) Not later than each Distribution Date based solely on information provided by the Servicer, the Trustee shall prepare and make available on its website located at www.ctslink.com to each Holder of a Class of Certificates of the Trust Fund, the Servicer, the Rating Agencies and the Depositor a statement setting forth for the Certificates:

               (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution Amount, if any, and (D) the aggregate amount of Prepayment Charges, if any;

               (ii) the amount of such distribution to Holders of each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

               (iii) any Interest Carryforward Amount for each Class of the Offered Certificates;

               (iv) the Class Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

               (v) the Pool Stated Principal Balance for such Distribution Date;

               (vi) the amount of the Servicing Fee paid to or retained by the Servicer, and any amounts constituting reimbursement or indemnification of the Servicer;

               (vii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

               (viii) the amount of Advances included in the distribution on such Distribution Date;

               (ix) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to Group One Mortgage Loans and Group Two Mortgage Loans;

               (x) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to Group One Mortgage Loans and Group Two Mortgage Loans;

               (xi) the number and aggregate principal amounts of Mortgage Loans
(A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days,
(2) 61 to 90 days, (3) 91 to 120 days, (4) 121 to 150 days, (5) 151 to 180 days and (6) 181 or more days, and (B) in foreclosure and Delinquent (1) 31 to 60 days, (2) 61 to 90 days, (3) 91 to 120 days, (4) 121 to 150 days, (5) 151 to 180 days and (6) 181 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to Group One Mortgage Loans and Group Two Mortgage Loans;

               (xii) the total number and principal balance of any REO Properties as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to Group One Mortgage Loans and Group Two Mortgage Loans;

               (xiii) the aggregate Stated Principal Balance of all Liquidated Loans as of the preceding Distribution Date, in the aggregate and with respect to Group One Mortgage Loans and Group Two Mortgage Loans;

               (xiv) whether a Stepdown Trigger Event or Class A-1 Trigger Event has occurred and is in effect;

               (xv) with respect to each Class of Certificates, any Interest Carry Forward Amount with respect to such Distribution Date for each such Class, any Interest Carry Forward Amount paid for each such Class and any remaining Interest Carry Forward Amount for each such Class;

               (xvi) with respect to each Class of Certificates, any Floating Rate Certificate Carryover with respect to such Distribution Date for each such Class, any Floating Rate Certificate Carryover paid for each such Class and any remaining Floating Rate Certificate Carryover for each such Class;

               (xvii) the number and Stated Principal Balance (as of the preceding Distribution Date) of any Mortgage Loans which were purchased or repurchased during the preceding Due Period and since the Cut-off Date;

               (xviii) the number of Mortgage Loans for which Prepayment Charges were received during the related Prepayment Period and, for each such Mortgage Loan, the amount of Prepayment Charges received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date;

               (xix) as of each Distribution Date, the amount, if any, to be deposited in the Certificate Account pursuant to the Cap Contract as described in Section 4.04(k) and the amount thereof to be paid to the Class A, Class M and Class B Certificates described in Section 4.04(k) hereof;

               (xx) the amount and purpose of any withdrawal from the Collection Account pursuant to Section 3.08(a)(v);

               (xxi) the amount of any payments to each Class of Certificates that are treated as payments received in respect of a REMIC Regular Interest or REMIC "residual interest" and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC Regular Interest or REMIC "residual interest";

               (xxii) as of each Distribution Date, the amount, if any, to be deposited in the Supplemental Interest Trust pursuant to the Swap Agreement as described in Section 4.04(l) and the amount thereof to be paid to the Certificates; and

               (xxiii) the amount of the MI Insurer Fee paid to the MI Insurer;

               (xxiv) the number and aggregate Stated Principal Balance of Mortgage Loans covered by the MI Policy as of the end of the related Due Period; and

               (xxv) (A) the amount of any claims paid by the MI Insurer pursuant to the MI Policy with respect to principal, (B) the amount of any claims paid by the MI Insurer pursuant to the MI Policy with respect to interest, and (C) solely to the extent provided by the Servicer, the amount of any claims made under the MI Policy and the amount of any claims rejected under the MI Policy, each as of such Distribution Date.

          (b) The Trustee will make the Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, other parties to this Agreement and any other interested parties via the Trustee's Internet website. The Trustee's Internet website shall initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

          The Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

          (c) Reserved;

          (d) If so requested in writing within a reasonable period of time after the end of each calendar year, the Trustee shall make available on its website or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder of record, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

          (e) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificate the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificate with respect to the following matters: The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

               (i) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

               (ii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

               (iii) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

               (iv) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

               (v) The amount and timing of any non-interest expenses of the REMICs; and

               (vi) Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

          The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.12.

                                    ARTICLE V
                                THE CERTIFICATES

          SECTION 5.01. The Certificates.

     The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

           Minimum     Integral Multiples in   Original Certificate
Class   Denomination     Excess of Minimum       Principal Balance
-----   ------------   ---------------------   --------------------
A-1A     $25,000.00            $1.00               $236,060,000
A-1B     $25,000.00            $1.00               $ 59,015,000
A-2A     $25,000.00            $1.00               $182,537,000
A-2B     $25,000.00            $1.00               $ 83,008,000

           Minimum     Integral Multiples in   Original Certificate
Class   Denomination     Excess of Minimum       Principal Balance
-----   ------------   ---------------------   --------------------
A-2C     $25,000.00            $1.00               $ 21,065,000
M-1      $25,000.00            $1.00               $ 65,912,000
M-2      $25,000.00            $1.00               $ 24,131,000
M-3      $25,000.00            $1.00               $  7,563,000
M-4      $25,000.00            $1.00               $ 11,885,000
M-5      $25,000.00            $1.00               $  7,203,000
M-6      $25,000.00            $1.00               $  4,682,000
B-1      $25,000.00            $1.00               $  6,483,000
B-2      $25,000.00            $1.00               $  3,601,000
B-3      $25,000.00            $1.00               $  3,601,000
C                (1)              (1)                       100%
R        $   100.00              N/A               $        100
P                (2)              (2)                        (2)

----------
(1) The Class C Certificates shall not have minimum dollar denominations or certificate notional amounts and shall be issued in a minimum percentage interest of 25%. The initial Overcollateralization Amount is $3,606,902.66.

(2) The Class P Certificates shall not have minimum dollar denominations or Certificate Principal Balances and shall be issued in a minimum percentage interest of 25%.

          The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

          SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

          (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

          At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

          No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by a Trustee in accordance with such Trustee's customary procedures.

          No Transfer of a Class C or Class P Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class C or Class P Certificate by Merrill Lynch & Co. or, in connection with any transfers of a Class C or Class P Certificate to the indenture trustee under an Indenture pursuant to which NIM Notes are issued) each certify to the Trustee in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit F (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter") or
(ii) there shall be delivered to the Trustee an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Trustee. The Depositor shall provide to any Holder of a Class C or Class P Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Trustee regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class C or Class P Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

          By acceptance of a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will only transfer such a Certificate as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Depositor, the Trustee and any of their respective successors that: (i) such Person is not a "U.S. person" within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S),
(y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

          No transfer of a Certificate that is neither an ERISA Restricted Certificate nor a Class R Certificate shall be registered unless the transferee provides the Trustee with a representation that either (i) such transferee is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to
Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, the acquisition and holding of the Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.

          No transfer of an ERISA Restricted Certificate or a Class R Certificate will be registered unless the Trustee has received (I) a representation that the transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or any Person directly or indirectly acquiring such Certificate for, on behalf of, or with any assets of any such plan (collectively, "Plan"), or (II) solely in the case of an ERISA Restricted Certificate, (A) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that such transferee is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60 and the acquisition and holding of the Certificate is covered and exempt under Sections I and III of PTCE 95-60 (in the case of any ERISA Restricted Certificate other than Class C Certificates or Class P Certificates, after the termination of the Swap Agreement), or (B) solely in the case of any such Certificate that is a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or
Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor.

          Except in the case of a Definitive Certificate, the representations as set forth in the two immediately preceding paragraphs of this Subsection 5.02(a), other than clause (II)(B) in the immediately preceding paragraph, shall be deemed to have been made to the Trustee by the transferee's acceptance of the Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Certificate).

          Notwithstanding any other provision herein to the contrary, any purported transfer of Certificate to or on behalf of a Plan without the delivery to the Trustee of a representation or an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect. The Trustee shall not be under any liability to any Person for any registration or transfer of any Certificate that is in fact not permitted by this Section 5.02(a), nor shall the Trustee be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any Certificate that held such Certificate in violation of this Section 5.02(a) all payments made on such Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

          (b) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (ii) No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph
(a) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Trustee prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(b)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

               (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of Section 7701 of the Code) unless such person furnishes the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Trustee consents to such transfer, sale or other disposition in writing.

               (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(b) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(b), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(a) and this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

               (v) At the option of the Holder of the Class R Certificate, the Class LTR Interest and the residual interest in the Upper Tier REMIC may be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to a Pass-Through Rate on the Class R Certificate in excess of the REMIC Pass-Through Rate); provided, however, that such separate certification may not occur until the Trustee receive an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Trust Fund or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(a) and (b) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class LTR Interest and the Residual Interest in the Upper Tier REMIC shall be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to a Pass-Through Rate on the Class R Certificate in excess of the REMIC Pass-Through Rate).

          The restrictions on Transfers of a Class R Certificate set forth in this Section 5.02(b) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

          (c) The transferor of the Class R Certificate shall notify the Trustee in writing upon the transfer of the Class R Certificate.

          (d) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Trust Fund, the Depositor or the Trustee.

          SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (a) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

          SECTION 5.04. Persons Deemed Owners.

          The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee, nor any agent of the Trustee shall be affected by any notice to the contrary.

          SECTION 5.05. Access to List of Certificateholders' Names and
     Addresses.

          If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

          SECTION 5.06. Book-Entry Certificates.

          The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Class C, Class P and Class R Certificates shall be Definitive Certificates (as defined below). The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08:

          (a) the provisions of this Section shall be in full force and effect;

          (b) the Depositor and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

          (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

          (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

          (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

          (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

          (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

          For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

          SECTION 5.07. Notices to Depository.

          Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

          SECTION 5.08. Definitive Certificates.

          If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Trustee that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor, (b) the Depositor notifies the Trustee and the Depository of its intent to terminate the book entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Book-Entry Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

          SECTION 5.09. Maintenance of Office or Agency.

          The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Client Services Manager - Merrill Lynch Mortgage Investors Trust, Series 2005-HE2 as offices for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

          SECTION 5.10. [RESERVED].

                                   ARTICLE VI
                         THE DEPOSITOR AND THE SERVICER

          SECTION 6.01. Respective Liabilities of the Depositor and the
     Servicer.

          The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

          SECTION 6.02. Merger or Consolidation of the Depositor and the Servicer.

          Except as provided in the next paragraph, the Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or banking association under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

          SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others.

          None of the Depositor, the Servicer nor any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense, incurred in connection with the performance of their duties under this agreement or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than (i) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or (ii) which does not constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that either the Depositor or the Servicer in its discretion may undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided by Section 3.08 hereof.

          SECTION 6.04. Limitation on Resignation of Servicer.

          The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer reasonably acceptable to the Trustee is appointed and has assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder. Any such resignation shall not relieve the Servicer of any of the obligations specified in Section 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer.

          SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds.

          The Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for Persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee, upon request, with copies of such policies and fidelity bond or a certification from the insurance provider evidencing such policies and fidelity bond. In the event that any such policy or bond ceases to be in effect, the Servicer shall use its reasonable commercial efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement.

                                   ARTICLE VII
                        DEFAULT; TERMINATION OF SERVICER

          SECTION 7.01. Events of Default.

          "Event of Default," wherever used herein, means any one of the following events:

               (i) any failure by the Servicer to deposit in the Collection Account or the Certificate Account or remit to the Trustee (a) any payment (excluding Advances) required to be made under the terms of this Agreement, which failure shall continue unremedied for three Business Days or (b) Advances required to be made under Section 4.01 hereof, which failure shall continue unremedied as of 3:00 p.m. New York City Time on the Business Day immediately prior to the related Distribution Date, or

               (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

               (iv) consent by the Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

               (v) admission by a Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (vi) any failure by the Servicer to duly perform, within the required time period, its obligations under Sections 3.17, 3.18 and 3.22 of this Agreement, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement.

          If an Event of Default shall occur with respect to the Servicer pursuant to subsection (i) of this Section 7.01, the Trustee shall by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default shall occur with respect to the Servicer pursuant to subsection (ii) - (vi) of this Section 7.01, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, the Trustee may, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Servicer of any such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. To the extent the Event of Default resulted from the failure of the Servicer to make a required Advance, the Trustee shall thereupon make any Advance described in Section 4.01 hereof subject to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the

Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The Servicer and the Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default or an event that, with notice, passage of time, other action or any combination of the foregoing would be an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

          Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Section 3.08(a), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

          SECTION 7.02. Trustee to Act; Appointment of Successor.

          On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in
Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, subject to the last paragraph of Section 7.01, the Trustee shall be entitled to all fees, compensation and reimbursement for costs and expenses that the Servicer would have been entitled to hereunder if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor Servicer shall be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee shall have consented thereto and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

          Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

          SECTION 7.03. Notification to Certificateholders.

          (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Depositor and to each Rating Agency.

          (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

          SECTION 8.01. Duties of the Trustee.

          The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee shall, at the written direction of the majority of the Certificateholders, or may, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall notify the person providing such Agreement of such non-conformance, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders and take such further action as directed by the Certificateholders.

          No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

               (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

               (ii) the Trustee shall not, individually or as Trustee, be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless the Trustee was negligent or acted in bad faith or with willful misfeasance; and

               (iii) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in accordance with this Agreement relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

          SECTION 8.02. Certain Matters Affecting the Trustee.

          (a) Except as otherwise provided in Section 8.01:

               (i) the Trustee may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel of its choice and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;


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

               (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, accountants, attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, custodian, accountant, attorney or independent contractor appointed with due care by it hereunder;

               (vi) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

               (vii) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

               (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

               (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless the Certificateholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

               (x) if requested by the Servicer, the Trustee may appoint the Servicer as the Trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and the Servicer. The Trustee shall have no liability for any action or inaction of the Servicer in connection with such power of attorney and the Trustee shall be indemnified by the Servicer for all liabilities, costs and expenses incurred by the Trustee in connection with the Servicer's use or misuse of such powers of attorney; and

               (xi) the Trustee may rely on the sole judgment of the Depositor in determining whether "Eligible Collateral" (as defined in the Cap Contract) has been delivered in an amount equal to the "Exposure" (as defined in the Cap Contract) as contemplated by Section 4(10) of the Cap Contract. The Trustee shall not be liable, individually or as Trustee, for any action relating to the determination of whether collateral delivered pursuant to the sentence above constitutes "Eligible Collateral."

          (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement. The Trustee shall have no duty (A) to record, file or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to undertake any rerecording, refiling or redepositing, as applicable, thereof, (B) to establish or maintain any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund.


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

          (c) The Trustee is hereby directed to execute and deliver on behalf of the Trust Fund any letter agreements relating to the MI Policy.

          SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

          The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement, of any Mortgage Loan, or of any related document other than with respect to the execution and authentication of the Certificates, if the Trustee executed or authorized the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Certificate Account by the Depositor or the Servicer.

          SECTION 8.04. Trustee May Own Certificates.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it was not the Trustee.

          SECTION 8.05. Trustee's Fees and Expenses.

          The Trustee shall be entitled to compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee.

          SECTION 8.06. Indemnification and Expenses of Trustee.

          (a) The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created hereunder and (ii) the performance of their respective duties hereunder, including any applicable fees and expenses payable hereunder, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

               (i) with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Trust Fund of the obligation to indemnify the Trustee; however, any reasonable delay by the Trustee to provide written notice to the Depositor and the Holders promptly after the Trustee shall have obtained knowledge of a claim shall not relieve the Trust Fund of the obligation to indemnify the Trustee under this
Section 8.06;

               (ii) while maintaining control over its own defense, the Trustee shall reasonably cooperate and consult with the Depositor in preparing such defense;

               (iii) notwithstanding anything to the contrary in this Section 8.06, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld or delayed; and


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

               (iv) indemnification therefor would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).

          The provisions of this Section 8.06 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

          (b) The Trustee shall be entitled to all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses, disbursements and advances that either (i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

          (c) The Trustee's right to indemnification and reimbursement shall be subject to a cap of $300,000 in the aggregate in any calendar year, excluding
(i) any Servicing Transfer Costs and (ii) any costs, damages or expenses incurred by the Trustee in connection with any "high cost" home loans or any predatory or abusive lending laws, which amounts shall in no case be subject to any such limitation; provided, however, that such cap shall apply only if NIM Notes have been issued and shall cease to apply after the date on which any NIM Notes are paid in full; provided further, however, that amounts incurred by the Trustee in excess of such annual limit in any calendar year shall be payable to the Trustee in succeeding calendar years, subject to such annual limit for each applicable calendar year. Any amounts reimbursable hereunder not in excess of this cap may be withdrawn by the Trustee from the Certificate Account at any time.

          SECTION 8.07. Eligibility Requirements for Trustee.

          The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor and its respective Affiliates; provided, however, that such corporation cannot be an Affiliate of the Servicer other than the Trustee in its role as successor to the Servicer.

          SECTION 8.08. Resignation and Removal of Trustee.

          The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to Section 8.09, such resignation is to take effect, and
(2) acceptance of appointment by a successor trustee


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

in accordance with Section 8.09 and meeting the qualifications set forth in
Section 8.07. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 hereof and shall fail to resign after written request thereto by the Depositor or (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Servicer and one copy of which shall be delivered to the successor trustee.

          The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates, upon failure of the Trustee to perform its obligations hereunder, may at any time remove the Trustee and the Depositor shall appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09 hereof.

          SECTION 8.09. Successor Trustee.

          Any successor trustee appointed as provided in Section 8.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

          No successor trustee shall accept appointment as provided in this
Section 8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

          Upon acceptance of appointment by a successor trustee as provided in this Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.


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

          SECTION 8.10. Merger or Consolidation of Trustee.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.07 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

          SECTION 8.11. Appointment of Co-Trustee or Separate Trustee.

          Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.11, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be compensated by the Trust Fund and subject to the written approval of the Servicer. The Trustee shall not be liable for the actions of any co-trustee appointed with due care; provided that the appointment of a co-trustee shall not relieve the Trustee of its obligations hereunder. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.09.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.


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

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 8.12. Tax Matters.

          (a) It is intended that each of the REMICs provided for herein REMIC shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the REMICs provided for herein, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the REMICs provided for herein; (c) make or cause to be made elections, on behalf of each of the REMICs provided for herein to be treated as a REMIC on the federal tax return of such REMICs for their first taxable years (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the REMICs provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions; (g) not knowingly or


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

intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (h) pay, from the sources specified in the last paragraph of this Section 8.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the REMICs provided for herein prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) sign or cause to be signed federal, state or local income tax or information returns; (j) maintain records relating to each of the REMICs provided for herein, including but not limited to the income, expenses, assets and liabilities of each of the REMICs provided for herein, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.

          In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

          In the event that any tax is imposed on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the any of such REMICs as defined in Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement or as a result of the location of the Trustee, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or as a result of the location of such other party or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses
(i) or (ii), any such tax will be paid first with amounts (other than amounts received by the Trust Fund as a payment on the Cap Contract or amounts received by the Supplemental Interest Trust as a payment on the Swap Agreement) otherwise to be distributed to the Class R Certificateholders (pro rata) pursuant to
Section 4.04, and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority (other than amounts received by the Supplemental Interest Trust as a payment on the Swap Agreement): first, to the Class C Certificates (pro rata), second to the Class B-3 Certificates (pro rata), third to the Class B-2 Certificates (pro rata), fourth, to the Class B-1 Certificates (pro rata), fifth, to the Class M-6 Certificates (pro rata), sixth to the Class M-5 Certificates (pro rata), seventh to the Class M-4 Certificates (pro rata), eighth to the Class M-3 Certificates (pro rata), ninth to the Class M-2

Certificates (pro rata), tenth to the Class M-1 Certificates (pro rata), and eleventh to the Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificate, the Trustee is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificate (and, if necessary, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

          (b) Each of the Depositor and the Trustee agrees not to knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

                                   ARTICLE IX
                                   TERMINATION

          SECTION 9.01. Termination upon Liquidation or Repurchase of all Mortgage Loans.

          (a) Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) an Optional Termination and
(b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

          (b) On or before the Determination Date following the Initial Optional Termination Date, the Trustee shall attempt to terminate the Trust Fund by conducting an auction of all of the Mortgage Loans and REO Properties via a solicitation of bids from at least three (3) bidders, each of which shall be a nationally recognized participant in mortgage finance (the "Auction"). In addition, the Trustee will also solicit a bid from each Holder of a Class C Certificate. The Depositor and the Trustee agree to work in good faith to develop bid procedures in advance of the Initial Optional Termination Date to govern the operation of the Auction. The Trustee shall be entitled to retain an investment banking firm and/or other agents in connection with the Auction, the cost of which shall be included in the Optional Termination Price (unless an Optional Termination does not occur in which case such costs shall be an expense of the Trust Fund). The Trustee shall accept the highest bid received at the Auction; provided that the amount of such bid equals or exceeds the Optional Termination Price. The Trustee shall determine the Optional Termination Price based upon information provided by (i) the Servicer with respect to the amounts described in clauses (A) and (B) of the definition of "Optional Termination Price" (other than Trustee expenses), (ii) the Depositor with respect to the information described in clause (C) of the definition of "Optional Termination Price." The Trustee may conclusively rely upon the information provided to it in accordance with the immediately preceding sentence and shall not have any liability for the failure of any party to provide such information.

          If an Optional Termination does not occur as a result of the Auction's failure to achieve the Optional Termination Price, the Servicer may, on any Distribution Date following such Auction, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. In the event that the Auction fails to achieve the Optional Termination Price, the Servicer may, on the first Distribution Date following such Auction, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. In connection with such termination, the Optional Termination Price shall be delivered to the Trustee no later than the Business Day immediately preceding the related Distribution Date. Notwithstanding anything to the contrary herein, the Optional Termination Amount paid to the Trustee by the winning bidder at the Auction or by the Servicer shall be deposited by the Trustee directly into the Certificate Account immediately upon receipt. Upon any termination as a result of an Auction, the Trustee shall, out of the Optional Termination Amount deposited into the Certificate Account, (x) reimburse the Trustee for its costs and expenses necessary to conduct the Auction and any other unreimbursed amounts owing to it and (y) pay to the Servicer, the aggregate amount of any unreimbursed out-of-pocket costs and expenses owed to the Servicer and any unpaid or unreimbursed Servicing Fees, Advances and Servicing Advances.

          (c) Notwithstanding anything to the contrary in clause (b) above, in the event that the Trustee receives the written opinion of a nationally recognized participant in mortgage finance acceptable to the Sellers that the Mortgage Loans and REO Properties to be included in the Auction will not be saleable at a price sufficient to achieve the Optional Termination Price, the Trustee need not conduct the Auction. In such event, the Servicer shall have the option to purchase the Mortgage Loans and REO Properties at the Optional Termination Price as of the Initial Optional Termination Date.

          SECTION 9.02. Final Distribution on the Certificates.

          If on any Determination Date, (i) the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall send a final distribution notice promptly to each Certificateholder or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Trustee specified in such notice.

          Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed no later than the last calendar day of the month immediately preceding the month of such final distribution (or with respect to an Auction, mailed no later than one Business Day following completion of such Auction). Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

          In the event such notice is given, the Servicer shall cause all funds in the Collection Account to be deposited in the Certificate Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund, certification to the Trustee that such required amount has been deposited in the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee (or its custodian) shall promptly release the Mortgage Files for the Mortgage Loans.

          Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Certificate Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

          In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the Trustee shall have no further duties or obligations with respect thereto.

          SECTION 9.03. Additional Termination Requirements.

          (a) In the event the Trustee or the Servicer completes an Optional Termination as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Trustee or the Servicer, as applicable to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F of the Code, or (ii) cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) The Depositor shall establish a 90-day liquidation period and notify the Trustee thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the final tax returns of each of the REMICs provided for herein pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under
Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer;

               (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

               (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims), and the Trust Fund shall terminate at that time, whereupon the Trustee shall have no further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.

          (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

          (c) The Trustee as agent for each REMIC hereby agrees, upon the written request of the Depositor, to adopt and sign such a plan of complete liquidation prepared and delivered to it by Depositor and the receipt of the Opinion of Counsel referred to in Section 9.03(a) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

          (d) Notwithstanding any other terms of this Agreement, prior to any termination of the Trust Fund, the Servicer may prepare a reconciliation of all Advances and Servicing Advances made by it for which it has not been reimbursed and a reasonable estimate of all additional Servicing Advances and other costs for which it would be entitled to be reimbursed if the Trust Fund were not being terminated, including without limitation, any Servicing Advances and other costs arising under Section 6.03 (Limitation on Liability of the Depositor, the Servicer and Others), and the Servicer may recover these Advances, Servicing Advances and estimated Servicing Advances and other costs from the Collection Account (to the extent that such recovery of Servicing Advances, estimated Servicing Advances and other costs constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

          (e) Notwithstanding any other terms of this Agreement, unless the Servicer previously has notified the Trustee that it has entered into a servicing agreement for the servicing after the termination date of the Trust Fund assets, at least 20 days prior to any termination of the Trust Fund, the Trustee or the Depositor shall notify the Servicer in writing to transfer the assets of the Trust Fund as of the termination date to the person specified in the notice, or if such person is not then known, to continue servicing the assets until the date that is 20 days after the termination date and on the termination date, the Trustee or the Depositor shall notify the Servicer of the person to whom the assets should be transferred on that date. In the latter event the Servicer shall be entitled to recover its servicing fee and any advances made for the interim servicing period from the collections on the assets which have been purchased from the Trust and the new owner of the assets, and the agreements for the new owner to obtain ownership of the assets of the Trust Fund shall so provide.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

          SECTION 10.01. Amendment.

          This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee and without the consent of any of the Certificateholders to,

               (i) to cure any ambiguity or correct any mistake,

               (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision herein,

               (iii) to add any other provisions with respect to matters or questions arising under this Agreement, or

               (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel to such effect, adversely affect in any material respect the interests of any Holder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

          Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Servicer and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee shall have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

          This Agreement may also be amended from time to time by the Depositor, the Servicer, the Trustee and the Holders of the Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

          Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding.

          Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee or upon the written request of the Trustee to the Servicer, the Servicer shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

          It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

          The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

          SECTION 10.02. Counterparts.

          This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 10.03. Governing Law.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          SECTION 10.04. Intention of Parties.

          It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then
(i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

          The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

          SECTION 10.05. Notices.

          (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) Any material change or amendment to this Agreement;

               (ii) The occurrence of any Event of Default that has not been cured;

               (iii) The resignation or termination of the Trustee or the Servicer and the appointment of any successor;

               (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03 and 3.12;

               (v) The final payment to Certificateholders; and

               (vi) Any change in the location of the Certificate Account.

          (b) The Trustee shall promptly furnish or make available to each Rating Agency copies of the following:

               (i) Each report to Certificateholders described in Section 4.05;

               (ii) Each annual statement as to compliance described in Section 3.17; and

               (iii) Each annual independent public accountants' servicing report described in Section 3.18.

          All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc. 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention:
     Asset-Backed Finance; (b) in the case of the Rating Agencies, (i) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; and (ii) Fitch, Inc., One State Street Plaza, New York, New York 10041; (c) in the case of the Servicer, Wilshire Credit Corporation, 14523 S.W. Millikan Way, Suite 200, Beaverton, Oregon 97005, Attention: V.P. Client Relations; (d) in the case of the Trustee, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Services Manager - Merrill Lynch Mortgage Investors Trust, Series 2005-HE2; (e) in the case of the MI Insurer, PMI Mortgage Insurance Co., 3003 Oak Road, Walnut Creek, California 94597,
     Attention: Secondary Market Operations; (f) in the case of the Cap Contract Counterparty, The Bank of New York, 32 Old Slip, 15th Floor, New York, New York 10286, Attention: Stephen Lawler/Andrew Schwartz; (g) in the case of the Swap Counterparty, The Bank of New York, 32 Old Slip, 15th Floor, New York, New York 10286, Attention: Stephen Lawler/Andrew Schwartz; and in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

          SECTION 10.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 10.07. Assignment.

          Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of Trustee and the Depositor; provided, however, the Servicer is hereby authorized to enter into an Advance Facility under which (l) the Servicer sells, assigns or pledges to an Advancing Person the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

          Reimbursement amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s).

          The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

          An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

          The documentation establishing any Advance Facility shall require that such reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first in, first out"
(FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan by loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

          Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee and the Servicer, without the consent of any Certificateholder notwithstanding anything to the contrary in this Agreement, upon receipt by the Trustee of an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders or written confirmation from the Rating Agencies that such amendment will not adversely affect the ratings on the Certificates. Prior to entering into an Advance Facility, the applicable Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to the

Servicer on a non recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust Fund are not otherwise obligated or liable to repay any Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

          SECTION 10.08. Limitation on Rights of Certificateholders.

          The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 10.09. Inspection and Audit Rights.

          The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees, agents, counsel and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection (except in the case of the Trustee in which case such expenses shall be borne by the requesting Certificateholder(s)); all other such expenses shall be borne by the Servicer.

          SECTION 10.10. Certificates Nonassessable and Fully Paid.

          It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

          SECTION 10.11. Third Party Rights.

          The MI Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

          IN WITNESS WHEREOF, the Depositor, the Trustee and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                        as Depositor


                                        By:
                                            ------------------------------------
                                        Name: Matthew Whalen
                                        Title: President


                                        WELLS FARGO BANK, N.A.,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name: Sandra Whalen
                                        Title: Vice President


                                        WILSHIRE CREDIT CORPORATION,
                                        as Servicer


                                        By:
                                            ------------------------------------
                                        Name: Heidi Peterson
                                        Title: Vice President

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT B-1

                     MORTGAGE LOAN SCHEDULE - MORTGAGE POOL

                             [INTENTIONALLY OMITTED]


                                      B-1-1

                                   EXHIBIT B-2

                MORTGAGE LOAN SCHEDULE - GROUP ONE MORTGAGE LOANS

                             [INTENTIONALLY OMITTED]


                                      B-2-1

                                   EXHIBIT B-3

                MORTGAGE LOAN SCHEDULE - GROUP TWO MORTGAGE LOANS

                             [INTENTIONALLY OMITTED]


                                      B-3-1

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                         FORM OF CUSTODIAN CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wilshire Credit Corporation
14523 S.W. Millikan Way,
Suite 200
Beaverton, Oregon 97005

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed
    Certificates, Series 2005-HE2

Ladies and Gentlemen:

          In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of November 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as trustee and Wilshire Credit Corporation, as servicer (the "Pooling and Servicing Agreement"), the undersigned, as custodian, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

          (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

          (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

          (iii) Such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan.

          The custodian has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number, the name of the Mortgagor, the street address (excluding zip code), the mortgage interest rate at origination, the gross margin (if applicable), the lifetime rate cap (if applicable), the periodic rate cap (if applicable), the original principal balance, the first payment due date and the original maturity date in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs (i)(A) through
(G), inclusive, of

Section 2.01 in the Agreement. The custodian makes no representations or warranties as to the validity, legality, recordability, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage Loan or the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Pooling and Servicing Agreement.

                                        WELLS FARGO BANK, N.A.,
                                        as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT E-1

                    FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust, Series 2005-HE2

Ladies and Gentlemen:

          We propose to purchase Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-HE2, Class R, described in the Prospectus Supplement, dated August 29, 2005, and Prospectus, dated August 26, 2005.

          1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

          2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.

          3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:(1)

          ____ The Class R Certificate will be registered in our name.

          ____ The Class R Certificate will be held in the name of our nominee,
               _________________, which is not a disqualified organization.

----------
(1) Check appropriate box and if necessary fill in the name of the Transferee's nominee.


                                     E-1-1

          4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code or a plan subject to federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and are not directly or indirectly acquiring the Class R Certificate on behalf of or with any assets of a Plan.

          5. We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons. We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

          6. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and will furnish us and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and (iii) has delivered to the Trustee a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Trustee a written statement substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement.

          7. We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Pooling and Servicing Agreement.

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Accepted as of __________ __, 200__

MERRILL LYNCH MORTGAGE INVESTORS,
INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                     E-1-2

                                   APPENDIX A

                    Affidavit pursuant to (i) Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and (ii) certain provisions of the Pooling and Servicing Agreement

Under penalties of perjury, the undersigned declares that the following is true:

          1.   He or she is an officer of _________________________ (the
               "Transferee"),

          2.   the Transferee's Employer Identification number is __________,

          3. the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-HE2, Class R Certificate on behalf of a disqualified organization or any other entity,

          4. unless Merrill Lynch Mortgage Investors, Inc.("MLMI") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

          5. that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

          6. the Transferee has historically paid its debts as they became due,

          7. the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

          8. the Transferee understands that, as beneficial owner of the Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

          9. the Transferee intends to pay any taxes associated with holding the Class R Certificate as they become due,

          10. the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by MLMI (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

          11. IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class R Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:


                                      E-1-3

          12. the present value of any consideration given to the Transferee to acquire such residual interest;

          13. the present value of the expected future distributions on such residual interest; and

          14. the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

          For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]

[(11)(A) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

     (B) the Transferee is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii),
          1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Transferee do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

(12) The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.


                                      E-1-4

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

_____________________________________


By:
    ---------------------------------

    ---------------------------------

Address of Investor for receipt of distribution:

Address of Investor for receipt of tax information:

(Corporate Seal)

Attest:

-------------------------------------

-------------------------------------, Secretary


                                      E-1-5

Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this day of _________, 200_.


-------------------------------------
Notary Public

County of ___________________________

State of ____________________________

My commission expires the ________ day of ______________


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

Dated: ____________


                                      E-1-6

                                   EXHIBIT E-2

                         FORM OF TRANSFEROR'S AFFIDAVIT

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
           Series 2005-HE2

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed
    Certificates, Series 2005-HE2

          _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                     Very truly yours,


                                     -------------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                      E-2-1

                                    EXHIBIT F

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
           Series 2005-HE2

RE: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed
    Certificates, Series 2005-HE2

Ladies and Gentlemen:

          In connection with our disposition of the Class [____] Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of November 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as trustee and Wilshire Credit Corporation, as servicer.

                                     Very truly yours,


                                     -------------------------------------------
                                     Name of Transferor


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title
                                           -------------------------------------

                                    EXHIBIT G

                            FORM OF INVESTMENT LETTER
                              (ACCREDITED INVESTOR)

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
           Series 2005-HE2

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed
    Certificates, Series 2005-HE2

Ladies and Gentlemen:

          ______________ (the "Purchaser") intends to purchase from
________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-HE2, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A. as trustee (the "Trustee") and Wilshire Credit Corporation, as servicer (the "Servicer"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

          1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

          2. The Certificates will bear a legend to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES

          WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND
          (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

          3. All Certificates other than ERISA Restricted Certificates and Class R Certificates will bear a legend to the following effect:

          UNTIL THE TERMINATION OF THE INTEREST RATE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT
          (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE IS COVERED BY AND EXEMPT UNDER ANY OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, EACH AS
          AMENDED.

          4. The ERISA Restricted Certificates will bear a legend to the following effect:

          NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE

          CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 (IN THE CASE OF ANY ERISA RESTRICTED CERTIFICATE OTHER THAN CLASS C CERTIFICATES OR CLASS P CERTIFICATES, AFTER THE TERMINATION OF THE SWAP AGREEMENT), OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR (B) ABOVE.

          5. The Class R Certificate will bear a legend to the following effect:

          UNTIL THE TERMINATION OF THE INTEREST RATE SWAP AGREEMENT, NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN.

          6. The Purchaser is acquiring the Transferred Certificates for its own account [FOR INVESTMENT ONLY]* and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

          7. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment

----------
*    Not required of a broker/dealer purchaser.

in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

          8. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

          9. Either (i) the Purchaser of a Certificate that is neither an ERISA Restricted Certificate nor a Class R Certificate is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, such Purchaser's acquisition and holding of such Certificates are eligible for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.

          10. The Purchaser of an ERISA Restricted Certificate (A) is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") and is not directly or indirectly acquiring such Certificates by, on behalf of, or with any assets of any such plan, or (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60 (in the case of any ERISA Restricted Certificate other than Class C Certificates or Class P Certificates, after the termination of the Swap Agreement), or (C) solely in the event the Certificate is a Definitive Certificate, herewith delivers an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor.

          11. The Purchaser of a Class R Certificate is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or a Person directly or indirectly acquiring such Certificate by, on behalf of, or with any assets of any such plan.

          12. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit H to the Pooling and Servicing Agreement.

          13. The Purchaser agrees to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                     Very truly yours,

                                     [PURCHASER]


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                    EXHIBIT H

                       FORM OF RULE 144A INVESTMENT LETTER
                         (QUALIFIED INSTITUTIONAL BUYER)

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
           Series 2005-HE2

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed
    Certificates, Series 2005-HE2

Ladies and Gentlemen:

          ______________ (the "Purchaser") intends to purchase from
________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-HE2, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A. as trustee (the "Trustee"), Wilshire Credit Corporation, as servicer (the "Servicer"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) solely with respect to ERISA Restricted Certificates, (A) we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or Persons directly or indirectly acting on behalf of or using any assets of any such plan, or (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, we are an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60 (in the case of any ERISA Restricted Certificate other than Class C Certificates or Class P Certificates, after the termination of the Swap Agreement), or (C) solely in the event the Certificate is a Definitive Certificate, we will herewith deliver an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor, (e) in the case of a Certificate other than an ERISA Restricted Certificate or Class R Certificate, either (i) we are not, and are not acquiring the Certificate for, on behalf of or with any assets of, any employee benefit plan or other arrangement subject to Title I of ERISA or any plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, our acquisition and holding of the Certificate is covered by and exempt under any of Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, or PTCE 96-23, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates and (g) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          We agree to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                     Very truly yours,

                                     [PURCHASER]


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

          2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________* in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

          ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

----------
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

          ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

          ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ____ ERISA Plan. The Buyer is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended.

          ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

          ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

          ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

          3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

          6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                                                         ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

     ____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

          6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        IF AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Buyer

                                        Date:
                                              ----------------------------------

                                    EXHIBIT I

                           FORM OF REQUEST FOR RELEASE

                                     [DATE]

To: Wells Fargo Bank, N.A.
    1015 10TH Avenue Southeast
    Minneapolis, Minnesota 55414

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed
    Certificates, Series 2005-HE2

          In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the Pooling and Servicing Agreement dated as of November 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as trustee and Wilshire Credit Corporation, as servicer (the "Pooling and Servicing Agreement"), we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number: _______________________________________

Mortgagor Name, Address & Zip Code: _________________________

Reason for Requesting Documents (check one): ________________

_________ 1. Mortgage Paid in Full

_________ 2. Foreclosure

_________ 3. Substitution

_________ 4. Other Liquidation (Repurchases, etc.)

_________ 5. Nonliquidation

_________

Address to which the Custodian should deliver the Mortgage File:


                                        By:
                                            ------------------------------------
                                                     (authorized signer)
                                        Address:
                                                 -------------------------------
                                        Date:
                                              ----------------------------------

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Please acknowledge the execution of the above request by your signature and date below:

WELLS FARGO BANK, N.A.,
as Custodian


By:
    ---------------------------------   ----------------------------------------
    Signature                           Date


Documents returned to Custodian:


By:
    ---------------------------------   ----------------------------------------
    Signature                           Date

                                   EXHIBIT J-1

             MLMC LIST OF TRANSFER AGREEMENTS AND BRINGDOWN LETTERS

1. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of September 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as initial purchaser and Acoustic Home Loans, LLC, as seller and interim servicer.

2. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of January 1, 2005, between Merrill Lynch Mortgage Capital Inc., as initial purchaser and ComUnity Lending, Incorporated, as seller and interim servicer.

3. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of August 1, 2004, between Merrill Lynch Mortgage Capital Inc., as initial purchaser and Lenders Direct Capital Corporation, as seller and interim servicer.

4. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 1, 2002, as amended, between Merrill Lynch Mortgage Capital Inc., as initial purchaser and New Century Mortgage Corporation, as seller and interim servicer.

5. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of January 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as initial purchaser and WMC Mortgage Corp., as seller and interim servicer.

6.   Bring Down Letter, dated as of November 30, 2005, by Acoustic Home Loans,
     LLC.

7. Bring Down Letter, dated as of November 30, 2005, by ComUnity Lending, Incorporated.

8. Bring Down Letter, dated as of November 30, 2005, by Lenders Direct Capital Corporation.

9. Bring Down Letter, dated as of November 30, 2005, by New Century Mortgage Corporation.

10.  Bring Down Letter, dated as of November 30, 2005, by WMC Mortgage Corp.


                                      J-1-1

                                   EXHIBIT J-2

             MLML LIST OF TRANSFER AGREEMENTS AND BRINGDOWN LETTERS

1. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of April 1, 2005, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser and Acoustic Home Loans, LLC, as seller and interim servicer.

2. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of June 1, 2005, between Merrill Lynch Mortgage Lending, Inc., as initial purchase and The CIT Group, as seller and interim servicer.

3. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of April 1, 2005, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser and ComUnity Lending, Incorporated, as seller and interim servicer.

4. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of April 1, 2005, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser and First Franklin Financial Corporation, as seller and interim servicer.

5. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 1, 2005, as amended, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser and Fremont Investment & Loan, as seller and interim servicer.

6. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of May 1, 2005, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser and Lenders Direct Capital Corporation, as seller and interim servicer.

7. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of June 1, 2005, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser and Liberty American Mortgage Corp., as seller and interim servicer.

8. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of April 1, 2005, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser and Lime Financial Services Ltd., as seller and interim servicer.

9.   Bring Down Letter, dated as of November 30, 2005, by Acoustic Home Loans,
     LLC.

10.  Bring Down Letter, dated as of November 30, 2005, by The CIT Group.

11. Bring Down Letter, dated as of November 30, 2005, by ComUnity Lending, Incorporated.

12. Bring Down Letter, dated as of November 30, 2005, by First Franklin Financial Corporation.

13. Bring Down Letter, dated as of November 30, 2005, by Fremont Investment & Loan.

14. Bring Down Letter, dated as of November 30, 2005, by Lenders Direct Capital Corporation.

15. Bring Down Letter, dated as of November 30, 2005, by Liberty American Mortgage Corp.

16. Bring Down Letter, dated as of November 30, 2005, by Lime Financial Services Ltd.


                                      J-2-1

                                    EXHIBIT K

                    FORM OF OFFICER'S CERTIFICATE OF TRUSTEE

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed
    Certificates, Series 2005-HE2

          I, [identify the certifying individual], a [title] of Wells Fargo Bank, N.A., as Trustee under the Pooling and Servicing Agreement dated as of November 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as trustee and Wilshire Credit Corporation, as servicer (the "Agreement"), hereby certify to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the Monthly Statements delivered pursuant to the Agreement since the last Officer's Certificate executed pursuant to Section 3.21 of the Agreement [or in the case of the first certification, since the Cut-off Date] (the "Trustee Information").

2. Based on my knowledge, the information in the Monthly Statement, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date hereof;

3. Based on my knowledge, the Monthly Statements required to be prepared by the Trustee under the Agreement has been prepared and provided in accordance with the Agreement; and

4. I am responsible for reviewing the activities performed by the Trustee under the Agreement and the Trustee has, as of the date hereof fulfilled its obligations under the Agreement and there are no significant deficiencies relating to the Trustee's compliance with the Agreement.

Date:
      -------------------------------

                                        Wells Fargo Bank, N.A.,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT L

                    FORM OF OFFICER'S CERTIFICATE OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
           Series 2005-HE2

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed
    Certificates, Series 2005-HE2

          I, [identify the certifying individual], an authorized representative of Wilshire Credit Corporation, as servicer under the Pooling and Servicing Agreement dated as of November 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as trustee and Wilshire Credit Corporation, as servicer (the "Agreement"), hereby certify to the Trustee and the Depositor, and each of their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

          1. Based on my knowledge, the information in the annual statement of compliance identified in Section 3.17 of the Agreement, the annual independent public accountants' report identified in Section 3.18 of the Agreement and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

          2. The servicing information required to be provided to the Trustee by the Servicer under the Agreement has been provided to the Trustee;

          3. I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon the review required hereunder, and except as disclosed in the annual statement of compliance identified in Section
3.17 of the Agreement, the annual independent public accountants' report identified in Section 3.18 of the Agreement and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee, the Servicer has, as of the date of this certification, fulfilled its obligations under this Agreement; and

          4. I have disclosed to the Trustee all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth under the Agreement.

Date:
      -------------------------------

                                        Wilshire Credit Corporation, as Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT M-1

                                   [RESERVED]


                                      M-1-1

                                   EXHIBIT M-2

                        FORM OF MONTHLY REMITTANCE ADVICE

STANDARD FILE LAYOUT - SCHEDULED/SCHEDULED

COLUMN NAME                               DESCRIPTION                    DECIMAL            FORMAT COMMENT
-----------                               -----------                    -------            --------------
LOAN_NBR                 Loan Number assigned by investor                          Text up to 10 digits
SERVICER LOAN_NBR        Servicer Loan Number                                      Text up to 10 digits
SCHED_PMT_AMT            P&I constant                                       2      No commas(,) or dollar signs ($)
NOTE_INT_RATE            Gross Interest Rate                                4      Max length of 6
NET_RATE                 Gross Interest Rate less the Service Fee Rate      4      Max length of 6
SERV_FEE_RATE            Service Fee Rate                                   4      Max length of 6
ARM_INDEX_RATE           ARM loan's index Rate used                         4      Max length of 6
ACTL_BEG_BAL             Beginning Actual Balance                           2      No commas(,) or dollar signs ($)
ACTL_END_BAL             Ending Actual Balance                              2      No commas(,) or dollar signs ($)
NEXT_DUE_DATE            Borrower's next due date                                  MM/DD/YYYY
CURT_AMT_1               Curtailment Amount                                 2      No commas(,) or dollar signs ($)
CURT_DATE_1              Due date Curtailment was applied to                       MM/DD/YYYY
CURT_ADJ_AMT_1           Curtailment Interest if applicable                 2      No commas(,) or dollar signs ($)
CURT_AMT_2               Curtailment Amount 2                               2      No commas(,) or dollar signs ($)
CURT_DATE_2              Due date Curtailment was applied to                       MM/DD/YYYY
CURT_ADJ_ AMT2           Curtailment Interest if applicable                 2      No commas(,) or dollar signs ($)
CURT_AMT_3               Curtailment Amount 3                               2      No commas(,) or dollar signs ($)
CURT_DATE_3              Due date Curtailment was applied to                       MM/DD/YYYY
CURT_ADJ_AMT3            Curtailment Interest, if applicable                2      No commas(,) or dollar signs ($)
SCHED_BEG_BAL            Beginning Scheduled Balance                        2      No commas(,) or dollar signs ($)
SCHED_END_BAL            Ending Scheduled Balance                           2      No commas(,) or dollar signs ($)
SCHED_PRIN_AMT           Scheduled Principal portion of P&I                 2      No commas(,) or dollar signs ($)
SCHED_NET_INT            Scheduled Net Interest (less Service Fee)
                         portion of P&I                                     2      No commas(,) or dollar signs ($)
LIQ_AMT                  Liquidation Principal Amt to bring balance to
                         zero                                               2      No commas(,) or dollar signs ($)
PIF_DATE                 Liquidation Date                                          MM/DD/YYYY
ACTION_CODE              Either 60 for liquidation or 65 for
                         Repurchase                                                Max length of 2


                                      M-2-1

COLUMN NAME                               DESCRIPTION                    DECIMAL            FORMAT COMMENT
-----------                               -----------                    -------            --------------
PRIN_ADJ_AMT             Principal Adjustments made to loan, if
                         applicable                                         2      No commas(,) or dollar signs ($)
INT_ADJ_AMT              Interest Adjustment made to loan, if
                         applicable                                         2      No commas(,) or dollar signs ($)
PREPAYMENT PENALTY AMT   Prepayment penalty amount, if applicable           2      No commas(,) or dollar signs ($)
SOILDER_SAILOR ADJ AMT   Soldier and Sailor Adjustment amount, if
                         applicable                                         2      No commas(,) or dollar signs ($)
NON ADV LOAN AMT         Non Recoverable Loan Amount, if applicable         2      No commas(,) or dollar signs ($)


                                      M-2-2

                                    EXHIBIT N

                              FORM OF CAP CONTRACT

                                                         Dated: __________, 2005

                              Rate Cap Transaction

                           Re: BNY Reference No. _____

Ladies and Gentlemen:

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the rate cap Transaction entered into on the Trade Date specified below (the "Transaction") between The Bank of New York ("BNY"), a trust company duly organized and existing under the laws of the State of New York and Merrill Lynch Mortgage Investors Trust 2005-HE2 (the "Counterparty"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA Form Master Agreement") but, rather, an ISDA Form Master Agreement, as modified by the Schedule terms in Section 4 of this Confirmation (the "Master Agreement"), shall be deemed to have been executed by you and us on the date we entered into the Transaction. Each party hereto agrees that the Master Agreement deemed to have been executed by the parties hereto shall be the same Master Agreement referred to in the agreement setting forth the terms of transaction reference number 36975. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

          Type of Transaction:     Rate Cap

          Notional Amount:         The amount set forth on Schedule I attached
                                   hereto

          Trade Date:              November 22, 2005

          Effective Date:          November 30, 2005

          Termination Date:        July 25, 2006, subject to adjustment in
                                   accordance with the Business Day Convention.

     FIXED AMOUNT (PREMIUM):

          Fixed Amount Payer:      Counterparty

          Fixed Amount Payer
          Payment Date:            November 30, 2005

          Fixed Amount:            USD _______

     FLOATING AMOUNTS:

          Floating Rate Payer:     BNY

          Cap Rate:                For each Calculation Period, as set forth for
                                   such period on Schedule I attached hereto

          Floating Rate Payer
          Period End Dates:        The 25th calendar day of each month during
                                   the Term of this Transaction, commencing
                                   December 25, 2005 and ending on the
                                   Termination Date, subject to adjustment in accordance with the Business Day Convention.

          Floating Rate Payer
          Payment Dates:           Early Payment shall be applicable. The
                                   Floating Rate Payer Payment Date shall be two
                                   (2) Business Days preceding each Floating
                                   Rate Payer Period End Date.

          Floating Rate Option:    USD-LIBOR-BBA, provided, however, if the
                                   Floating Rate Option for a Calculation Period is greater than ____% then the Floating Rate
                                   Option for such Calculation Period shall be deemed equal to _____%.

          Floating Amount:         To be determined in accordance with the
                                   following formula: Greater of (i) 10 *
                                   (Floating Rate Option-Cap Rate) * Notional
                                   Amount * Floating Day Count Fraction and (ii)
                                   Zero.

          Floating Rate for
          initial Calculation
          Period:                  To be determined

          Designated Maturity:     One month

          Floating Rate Day
          Count Fraction:          Actual/360

          Reset Dates:             The first day of each Calculation Period

          Compounding:             Inapplicable

          Business Days:           New York

          Business Day Convention: Modified Following

          Calculation Agent:       BNY

3.   Additional Provisions:

          Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

4.   Provisions Deemed Incorporated in a Schedule to the ISDA Form Master
     Agreement:

     1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

     2)   Termination Provisions. For purposes of the ISDA Form Master
          Agreement:

          (a) "Specified Entity" is not applicable to BNY or Counterparty for any purpose.

          (b) "Breach of Agreement" provision of Section 5(a)(ii) will apply to BNY and will not apply to Counterparty.

          (c) "Credit Support Default" provisions of Section 5(a)(iii) will not apply to BNY or Counterparty.

          (d) "Misrepresentation" provisions or Section 5(a)(iv) will apply to BNY and will not apply to Counterparty.

          (e) "Specified Transaction" is not applicable to BNY or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BNY or Counterparty.

          (f) The "Cross Default" provisions of Section 5(a)(vi) will not apply to BNY or to Counterparty.

          (g) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to BNY or Counterparty.

          (h) The "Bankruptcy" provision of Section 5(a)(vii)(2) will not apply to Counterparty.

          (i) The "Automatic Early Termination" provision of Section 6(a) will not apply to BNY or to Counterparty.

          (j) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

               (i)  Market Quotation will apply.

               (ii) The Second Method will apply.

          (k)  "Termination Currency" means United States Dollars.

3)   Tax Representations.

     Payer Representations. For the purpose of Section 3(e) of this Agreement, BNY and Counterparty make the following representations:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

          (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

          (ii) the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii) of this Agreement; and

          (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

     Payee Representations. For the purpose of Section 3(f) of this Agreement, BNY and Counterparty make the following representations.

     The following representation will apply to BNY:

          BNY is a trust company duly organized and existing under the laws of the State of New York and its U.S. taxpayer identification number is 135160382.

          The following representation will apply to the Counterparty:

               The Counterparty is a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

4)   The ISDA Form Master Agreement is hereby amended as follows:

               The word "third" shall be replaced by the word "second" in the third line of Section 5(a)(i) of the ISDA Form Master Agreement.

5)   Documents to be Delivered. For the purpose of Section 4(a):

(1)  Tax forms, documents, or certificates to be delivered are:

PARTY REQUIRED TO          FORM/DOCUMENT/                 DATE BY WHICH TO
DELIVER DOCUMENT             CERTIFICATE                    BE DELIVERED
-----------------   ----------------------------   -----------------------------
BNY and             Any document required or       Promptly after the earlier of
the Counterparty    reasonably requested to        (i) reasonable demand by
                    allow the other party to       either party or (ii) learning
                    make payments under this       that such form or document is
                    Agreement without any          required
                    deduction or withholding for
                    or on the account of any Tax
                    or with such deduction or
                    withholding at a reduced
                    rate

(2)  Other documents to be delivered are:

                                                                         COVERED BY
PARTY REQUIRED TO        FORM/DOCUMENT/           DATE BY WHICH TO      SECTION 3(D)
DELIVER DOCUMENT           CERTIFICATE              BE DELIVERED       REPRESENTATION
-----------------   ------------------------   ---------------------   --------------
BNY and             Any documents required     Upon the execution            Yes
the Counterparty    by the receiving party     and delivery of this
                    to evidence the            Agreement and such
                    authority of the           Confirmation
                    delivering party or its
                    Credit Support Provider,
                    if any, for it to
                    execute and deliver this
                    Agreement, any
                    Confirmation, and any
                    Credit Support

                                                                         COVERED BY
PARTY REQUIRED TO        FORM/DOCUMENT/           DATE BY WHICH TO      SECTION 3(D)
DELIVER DOCUMENT           CERTIFICATE              BE DELIVERED       REPRESENTATION
-----------------   ------------------------   ---------------------   --------------
                    Documents to which it is
                    a party, and to evidence
                    the authority of the
                    delivering party or its
                    Credit Support Provider
                    to perform its
                    obligations under this
                    Agreement, such
                    Confirmation and/or
                    Credit Support Document,
                    as the case may be

BNY and             A certificate of an        Upon the execution            Yes
the Counterparty    authorized officer of      and delivery of this
                    the party, as to the       Agreement and such
                    incumbency and authority   Confirmation
                    of the respective
                    officers of the party
                    signing this Agreement,
                    any relevant Credit
                    Support Document, or any
                    Confirmation, as the
                    case may be

BNY                 A copy of the most         Promptly after                Yes
                    recent publicly            request by the other
                    available regulatory       party
                    call report.

6)   Miscellaneous.

(a)  Address for Notices: For the purposes of Section 12(a) of this Agreement:

     Address for notices or communications to BNY:

               The Bank of New York
               Swaps and Derivative Products Group
               Treasury Division
               32 Old Slip 15th Floor

               New York, New York 10286
               Attention: Stephen M. Lawler
               Fax: 212-495-1015
               Phone: 212-804-2137

          (For all purposes)

     Address for notices or communications to the Counterparty:

               Wells Fargo Bank, N.A.
               9062 Old Annapolis Road
               Columbia, Maryland 21045
               Attention: Client Services Manager-MLMI 2005-HE2
               Tele: 410-884-2000
               Fax No.: 410-715-2380

          (For all purposes)

(b)  Process Agent. For the purpose of Section 13(c):

               BNY appoints as its
               Process Agent: Not Applicable

               The Counterparty appoints as its
               Process Agent: Not Applicable

(c) Offices. The provisions of Section 10(a) will not apply to this Agreement; neither BNY nor the Counterparty have any Offices other than as set forth in the Notices Section and BNY agrees that, for purposes of Section 6(b) of this Agreement, it shall not in future have any Office other than one in the United States.

(d)  Multibranch Party. For the purpose of Section 10(c) of this Agreement:

     BNY is not a Multibranch Party.

     The Counterparty is not a Multibranch Party.

(e)  Calculation Agent. The Calculation Agent is BNY.

(f)  Credit Support Document. Not applicable for either BNY or the Counterparty.

(g)  Credit Support Provider.

     BNY: Not Applicable

     The Counterparty: Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

     The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(m) Transfer, Amendment and Assignment. No transfer, amendment, assignment or other modification of this Transaction shall be permitted unless agreed to by both parties and unless Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., has been provided notice of the same and confirms in writing (including by facsimile transmission) within five Business Days after such notice is given that it will not downgrade, qualify, withdraw or otherwise modify its then-current rating of the Notes.

(n) Proceedings. BNY shall not institute against or cause any other person to institute against, or join any other person in instituting against, Merrill Lynch Mortgage Investors Trust 2005-HE2, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Notes.

7) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

     "(g) Relationship Between Parties.

          Subject to Part 13 of the Agreement, each party represents to the other party on each date when it enters into a Transaction that:

          (1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

          (2) Evaluation and Understanding.

               (i) It is acting for its own account, has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

               (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

          (3) Purpose. It is an "eligible swap participant" as such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, an and "eligible contract participant" as defined in Section 1(a)(12) of, the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

          (4) Principal. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction."

8) Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The last sentence of the first paragraph of Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction.

9) Additional Termination Events. Additional Termination Events will apply. If a Ratings Event has occurred and BNY has not, within 30 days, complied with
     Section 10 below, then an Additional Termination Event shall have occurred with respect to BNY and BNY shall be the sole Affected Party with respect to such an Additional Termination Event.

10) Ratings Event. If a Ratings Event (as defined below) occurs with respect to BNY (or any applicable credit support provider), then BNY shall, at its own expense, within thirty (30) days of such Ratings Event (i) assign this Transaction to a third party that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation, which party is approved by the Counterparty, which approval shall not be unreasonably withheld, (ii) obtain a guaranty of, or a contingent agreement of, another person with the Approved Rating Thresholds to honor BNY's obligations under this Agreement, provided that such other person is approved by the Counterparty, such approval not to be unreasonably withheld (iii) post collateral under agreements and other instruments satisfactory to Counterparty or (iv) establish any other arrangement satisfactory to Counterparty, For purposes of this Transaction, a "Ratings Event" shall occur with respect to BNY (or any applicable credit support provider) if its short-term unsecured and unsubordinated debt ceases to be rated at least "A-1" by S&P or at least "F-1" by Fitch (including in connection with a merger, consolidation or other similar transaction by BNY or any applicable credit support provider) such ratings being referred to herein as the "Approved Ratings Thresholds". All the provisions above are subject to the Rating Agency Condition (no downgrade letter may be substituted for the Rating Agency Condition). For purposes of this provision, "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with S&P and Fitch and receive from S&P a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Notes.

11) Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, then unless BNY is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) BNY shall be entitled to designate an Early Termination Event pursuant to
     Section 6 of the Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to BNY as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BNY as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Counterparty's only obligation under

     Section 2(a)(i) of the ISDA Form Master Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

12) MLML Shall Not Benefit. The parties hereto agree and acknowledge that amounts paid hereunder are not intended to benefit the holder of any class of the Merrill Lynch Mortgage Investors Trust, MLMI 2005-HE2 Mortgage Loan Asset Backed Certificates rated by any rating agency if such holder is Merrill Lynch Mortgage Lending Inc. ("MLML") or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate promptly to remit) such amounts to the Trustee, whereupon the Trustee shall promptly remit such amounts to BNY." The Trustee shall provide notice to BNY prior to remitting any such amounts to BNY.

13) Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wells Fargo Bank, N.A., not individually or personally but solely as Trustee of Merrill Lynch Mortgage Investor Trust, Series 2005-HE2, in the exercise of the powers and authority conferred upon and vested in it under the Pooling and Servicing Agreement dated as of November 1, 2005, by and among Merrill Lynch Mortgage Investors, Inc. as depositor and Wells Fargo Bank, National Association as trustee (the "Pooling Agreement") and pursuant to instruction therein, and that the Trustee shall perform its duties and obligations hereunder in accordance with the standard care set forth in the Pooling Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement of the Trustee, but is made and intended for the purpose of binding only the Trust, and (c) under no circumstances shall the Trustee be liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty of covenant made or undertaken by the Trust herein; provided that nothing in this paragraph shall relieve the Trustee from performing its duties and obligations hereunder in accordance with the standard of care set forth in the Pooling Agreement.

5.   Account Details and
     Settlement Information:   PAYMENTS TO BNY:
                               The Bank of New York
                               Derivative Products Support Department
                               32 Old Slip, 16th Floor
                               New York, New York 10286
                               Attention: Renee Etheart
                               ABA #____________
                               Account #_____________
                               Reference: Interest Rate Caps

                               PAYMENTS TO COUNTERPARTY:

                               Wells Fargo Bank, N.A.

                               ABA#: _______________
                               For Credit To: SAS Clearing
                               Account: _____________
                               FFC To: MLMI 2005-HE2 Acct #__________

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Dax Braga/Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE BANK OF NEW YORK


A. BY:
       -----------------------------
Name: Stephen M. Lawler
Title: Managing Director

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

MERRILL LYNCH MORTGAGE INVESTORS TRUST 2005-HE2

By: Wells Fargo Bank, N.A., not in its individual capacity, but solely in its capacity as Trustee of the Merrill Lynch Mortgage Investors Trust 2005-HE2


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


Solely with respect to Section 4 (12)
II. MERRILL LYNCH MORTGAGE LENDING INC


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE I

    (all such dates subject to adjustment in accordance with the Business Day
                                   Convention)

                                    EXHIBIT O

                            ONE-MONTH LIBOR CAP TABLE

PERIOD   BEGINNING ACCRUAL   ENDING ACCRUAL   NOTIONAL BALANCE($)   LOWER COLLAR (%) (1)   UPPER COLLAR (%)
------   -----------------   --------------   -------------------   --------------------   ----------------
  1          11/30/05           12/25/05          709,544,000               6.836                9.230
  2          12/25/05           01/25/06          698,821,632               5.631                9.230
  3          01/25/06           02/25/06          686,520,545               5.632                9.230
  4          02/25/06           03/25/06          672,684,561               6.265                9.230
  5          03/25/06           04/25/06          657,382,255               5.634                9.230
  6          04/25/06           05/25/06          640,847,691               5.832                9.230
  7          05/25/06           06/25/06          623,184,456               5.637                9.230
  8          06/25/06           07/25/06          605,416,892               5.836                9.230

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 9.230%) exceeds the Lower Collar, the Trust Fund will receive payments pursuant to the Cap Contract.

                                    EXHIBIT P

                                FORM OF MI POLICY

                             SCHEDULE ENDORSEMENT TO
                      BULK PRIMARY FIRST LIEN MASTER POLICY
                                 (THE "POLICY")

POLICY ISSUED TO:                       ATTACHED TO AND FORMING PART OF POLICY
                                        NUMBER:

Wells Fargo Bank, N.A. as trustee for   _____________
the Merrill Lynch Mortgage Investors
Trust Series 2005-HE2
9062 Old Annapolis Road
Columbia, MD 21045

EFFECTIVE DATE OF POLICY:               EFFECTIVE DATE OF SCHEDULE
                                        ENDORSEMENT:

NOVEMBER 1, 2005                        NOVEMBER 1, 2005

          The Schedule Endorsement hereby extends coverage under the above Policy of Insurance, from and after the date of this Schedule Endorsement, to those Loans listed in the Certificate Schedule attached hereto and made a part to this Schedule Endorsement (herein called "Schedule A").

          The term "Effective Date" for the Loan(s) covered by this Schedule Endorsement shall mean the date stated above.

          Except for the foregoing amendments, the Policy and all terms, conditions, provisions, and limitations of the Policy remain in full force and effect. None of the terms, conditions, provisions and limitations of the Policy have been varied, waived, altered or extended in any manner except as expressly set forth in this Schedule Endorsement.

          IN WITNESS WHEREOF, the Company has caused this Endorsement to be signed by its duly authorized officers as of the Effective Date first above stated.

                            PM MORTGAGE INSURANCE CO.


BY:                                     BY:
    ---------------------------------       ------------------------------------
    President                               Secretary

                                           BULK PRIMARY FIRST LIEN MASTER POLICY
                                                BULK QUALITY PROGRAM ENDORSEMENT

                       BULK QUALITY PROGRAM ENDORSEMENT TO
                      BULK PRIMARY FIRST LIEN MASTER POLICY
                           FORMS UW 2510.00 (09/00) &
                              UW 2511.00 TX (09/00)

          Section VI., C., (Representations and Reliance; Incontestability) is hereby deleted in its entirety and there is substituted in its place the following:

     C. REPRESENTATIONS AND RELIANCE; INCONTESTABILITY - The Company is extending coverage under the Policy to Loans pursuant to the Bulk Quality Program in reliance upon the truth and accuracy of the information contained in the Application, including information in the Insured's Loan files and the statements made in the electronic transmittal of Loan information to PMI. The Insured agrees that statements made by any First Party in any documents submitted to the Insured at the time the Loan is originated, are deemed to be the representations of the Insured. No Claim payable under this Policy with respect to a Loan, arising from a Default otherwise covered under the Policy, will be denied, nor will the Certificate for such Loan be rescinded based on any misrepresentation made by any person other than a First Party in the Application or in the electronic transmittal of Loan information to PMI.

          All conditions of the Policy not modified by this Endorsement remain in full force and effect for all Loans insured under the Policy.

                                                BULK PRIMARY FIRST MASTER POLICY
                                           BLOCKED PERSONS EXCLUSION ENDORSEMENT

                                 ENDORSEMENT TO
                      BULK PRIMARY FIRST LIEN MASTER POLICY
                        FORMS UW 2510.00 & UW 2511.00 TX

          It is understood and agreed that the Bulk Primary First Lien Master Policy ("Policy") is amended as follows:

          The following provision is added as a new Section III.,L. ("Blocked Persons Exclusion"):

     L. Any Claim arising from or related to a Loan made null and void by any of the provisions of the Office of Foreign Asset Control Regulations found in Title 31, Chapter V, Parts 500 through 598 of the United States Code of Federal Regulations, or any other state or federal statute or regulation prohibiting the making of a Loan to a specified Person.

          All other terms and conditions of the Policy remained unchanged.

3003 OAK ROAD
WALNUT CREEK, CALIFORNIA 94597

          PMI Mortgage Insurance Co. (an Arizona corporation hereinafter called the "Company") agrees to pay to the insured, in consideration of the premium or premiums to be paid as hereinafter specified and in reliance upon the Insured's representations and statements made in any Application for coverage under this Policy, any loss due to the Default by a Borrower on a Loan, subject to the terms and conditions contained herein.

          To obtain information about this Policy, to register a complaint or to obtain information about related mortgage guaranty insurance products and services offered by the Company, the insured or its servicer may call the Company toll free at 800-286-1970.

Insured's Name and Mailing Address                                Policy Number
----------------------------------                                -------------
Wells Fargo Bank, NA. as trustee for the Merrill Lynch Mortgage   ____________
Investors Trust Series 2005-HE2
9062 Old Annapolis Road
Columbia, MD 21045

          IN WITNESS WHEREOF, the Company has caused its Corporate Seal to be affixed hereto and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signature and binding on the Company.

                            PM MORTGAGE INSURANCE CO.


-------------------------------------    ---------------------------------------
L. Stephen Smith, President              Victor J. Bacigalupi, Secretary

                            Authorized Representative

                              TERMS AND CONDITIONS

I.   Definitions

     A. ACQUISITION OPTION means the method of determining the amount of the Insurance Benefit with respect to a Loan as set forth in Section V., C., 1.

     B. ADVANCES means the reasonable and necessary sums paid by the Insured with respect to Loan after Default, for the following:

          1.   Hazard insurance premiums;

          2.   Real estate property taxes;

          3.   Property protection and preservation expenses;

          4.   Property sales expenses;

          5. Customary foreclosure costs including Court Expenses and reasonable attorney's fees;

          6. Costs of other customary legal proceedings, as may be necessary to obtain Good and Merchantable Tide to or Possession of the Property-, and

          7.   Loss mitigation expenses.

     C. ANTICIPATED LOSS means, in connection with a Claim, an amount equal to the Company's cost of paying the full Claim Amount calculated in accordance with Section V., B., less the amount the Company reasonably anticipates receiving as net proceeds of the sale of the Property, subtracting also from such proceeds all anticipated costs of the sale and holding costs, but in any event, such amount shall never be greater than the Loss calculated under the Percentage Option in accordance with Section V., C., 2.

     D. APPLICATION means the Insured's statements and descriptions, both oral and written, relative to the Loan made in connection with the application or negotiation for the insurance provided by this Policy, including the representations made, and documents executed by the Borrower, as evidenced by documents, writings, electronic media transfers, telephone data transmissions, and the like.

     E. APPROPRIATE PROCEEDINGS means any legal or administrative action or proceeding by the Insured affecting either the Loan or the title to the Property, and include, but are not limited to:

          1. enforcing the terms of the Loan as allowed by the laws where the Property is located; or

          2. establishing a deficiency amount where appropriate and permissible and where directed by the Company; or

          3. acquiring all the Borrower's right and title to the Property in the Insured's name, but excluding any voluntary conveyance under
               Section IV., D., (Voluntary Conveyance); or

          4. asserting the Insured's interest in the Property in a Borrower's bankruptcy or similar proceeding.

     F. BORROWER means any Person required to repay the debt obligation created pursuant to the Loan. The Borrower may be more than one Person, and the term shall include any co-signer or guarantor of the Loan.

     G. BORROWER'S OWN FUNDS means any funds owned by the Borrower and neither borrowed from other sources, nor subject to refund, rebate, or repayment.

     H. BORROWER'S TITLE means such title to a Property as was vested in the Borrower at die time of a conveyance to the Insured extinguishing all of the Borrower's rights in the Property; provided, however, if the Insured so elects, the redemption period need not have expired. The deed evidencing such title in the Insured need not be recorded unless required by applicable law.

     I. CERTIFICATE means once all conditions for coverage have been satisfied, the number issued by the Company to a Loan, as listed on a Certificate Schedule.

     J. CERTIFICATE SCHEDULE means a list of Loans to which coverage has been extended under this Policy, and which is attached to this Policy, or added thereto by endorsement, and any document issued by the Company pursuant to this Policy amending coverage for a Loan.

     K. CLAIM means the timely filed written request, made on a form provided by or in a manner approved by the Company, to receive benefits of this Policy. A Claim received by the Company containing all information or proof required by the Company shall be called a Perfected Claim.

     L. CLAIM AMOUNT means the actual loss incurred by the Insured with respect to a Loan as calculated in accordance with Section V., B., (Calculation of Claim Amount) giving effect to adjustments made by the Company due to failure of the Insured to mitigate loss.

     M. CLAIM SETTLEMENT PERIOD means a sixty (60) day period following the f ling of a Claim with the Company provided that such period shall be extended by the number of days elapsed from the date the Company sends notice of deficiency of a Claim to the Insured to the date that the Insured files a Perfected Claim with the Company.

     N.   CLOSED means the later of:

          1.   The date on which all Loan documents were executed and delivered;
               or

          2. The date on which the funds under the Loan were initially disbursed to or for the benefit of the Borrower.

     O. COURT EXPENSES means the out-of-pocket cost of initiating and conducting Appropriate Proceedings or any eviction proceedings. These expenses include costs of filing or serving pleadings, conducting discovery and enforcing judgment. These expenses do not include reimbursement for any time spent by the Insured or the Insured's employees, officers or agents, nor do these expenses include attorney's fees.

     P. DEFAULT means the failure by a Borrower to pay when due: (i) an amount equal to or greater than one (1) regular periodic payment due under the terms of a Loan, or (ii) the failure by a Borrower to pay when due all amounts due under a Loan after the exercise by the Insured of the "due on sale" provision of such Loan, provided however, that a Default as defined in (i) above which is cured within 59 days of the payment due date, will not be deemed to be a Default for purposes of administration of this Policy unless the missed payment is the first payment due under a Loan. Default does not mean any other non-monetary default or violation of any other term or condition of the Loan, which would allow for acceleration of the debt or foreclosure or other action to realize upon the security provided by the Loan.

          A Loan is deemed to be in Default for the period for which, as of the close of business on the installment due date, a scheduled installment payment has not been made. For example, a Loan is "four periodic payments in Default" if the periodic payments due on January 1 through April 1 remain unpaid as of the close of business on April 1.

     Q. DEFAULT AMOUNT means the unpaid principal balance of a Loan as of the date of Default excluding any Negative Amortization. If a Loan has been divided into secured and unsecured portions pursuant to proceedings under the federal bankruptcy laws, the Default Amount shall include the unpaid principal balance due under the unsecured portion of the Loan even if the Insured has written off such unsecured portion of the Loan, provided that the premium paid has been calculated based on both the secured and unsecured portions of the Loan.

     R. DEFICIENCY EXPENSES means reasonable attorneys fees and necessary court costs incurred by the Insured for those Appropriate Proceedings necessary to pursue or establish a deficiency against the Borrower and which are in addition to those incurred in standard and customary foreclosure proceedings, plus additional interest accruing on the Loan, real estate taxes, casualty insurance premiums and

          Property preservation expenses incurred during such Appropriate Proceedings and any additional related redemption period.

     S. DOWN PAYMENT means (i) a cash contribution made by the Borrower, either prior to or at the time the Loan is Closed, from the Borrower's Own Fund's towards the purchase price of the Property, or (ii) a verifiable equity in the Property vested in the Borrower only, after completion of the improvements in accordance with the Original Appraisal.

     T. EFFECTIVE DATE means, provided that the premium has been paid as required herein, 12:01 a.m. on the date of coverage as indicated on the Certificate Schedule.

     U. ENVIRONMENTAL IMPAIRMENT means Physical Damage to a Property occurring by reason of environmental contamination including, but not limited to, nuclear reaction or radioactive waste, toxic waste, poisoning or pollution of earth or water subjacent to the Property or of the atmosphere above the Property; or similar hazard including any condition giving rise to liability under the Comprehensive Environmental Response, Compensation and Liability Act or any similar law existing under either federal law or the law of the state where the Property is located.

     V. FIRST PARTY means (a) the Insured or any officer, employee or agent of the Insured or (b) any of the following Persons: the correspondent lender, mortgage loan broker or other intermediary underwriting or originating the Loan on behalf of the Insured or originating lender, or escrow or dosing agents or anyone under contract with the Insured or originating lender in connection with the origination of such Loan, such as an appraiser.

     W. FMV means the fair market value of a Property as of a specific date which shall be equal to the lesser of the appraised value or the sale price of the Property on that date; or in the event of a foreclosure sale, the appraised value or estimated value determined in accordance with customary servicing practices, or the value as determined under applicable law, where such law prescribes a method for determining the value of a Property.

     X. GOOD AND MERCHANTABLE TITLE means title to the Property, free and clear of all liens and encumbrances, covenants, conditions, restrictions, easements and rights of redemption, except for:

          1. Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent and

          2. Any municipal of zoning ordinances, building restrictions or other restrictions, covenants, regulations of use, provided the Property is in compliance with, and its intended use and occupancy is not materially adversely affected by, such restrictions, covenants, regulations or ordinances; and

          3. Easements, tights of way, sewer and utility tights, mineral, oil or timber rights, or any impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.

          The Property must have, at a minimum, the following characteristics to establish Good and Merchantable Title: (i) adequate means of ingress and egress; CU) the right to use of water and sewer facilities appertaining to the Property, whether such rights be by virtue of public easement or private grant; (iii) the Property must be free of any lien for any toxic waste or environmental contamination or similar hazard or claim of such hazard pursuant to the Comprehensive Environmental Response Compensation and Liability Act, as amended, or similar federal or state law providing for liens in connection with the clean up of environmental conditions, and no proceedings to initiate such a lien may he pending, unless otherwise agreed to by the Company.

     Y. INSURANCE BENEFIT means the liability of the Company with respect to a Loan calculated in accordance with this Policy. A right to receive an Insurance Benefit shall be deemed to have arisen when a Default occurs while the Policy is in force for a Loan, notwithstanding that the amount of the Insurance Benefit is not then either presently ascertainable or due and payable.

     Z.   INSURED means with respect to any Loan:

          1.   The Person designated on the face of this Policy; or

          2. Any Person, other than a natural Person, who owns the Loan, either for its own benefit or as trustee for the benefit of a third party.

     AA. LOAN means any note or other evidence of indebtedness and the indebtedness it so evidences, together with the mortgage, bond, deed of trust, or other instrument securing said indebtedness, and to which coverage under this Policy has been extended.

     BB. NEGATIVE AMORTIZATION means the additions to the principal amount of a Loan arising from the insufficiency of regularly scheduled payments to cover interest as it accrues against the principal amount of the Loan as provided for therein.

     CC. ORIGINAL APPRAISAL means the appraisal, other report or description of the Property, obtained by the lender under the Loan at the time it was originated, which establishes the value of the Property at that time.

     DD. PERCENTAGE OPTION means the method of determining the amount of the Insurance Benefit with respect to a Loan set forth in Section V., C., 2.

     EE. PERSON means any individual natural person, or any corporation, partnership, association or other legally recognized entity.

     FF. PHYSICAL DAMAGE means tangible damage to a Property that materially adversely affects the use, marketability, or value of the Property, whether caused by accident or otherwise, including, but not limited to damage caused by reason of fire, destruction of tangible property, defects in construction, land subsidence, earth movement or slippage, flood, earthquake, war, civil insurrection, or riot; and further, Physical Damage includes Environmental Impairment and the destruction or removal of chattel items that are considered part of the Property (see Section I., KK., [Property]) For purposes of this definition "material" shall mean an amount equal to or greater than $1,500.00 such that the estimated cost to repair a Property is $1,500.00 or more before the exclusion set forth in Section III., G., (Physical Damage Exclusion) would apply to exclude coverage for a Loan. The presence of radon gas, lead paint or asbestos in the dwelling on the Property shall not be deemed to be Physical Damage.

     GG. POLICY means this contract of insurance together with all Applications, all endorsements, and the Certificate Schedule, all of which are incorporated herein for all purposes.

     HH. POSSESSION OF THE PROPERTY means actual and physical occupancy and control of the Property.

     II.  PRE-ARRANGED SALE means:

          1. A sale of a Property, with the prior approval of the Company, arranged by the Insured (or by the Borrower and approved by the Insured) prior to foreclosure because of a Default by a Borrower, or by the Insured after foreclosure and before expiration of the Claim Settlement Period; or

          2. A foreclosure or trustee's sale of a Property to a third party, or redemption from foreclosure, at a price equal to or greater than the minimum amount specified by the Company to be bid by the Insured at such sale.

     JJ. PRE-ARRANGED SALE OPTION means the method of determining the amount of the Insurance Benefit with respect to a Loan set forth in Section V., C., 3.

     KK. PROPERTY means the real property and all improvements thereon including any chattel items (including any built-in appliances) which are noted in the Original Appraisal, including all replacements or additions thereto, together with all easements and appurtenances, all rights of access, all rights to us; as well as any co-ownership interests in common areas, recreational and appurtenant facilities, and all replacements or additions thereto.

     LL.  RESIDENTIAL means:

          1. A type of building which is designed for occupancy by not more than four families; or

          2.   A single-family condominium or planned unit development unit or

          3. Any other single-family residence unit as to which Good and Merchantable Title may be held or conveyed freely under law, and which the Company has approved in writing.

     MM. SERVICER means that Person, other than a natural Person, who at any time is servicing a Loan (as a master servicer, if subservicing is also involved) with respect to the Insured's obligations under the Policy. The Insured shall be presumed to be the Servicer unless the Company is notified otherwise.

     NN. UNINSURED CASUALTY means Physical Damage to a Property which is either not covered by casualty insurance, or not covered in an amount sufficient to restore such Physical Damage to the Property.

     OO. UNINSURED LOAN BALANCE means, at any time, with respect to a Loan, the estimated Claim Amount less the Insurance Benefit estimated pursuant to the Percentage Option.

     PP. Any pronouns, when used herein, shall mean the single or plural, masculine or feminine, as the case may be.

II.  COVERAGE

     A. EXTENSION OF AND LEVEL OF COVERAGE-- Extension of coverage to a Loan under this Policy shall be evidenced by issuance of a Certificate number on the Certificate Schedule. The Certificate Schedule and the Application for each Loan are incorporated herein by reference and made a part hereof for all purposes. The Policy is issued in reliance upon the Application and on the representations made in connection therewith. Coverage shall commence upon the payment of the initial premium, as of the Effective Date of the Certificate Schedule. The coverage level for each Loan shall be indicated on the Certificate Schedule.

     B. INITIAL PREMIUM - On the Effective Date of the Certificate Schedule, the Insured shall forward the appropriate initial premium due to the Company to establish coverage as of the Effective Date.

     C. PAYMENT OF RENEWAL PREMIUM - For coverage to be renewed, the entire renewal premium must be paid no later than the fifteenth (15th) day of the second month following the month in which each anniversary of the Effective Date occurs. For example, if the Effective Date was January 12, renewal premium must be paid by March 15. The Company shall give the Servicer, if a Servicer is shown on the records of the Company, or otherwise, the Insured, notice of the renewal premium due date. If the renewal premium is not paid by the last day of the grace period provided above, then the liability of the Company shall terminate as of 12:01 a.m.

          on the later of the last anniversary of the Effective Date through which the premium has been paid, or, if a non-payment notice is required by applicable law, the last day of the cure period specified in such non-payment notice or as may be required by applicable law (the "Lapse Date"). However, failure to pay a renewal premium will not impair or terminate coverage for Defaults occurring prior to the Lapse Date. Notwithstanding the foregoing, if the renewal premium is not paid by the last day of the above-stated grace period and such. Loan is among a group of Loans whose coverage has lapsed due to the transfer, seizure or surrender of the servicing for such Loans, the Insured shall have an additional sixty (60) day grace period in which to pay the renewal premium for such Loan.

     D. FULL PREMIUM PAYMENT - The Company shall have the right to hold in a suspense account for up to ninety (90) days any premium payment received, without obligation to apply such premium to coverage while any of the following circumstances exist:

          1. The payment received is less than the full amount of the premium due with respect to a Certificate;

          2. Information received with the payment is insufficient to identify the Loan to which the payment applies.

          At the end of the ninety (90) day period if the Company has not been able to resolve the suspended premium payment with the Insured, then the Company shall either refund the payment or be deemed to have accepted and applied it without lapse of coverage. Where the Company has received notice that there is a Servicer for a Loan then, if a premium is refunded, the Insured shall be notified that such refund was made and shall have sixty (60) days from such notice to cure or perform the conditions precedent to coverage.

     E. CANCELLATION BY THE INSURED OF COVERAGE FOR A LOAN - The Insured may cancel coverage with respect to a Loan by making a request for cancellation to the Company in writing or via any medium acceptable to the Company. Upon receipt thereof, for coverage having refundable premiums, the Company shall refund such sum as may be determined to be due in accordance with the appropriate cancellation or premium schedule. The Company reserves the right to net out any unpaid premium from any premium refund. However, no refund on a Certificate will be paid if a notice of Default has been filed unless the Insured waives its rights to the Insurance Benefit with respect to that Loan. Cancellation of coverage for a Loan will not cancel this Policy.

     F. CANCELLATION OF POLICY - Once coverage has become effective with respect to a Loan, this Policy may not be canceled by the Company for as long as any Certificate assigned under this Policy remains in force. If the Insured desires to cancel this Policy, it may do so by canceling all outstanding Certificates that have been issued under this Policy.

     G. LOAN MODIFICATIONS - Unless prior written approval is obtained from the Company, the Insured shall not make any change in the terms of any Loan including, but not limited to, any change in the amount of the indebtedness, the interest rate, the use of escrow funds or other funds, term or amortization schedule of the Loan, change in the Property, nor release any Borrower from liability on a Loan, provided, however, that changes in the Loan permitted by the instrument evidencing the Loan shall be deemed approved without prior approval.

     H. ASSUMPTIONS AND BALLOON RESTRUCTURES - The renewal or restructure of a Loan at the maturity of a Balloon Payment (hereinafter defined) and the assumption of a Loan by a purchaser of the Property, with or without the release of the original Borrower, are changes to a Loan requiring the Company's prior approval as set forth in Section II., G., (Loan Modifications) above, provided, however, that if under applicable law, the Insured cannot enforce the "Due on Sale" provision of a Loan, then the Company will be deemed to have approved the assumption of such Loan. Notwithstanding anything to the contrary in this Section IL, H., the Company will be deemed to have approved the assumption of any Loan where no release is requested and under Section 11-406.02 of the Federal National Mortgage Association's Servicing Guide or any successor provision thereof, or any similar provision of the Federal Home Loan Corporation's Sellers' & Servicers' Guide, the assumption is an "exempt transaction" that the Servicer is to approve without review of the terms of the transaction.

     I.   INCREASE IN LOAN AMOUNT - In addition to the approval requirement of
          Section IL, G., (Loan Modifications) above, if the principal balance of a Loan is increased (excluding any Negative Amortization), the Insured shall pay an additional premium corresponding to the increase in coverage, at the then prevailing premium rate.

     J. APPROVAL OF LOAN MODIFICATIONS - The Company shall not unreasonably withhold any approval required to be obtained in connection with any of the changes listed in Sections II., G., and H.,; however, failure by the Insured to obtain any such approval with respect to any Loan shall constitute a waiver of coverage for that Loan and the Company shall refund premium for the period following such waiver.

     K. SERVICING - The Loans will be serviced by one of five servicers qualified and approved by the Company and the Insured. Unless the prior written approval of the Company is obtained, the Servicing of any of the Loans may not be transferred, sold, or assigned unless such transfer, sale or assignment is approved in writing by the Company. The Company shall not unreasonably withhold approval of a proposed servicer. The Company's approval shall be deemed to be given for the transfer, sale or assignment of all or part of the Loans to a federally insured bank or savings association, an institutional investor, the Federal Horne Loan Mortgage Corporation ("Freddie Mac"), Fannie Mae, or to a Fannie Mae or Freddie Mac approved mortgage banker, provided that notice of the same is given as required by this paragraph.

     L. CHANGE OF INSURED - If all of the Loans are transferred, sold or assigned by the Insured, coverage will continue PROVIDED THAT (a) notice thereof is given to the Company within thirty (30) days of such change, (b) the change in ownership, however denominated, is not occasioned by the redemption, repurchase, cancellation or other method of extinguishing the transaction pursuant to which the Loans were securitized, and (c) the Company approves the change in writing. The Company shall not unreasonably withhold approval of an new Insured.

     M.   COORDINATION AND DUPLICATION OF INSURANCE BENEFITS -

          1. If any portion of a Loan is uninsured, all payments made by the Borrower on the Loan shall be allocated to the insured portion of the Loan in the same ratio as the insured principal amount beats to the total principal amount of the Loan. The Insurance Benefit hereunder shall likewise be calculated on the same pro rata basis.

          2. The Insured shall not carry duplicate mortgage guaranty insurance (other than mortgage guaranty pool insurance or supplemental mortgage guaranty insurance) on any Loan.

          3. If at the time of Default there is any other valid and collectible insurance in effect for the Loan which would attach if this insurance were not in effect, then the coverage under this Policy shall apply only as excess coverage and in no event as contributing insurance.

     N. MITIGATION OF LOSS - The Insured and its Servicer shall attempt to limit and mitigate loss by adhering to customary servicing standards applicable to delinquent Loans, which may include in appropriate cases, but is not limited to, trying to obtain a cure of Defaults and trying to effectuate a Pre-Arranged Sale or voluntary conveyance of the Property. The Insured shall permit the Company to participate in workout activities for any Loan in Default. Failure of the Insured to materially comply with this Section IL, N., with respect to any Loan shall entitle the Company to adjust the Claim Amount by the amount the Company was damaged by such noncompliance. The Company shall attempt to limit and mitigate any loss to the Insured which will not be covered by the Insurance Benefit provided under this Policy.

III. EXCLUSIONS FROM COVERAGE

     The Company shall not be liable for, and the Policy shall not apply to, extend to or cover the exclusions listed below. In the event that coverage is excluded for any Loan, the Company will refund all premium for that Loan for the period following the occurrence of the event giving rise to such exclusion. Except where prohibited by law, if the damage to the Company arising from an excluded event can be reasonably quantified, the Company shall adjust the Claim Amount by the amount of such damage rather than exclude coverage altogether for such Loan, unless a refund of premium as provided for in the preceding sentence would provide a greater payment to the Insured.

     A. BALLOON PAYMENT EXCLUSION - Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and interest due under the Loan, which payment becomes due when the Insured exercises its right to call the Loan when not in default or because the term of the Loan is shorter than the amortization period, and which payment is for an amount more than twice the regular periodic payment of principal and interest that are set forth in the Loan (commonly referred to as a "Balloon Payment"); provided, however, that this Exclusion shall not apply if the Insured or its Servicer offers the Borrower in writing, before the due date of the Balloon Payment, a renewal or extension of the Loan, or a new loan at then current market rates, in an amount not less than the then outstanding principal balance and with no decrease in the amortization period and the Borrower declines to seek such renewal or refinancing.

     B. EFFECTIVE DATE EXCLUSION - Any Claim resulting from a Default occurring before the Effective Date of the Policy or after its lapse, cancellation, or expiration; or after coverage is canceled with respect to the Loan.

     C. INCOMPLETE CONSTRUCTION EXCLUSION - Any Claim when, as of the date of such Claim, construction of the Property had not been completed in accordance with the construction plans and specifications approved by the Loan originator at the time the Loan was originated or in accordance with the Original Appraisal. (This Incomplete Construction Exclusion shall not apply if the construction of the Property has been fully completed and, if Physical Damage occurs during construction, any repairs necessary to restore the Property to its complete condition, reasonable wear and tear excepted, have been completed.) However, coverage for a Default occurring during construction may be excluded by Section III., B., (Effective Date Exclusion) above.

     D. RESIDENTIAL PROPERTY EXCLUSION - Any Claim where the Property is not, as of the date the Loan is Closed, on the Effective Date, and on the date the Claim is filed, Residential real property.

     E. NEGLIGENCE AND FRAUD EXCLUSION - Any Claim involving or arising out of or any Claim where the origination of the Loan or extension of coverage hereunder involved or arose out of, any dishonest, fraudulent, criminal, or knowingly wrongful act (including error or omission) by the Insured, the Servicer or any agent of the Insured or Servicer; or any Claim involving or arising out of the negligence of the Insured or the Servicer, which negligence is material either to the acceptance of the risk or to the hazard assumed by the Company.

     F. NON-APPROVED SERVICER EXCLUSION - Any Claim occurring when the Servicer, at the time of Default or thereafter, was not approved by the Company, provided, however, that this Non-Approved Servicer Exclusion shall not apply to any Loan for which a Default occurs within 150 days after the Company withdraws approval of the Servicer for such Loan. If the Company decides to withdraw approval of a Servicer it shall give written notice of that decision to the Insured for each affected Loan as shown in the Company's records.

     G. PHYSICAL DAMAGE EXCLUSION - Any Claim where there is Physical Damage to the Property, occurring or manifesting itself after the Effective Date; provided, however, that this exclusion will not apply (i.e., the Company will provide coverage for a Claim) where Physical Damage has occurred to the Property if:

          1. The Default giving rise to a Claim was not primarily caused by an Uninsured Casualty occurring prior to such Default, and the Company has elected to pay either the Percentage Option or the Pre-Arranged Sale Option as the Insurance Benefit for the Loan; or

          2. The Property has been restored to its condition as reported in the Original Appraisal (as fully completed), reasonable wear and teat excepted. The Insured may elect to accept a reduction in the Claim Amount by an amount equal to the estimated cost to completely restore the Property as would otherwise be required by this exclusion rather than be required to restore the Property to obtain an Insurance Benefit under this Policy. In the event the Company relies on an estimate for such restoration that is not obtained by the Insured, then the Company shall, at the request of the Insured, provide a copy of such estimate to the Insured.

     H. LOAN TO VALUE RATIO EXCLUSION - Any Claim where the original principal balance of the Loan exceeded one hundred percent (100%) of the FMV of the Property at the time the Loan was originated, and such fact was not disclosed to the Company at the time coverage under this Policy was extended to such Loan.

     I. NEGATIVE AMORTIZATION EXCLUSION - Unless otherwise endorsed, any Negative Amortization with respect to a Loan.

     J. DEFENSES TO LOAN EXCLUSION - That portion of any Claim equal to the amount of the indebtedness from which the Borrower is released, or any Claim against which the Borrower successfully asserts defenses that have the effect of releasing, in whole or in part, the Borrower's obligations to repay the Loan, provided, however, this Defenses to Loan Exclusion shall not apply where the release of the Borrower is the result of a bankruptcy "cram down" so long as the Insured has continued to pay premium on the full amount of the indebtedness and that all other conditions of this Policy have met.

     K. ENVIRONMENTAL IMPAIRMENT EXCLUSION - Any Claim where there is Environmental Impairment to the Property which existed prior to the Effective Date if the existence, or suspected existence, of the Environmental Impairment was not disclosed in the Application and the Environmental Impairment (i) is a principal cause of the Default, and
          (ii) has made the principal Residential structure on the Property uninhabitable. A structure will be considered "uninhabitable" if generally recognized standards for residential occupancy are violated or if, in the absence of such standards, a fully informed and reasonable person would conclude that such structure was not safe to live in without fear of injury to health or safety. Notwithstanding the foregoing, this exclusion shall not apply if the Insured has removed or remedied the condition that constitutes the Environmental Impairment or the Insured has removed the hazardous character of such condition in accordance with applicable federal, state or local laws.

IV.  CONDITIONS PRECEDENT TO PAYMENT OF CLAIM

     The following Claim payment procedures contain the conditions precedent to, and additional limitations upon the Company's obligation to pay Insurance Benefits under this Policy:

     A.   NOTICE OF DEFAULT - The Insured shall give the Company notice:

          1. Within forty-five (45) days of Default, if it occurs when the first payment is due under a Loan; or

          2. Not later than the last business day of the month following the month in which the first of the following events occur:

               a. The date when the Borrower becomes three (3) periodic payments in Default on the Loan if the periodic payments are made monthly, and not later than ninety (90) days after the occurrence of a Default for Loans having periodic payments more often than once a month; or

               b. Foreclosure or other Appropriate Proceedings have been commenced.

          Such notice shall be on forms provided by or approved by the Company or via a medium acceptable to the Company. Unavailability of Company forms is not a valid reason for delay in reporting. Failure to report a Default as required by this Section IV., B., shall entitle the Company to deduct from the Claimable Amount of a Claim thirty (30) days of interest accruing on the Loan during the period between the date the notice of Default should have been filed and the date it was submitted to the Company.

     B. MONTHLY REPORTS - Following a notice of Default on a Loan or the commencement of Appropriate Proceedings, the Insured shall give the Company monthly reports on forms furnished or approved by the Company or via a medium acceptable to the Company, on the status of the Loan and on the servicing efforts undertaken to remedy the Default or conclude the Appropriate Proceedings. These monthly reports shall continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until title to the Property has been transferred to the Insured.

     C. COMPANY'S OPTIONS AFTER NOTICE OF DEFAULT - If the Company so directs, at any time after receiving the Insured's notice of Default, the Insured shall file a Claim within twenty (20) days and the Company may elect to pay the Insurance Benefit pursuant to the Percentage Option. Thereafter, following the Insured's acquisition of the Borrower's Tide to the Property, the Insured shall be entitled to file a supplemental Claim in an amount equal to the sum of the Advances not included in the initial Claim, plus any Deficiency Expenses (See Section I.,R.) subject to the limitations and deductions of Section V., B., (Calculation of Claim Amount) and such supplemental Claim shall be paid by the Company in accordance with the Percentage Option.

     D. VOLUNTARY CONVEYANCE - The Insured may accept a conveyance of title from the Borrower in lieu of foreclosure or other proceedings if:

          1. The ability of the Insured to preserve, transfer and assign to the Company the Insured's rights against the Borrower is not impaired; and

          2. The rights of the Company under this Policy against such Borrower are not adversely affected; or if

          3. The written approval of the Company has been obtained; provided, however, it is understood that such approval shall not constitute nor be deemed an admission of liability by the Company with respect to coverage for the related Loan.

     E. APPROPRIATE PROCEEDINGS - The Insured MUST begin Appropriate Proceedings when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken. The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default. When either defending against or bringing Appropriate Proceedings, the Insured shall report the status of these proceedings to the Company as reasonably and expeditiously as possible.

          In conducting Appropriate Proceedings, the Insured shall:

          1. Diligently pursue the Appropriate Proceedings once they have begun;

          2. Apply for the appointment of a receiver and assignment of rents, if permitted by law, requested by the Company, and appropriate for the Property;

          3. At the request of the Company, furnish the Company with copies of all notices and pleadings filed or required in the Appropriate Proceedings;

          4. Act so that its ability to preserve, transfer and assign to the Company its rights against the Borrower is not impaired; and so that the rights of the Company under this Policy against the Borrower are not adversely affected, including any rights to obtain a deficiency judgment, provided that the Insured shall not be required to pursue or establish a deficiency against the Borrower in those states where the Company is not permitted to pursue such a deficiency;

          5. Bid an amount at the foreclosure sale which is not less than the minimum amount nor more than the maximum amount set forth below, unless the Company notifies the insured of other instructions or waives its right to give bidding instructions, in writing.

               a. If the FMV of a Property is less than the Uninsured Loan Balance, the Insured AA start bidding at not less than the FMV of the Property and may continue bidding up to a maximum of the Uninsured Loan Balance.

               b. If the FMV of a Property is greater than the Uninsured Loan Balance, the Insured shall start bidding at not less than the Uninsured Loan Balance up to a maximum amount equal to the Claim Amount.

               If other bidding instructions are provided they will not specify a maximum bid that is less than the Uninsured Loan Balance, and, if the Property is subject to redemption for less than the outstanding amount of the Loan, then such other bidding instructions will not specify an opening bid of less than the Uninsured Loan Balance.

     F. PRE-ARRANGED SALES - In the event of Default on a Loan, it shall be a condition precedent to payment of any Insurance Benefit on the Loan that (i) the Insured attempt to obtain a Pre-Arranged Sale of the Property whenever reasonable, and (ii) the Insured shall authorize its broker, when requested by the Company, to release marketing information for the Property to the Company, if requested by the Company, unless the Insured shall have notified the broker that the Company's right to acquire the Property has expired or been waived. For purposes of this section, a "Pre-Arranged Sale Offer" means an offer to purchase the Property received by the Insured, together with a schedule of (i) expense items proposed by the Insured to be included in the settlement amount of the Pre-Arranged Sale Offer is accepted and the proposed Property sale doses, and (ii) the Insured's then estimated amounts thereof. Pre-Arranged Sale Offers that the Insured chooses to submit to the Company will be approved or rejected by the Company.

     G.   CLAIM REQUIREMENTS - The Insured must provide the Company with:

          1. A completed form furnished or approved by the Company for payment of a Claim ("Claim for Loss Form"); and

          2. All information reasonably requested on the Claim for Loss Form together with all documentation requested on or necessary to complete such Claim for Loss Form; and

          3. Evidence satisfactory to the Company that the Insured has acquired the Borrower's Title to the Property, except where the Company has elected the Pre-Arranged Sale Option provided, however, if the primary cause of the Default was a circumstance or event which would prevent the Insured from obtaining Good and Merchantable Title, then no matter which settlement option the Company elects, the Insured must comply with the requirements of Section IV., G., 4, as if the Company had elected the Acquisition Option; and

          4. In the event the Company elects the Acquisition Option, a recordable deed in normal and customary form containing the usual warranties and covenants conveying to the Company or its designee Good and Merchantable Title to the Property, along with evidence satisfactory to the Company that the Insured has acquired and can convey to the Company or its designee Good and Merchantable Title to the Property; and

          5. All other documentation or information reasonably requested by the Company for purposes of investigating and/or adjusting the Claim; and

          6. Access to the Property for purposes of determining its value, and for investigating and/or adjusting the Claim; provided, however, if the Company elects the Acquisition Option, then Possession of the Property must be provided by the Insured, unless the Company waives this requirement in writing.

V.   LOSS PAYMENT PROCEDURE

     A.   FILING OF CLAIM - The Insured shall file a Claim no later than sixty
          (60) days after the earlier of acquiring the Borrower's Title to the Property or a Pre-Arranged Sale, provided that if the Company elects to acquire the Property, then no later than sixty (60) days after the Insured acquires Good and Merchantable Tide to the Property. Failure of the Insured to file a Claim within this time period shall (i) relieve the Company of any obligation to include in the Claim Amount interest and Advances accruing on the Loan after such sixty (60) day period has expired, and (n) entitle the Company to adjust such Claim to the extent that the Company is prejudiced by such late filing of the Claim, up to 100% of the Insurance Benefit.

          Unavailability of Company forms is not a valid reason to delay filing a Claim. If a Claim filed by the Insured is incomplete the Company shall within twenty (20) days of receipt of a Claim, notify the Insured of all items needed to perfect such Claim. If no notice of deficiency of the Claim is sent within the twenty (20) day period following receipt of the Claim by the Company, then the Claim shall be deemed to be perfected as of the date the Company received the Claim.

     B. CALCULATION OF CLAIM AMOUNT - The Claim Amount for any Loan shall be an amount equal to the sum of:

          1. The Default Amount but excluding any portion of the principal balance attributable to any increase therein after the first payment is due and payable, and excluding capitalized penalty interest or late payment charges. (See Section III., I., (Negative Amortization Exclusion) THIS POLICY DOES NOT COVER NEGATIVE AMORTIZATION UNLESS SUCH COVERAGE IS ENDORSED FOR A LOAN); and

          2. The amount of accumulated delinquent interest due on the Loan at the contract rate stated in the Loan from the date of Default through the date that the Claim is submitted to the Company, but excluding applicable late charges and penalty interest; additional interest computed on the Default Amount until the Pre-Arranged Sale of the Property, and thereafter until the Pre-Arranged Sale closing information is submitted, computed on the Default Amount reduced by the net proceeds of such Pre-Arranged Sale (For purposes of this Section, "late charges and penalty interest" includes, but is not limited to, increases in interest rate caused by non-performance of the Borrower. In no event will the Claim Amount include interest at a rate other than what the Insured would receive if the Loan were paid as current in accordance with its own terms); and

          3.   The amount of Advances made by the Insured; provided that

               a. Attorney's fees advanced thereunder shall not exceed three percent (3%) of the sum of the (1) and (2) above; and

               b. Payment for Advances other than Attorney's fees, shall be prorated through the earlier of the date the Claim is submitted to the Company or the Pre-Arranged Sale of the Property;

          less:

          4. All rents and other payments (excluding proceeds of fire and extended coverage insurance and proceeds of a Pre-Arranged Sale) collected or received by the Insured, which are derived from or in any way related to the Property;

          5. The amount of cash available to the Insured remaining in any escrow account as of the last payment date;

          6. The amount of cash to which the Insured has retained the tight of possession as security for the Loan; and

          7. The amount paid under applicable fire and extended coverage policies which has not been applied to either the restoration of the Property, if the Property suffered Physical Damage, or to the payment of the Loan; and

          8. The amount expended by the Insured for Advances requiring approval by the Company which are not in compliance with the Company's guidelines and which have not been approved by the Company.

     C. PAYMENT OF INSURANCE BENEFIT - The Company, at its sole option, shall elect one of the following three options and pay to the Insured, on or before the last day of the Claim Settlement Period, as the Insurance Benefit, either.

          1. The Acquisition Option which shall equal the Claim Amount less the amount of any payments of Loss previously made by the Company with respect to the Loan, payable in exchange for the conveyance of Good and Merchantable Tide to and Possession of the Property; provided, however, that if the Insured is unable to perform any conditions precedent to payment of a Claim within the later of thirty (30) days after the redemption period or ninety (90) days after the Claim Adjustment Period, then, so long as the Claim is not otherwise excluded, the Insured may retain title to the Property and the Insurance Benefit under this Acquisition Option shall be an amount equal to the Company's Anticipated Loss in connection with such Property ; or

          2. The Percentage Option which is an amount equal to the Claim Amount multiplied by the percentage of coverage specified in this Policy, or

          3. The Pre-Arranged Sale Option is an amount equal to the lesser of the Percentage Option or the Insured's actual loss in connection with a Pre-Arranged Sale of the Property. The Insured's actual loss shall be an amount equal to the Claim Amount plus all reasonable costs incurred in obtaining and closing such sale less the proceeds of the Pre-Arranged Sale.

          In addition to payment under one of the foregoing options, the Company will pay whatever Deficiency Expenses are payable to the Insured pursuant to Section V., D. (Deficiency Expenses).

          In the event that a Pre-Arranged Sale fails to close prior to the end of the Claim Settlement Period, the Company may postpone payment of the Insurance Benefit for up to (90) ninety days, or if earlier, until such Pre-Arranged Sale doses or is terminated, provided that interest on the Default Amount at the rate due upon the Loan during such postponement is paid to the Insured.

          Further, in the event the Property is redeemed after the payment of the Percentage Option, the Insured shall be obligated to promptly refund to the Company the amount, if any, by which the redemption price plus the Insurance Benefit exceeds the Claim Amount.

          In the event the Company does not pay the Insurance Benefit within the Claim Settlement Period, it will pay interest on the Insurance Benefit at the rate due under the Loan from the last day of the Claim Settlement Period until the Claim is paid.

     D. DEFICIENCY EXPENSES - Notwithstanding the provisions of Section V., C., (Payment of Insurance Benefit) above, in the case where a deficiency against the Borrower is being pursued solely at the request of the Company, then any

          Deficiency Expenses shall be added to the amount of the Insurance Benefit. If a deficiency against a Borrower is being pursued as part of Appropriate Proceedings, for the benefit of both the Insured and the Company, then at the time such deficiency rights are established or a deficiency judgment is obtained, whichever shall occur first, the Deficiency Expenses plus any similar expenses incurred by the Company in connection with such deficiency shall be settled between the parties on the same pro rata basis set forth in Section VI., B. (Subrogation) for the settlement of deficiency recoveries. Expenses and costs arising after that point shall be treated as collection expenses to be netted against the deficiency recovery, if any, (and, if none, to be shared between the parties on the same pro rata basis when it becomes clear that nothing will be recovered).

          To facilitate the decision of whether to pursue or establish a deficiency against a Borrower, the Insured shall provide the Company with any information it may have relevant to collecting on a deficiency judgment for that case. The Company will discuss all such information it may have with the Insured so that the parties can decide whether any Appropriate Proceedings (necessary to establishing or pursuing a deficiency) are to be pursued for the benefit of both parties or whether one of the parties will elect not to participate in any recovery. The Insured will be deemed to be participating in Appropriate Proceedings solely at the request of the Company when such proceedings are not a condition precedent to obtaining Borrower's Title to or Possession of a Property and, after the parties have exchanged information on the Loan, the Insured has advised the Company in writing why the Insured does not wish to participate in such proceedings.

     E. DISCHARGE OF OBLIGATION - Any payment by the Company in accordance with Section V., C., (Payment of Insurance Benefit) and, if applicable, Section V., D., (Deficiency Expenses). or Section IV., C., (Company's Options after Notice of Default), taking into account appropriate adjustments, shall be a full and final discharge of the Company's obligation under this Policy with respect to the related Loan. Notwithstanding the preceding sentence, the Company shall not be relieved of its obligation to pay any appropriate supplemental Claims filed pursuant to Section IV., C., (Company's Options after Notice of Default) or as may otherwise be agreed to by the Company.

VI.  ADDITIONAL CONDITIONS

     A. PROCEEDINGS OF EMINENT DOMAIN - In the event that part or all of the Property is taken by eminent domain, condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured shall require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

     B. SUBROGATION - The Company shall be subrogated pro rata, to the full extent permitted by law (except where the Company is prohibited by law from pursuing recovery of a Loan), to all of the Insured's Recovery Rights with respect to a

          Loan, upon payment of a Claim hereunder. "Recovery Rights" shall mean all rights of recovery against the Borrower and any other Person or organization relating to the Loan or to the Property. The Company's pro rata share of the net deficiency recovered (i.e., amounts recovered less reasonable costs and expenses) with respect to any Loan shall be the amount of the Insurance Benefit divided by the amount of the deficiency judgment. Internal staff costs and overhead expenses shall not be deducted in determining the amount of a net deficiency recovery unless specifically agreed to in writing by the parties.

          The Insured hereby designates the Company its exclusive agent (i) to pursue all of the Insured's Recovery Rights to which the Company has not become subrogated by payment of a Claim (i.e., the Insured's share of the Recovery Rights), (ii) to file any action in the Company's name as assignee of the Insured, to collect on the Insured's Recovery Rights, and (iii) to settle and compromise any such Recovery Rights on behalf of the Insured, it being understood and agreed that the Company shall have the exclusive rights to pursue and settle all Recovery Rights for any Loan on which a Claim payment is made hereunder, unless waived in writing by the Company. If the Company decides not to pursue Recovery Rights with respect to a Loan, then the Company shall issue a written waiver of its subrogation and management rights to the Insured. The Insured shall execute and deliver at the request of the Company such instruments and documents, and undertake such actions as may be necessary to transfer, assign and secure such Recovery Rights to the Company. The Insured shall refrain from any action, either before or after payment of a Claim hereunder that shall prejudice such Recovery Rights.

          Notwithstanding any provision in the foregoing paragraph to the contrary, in the event the Insured has, in addition to Recovery Rights against a Borrower or any other Person, a claim or claims against such Borrower or other Person not related to the Recovery Rights, then the Insured shall have the right to pursue in its own name all the Recovery Rights in conjunction with the Insured's other claim or claims, and the Company will waive its right to manage the pursuit of the Recovery Rights.

          The execution by the authorized party, even if it be a party other than the Insured, of a release or waiver of the right to collect the unpaid balance of a Loan, if it has such effect, shall release the Company from its obligations hereunder to the extent and amount of such release or waiver, unless the Company is prohibited by law from pursuing recovery of such Loan.

     C. REPRESENTATIONS AND RELIANCE; INCONTESTABILITY - All statements made by the Insured, the Services, the Borrower or any other Person in any part of the Application, including the Original Appraisal, plans and specifications, or any exhibits or documents submitted therewith, are deemed to be the Insured's representations. The Company has issued this Policy and has extended coverage to each Loan listed on the Certificate Schedule in reliance on the correctness and completeness of such representations as made or deemed to be made by the Insured.

          No Claim otherwise payable under this Policy with respect to a Loan will be denied, nor will the coverage for such Loan be rescinded, based on any misrepresentation in the Application made by the Borrower or any Person other than a First Party, once twelve (12) regularly scheduled periodic payments have been made on that Loan from the Borrower's Own Funds.

          Notwithstanding the foregoing provisions of this Section VI., C.,, the Company will not be precluded from denying a Claim or rescinding coverage for a Loan where prior to the Borrower making twelve (12) regularly scheduled payments from the Borrower's Own Funds, the Company notifies the Insured in writing that the Company has sufficient evidence to establish a reasonable belief that there was a material misrepresentation made in the Application with respect to such Loan and the Company provides a reasonable description of such misrepresentation.

     D. NOTICE - Premium payments are to be paid as provided in Sections II., B., and C., and sent to the Company at the address listed on the Commitment, or as otherwise instructed by the Company in writing. All other notices, Claims, tenders, reports and other data required to be submitted to the Company by the Insured shall be either mailed postpaid, (ii) sent by overnight courier, (iii) transmitted electronically or via magnetic tape or other media in a manner approved by the Company, or (iv) sent by telephonic facsimile transmission, to the Company's home office at the following address and facsimile number:

          For Claim matters:

               PMI Mortgage Insurance Co.
               P.O. Box 193837
               San Francisco, California 94119
               Attention: Claim Department
               Facsimile Number: (415) 788-8593

          For Customer Service matters:

               PMI Mortgage Insurance Co.
               P.O. Box 3836
               San Francisco, California 94119
               Attention: Customer Service Department
               Facsimile Number: (415) 291-6191

          All notices to the Insured shall be given to the Servicer unless the Company has not been notified that a Loan is being serviced by a Person other than the Insured, and shall be either (i) mailed postpaid, (ii) sent by overnight courier, (iii) transmitted electronically or magnetically in a manner approved by the Insured, or
          (iv) sent by telephonic facsimile transmission, to the Servicer, at the address and facsimile number provided in writing by the Insured to the Company, or to the last known address and facsimile number for that Servicer, except that for facsimile transmissions, the Company shall confirm telephonically or otherwise the accuracy of the facsimile number used. Nonpayment notices under Section IL, C. and notices required under
          Section III., F. shall be sent to both the Insured and the Servicer whenever the Company has been notified that the Servicer is a Person other than the Insured. All notices to the Insured and Servicer will be sent to those Persons whom the Company was last notified as owning or servicing the Loan, respectively, at the last known address for such Persons as reflected in the records of the Company.

          Either party may notify the other of a change in address in the same manner as provided for giving notice. All notices, Claims, tenders, reports and other data required to be submitted to the Company or to the Insured shall be deemed to have been given five (5) days after the same is deposited in the U.S. Mail, delivered to an overnight courier, or transmitted in a manner approved above, unless actually received earlier. If the Insured requests that notices be sent to a third party other than the Insured and Servicer, the Company agrees to use its best efforts to give such notices but the Company shall not incur any liability for failure to send any notice to any third parties.

     E. REPORTS AND EXAMINATIONS - As pertinent to any Loan or the Policy, the Company may call on the Insured for such reports as it may deem reasonably necessary, and may inspect the files, books and records of the Insured as they pertain to any Loan or to the Policy. The Company has the right to require that any information which the Insured is required to provide under this Policy be certified as to its truthfulness and accuracy by an officer or properly authorized employee of either or both the Insured and the Servicer.

     F. ARBITRATION - Unless prohibited by applicable law, any controversy or dispute, including any Claim made hereunder, arising out of or relating to this Policy, may, upon the mutual consent of all parties to the dispute, be settled by binding arbitration in accordance with the title insurance rules of the American Arbitration Association in effect on the date the demand for arbitration is made. If this remedy is elected by all parties to the dispute, then the decision of the arbitrator(s) shall be final and binding on all the parties, and shall be enforceable in any court of competent jurisdiction in the United States of America.

     G.   SUIT -

          1. No suit or action for recovery of any Claim or Insurance Benefit under this Policy shall be sustained in any court of law or equity unless the Insured has materially and substantially complied with the terms and conditions of this Policy, and unless the suit or action in equity is commenced within three (3) years or such longer period of time as may be required by applicable law, after (i) the Claim has been presented to the Company or
               (ii) the date on which the cause of action accrued, whichever is earlier. No suit or action on a Claim or Insurance Benefit may be brought against the Company until sixty (60) days have elapsed from the later of the date that the Insured is notified that Claim is perfected or from the date the Claim is deemed to be a Perfected Claim, unless the subject matter of the suit or action is whether a Perfected Claim has been filed.

          2. If a dispute arises concerning the Loan and involving either the Property or the Insured, the Company has the right to protect its interest by defending any action arising from such dispute, even if the allegations involved are groundless, false or fraudulent. The Company is NOT REQUIRED to defend any lawsuit involving either the Insured, the Property or the Loan. The Company shall also have the right to direct the Insured to institute suit on the Insured's behalf, if this suit is necessary or appropriate to preserve the Company's rights in connection with a Loan or Property. If any litigation costs and expenses incurred by either the Company or the Insured under this Section VI., G., arise out of an action involving the negligent or wrongful conduct or breach of contract on the part of the Insured, then the Insured shall bear all such costs and expenses, and in all other cases, the Company shall bear such costs and expenses.

     H. PARTIES IN INTEREST - This contract shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Insured and its permitted successors and assigns. Neither the Borrower, nor any successive owner of a Property, nor any pool insurance carrier, nor any other Person is included or intended as a third party beneficiary to this Policy. Payments made to the Insured hereunder are intended as indemnification for actual loss and shall not affect nor impair the Insured's rights of recovery against the Borrower subject, however, to the provisions of Section VI., B., (Subrogation). Because the Company and the Insured are the only parties to the Policy, they may agree to modify or amend or terminate this Policy or any Certificate without the consent of, or notice to, any Borrower, Servicer or any other Person.

     I. AGENCY - Neither the Insured, its Servicer, its originators, nor any of their respective employees or agents shall be or shall be deemed to be agents of the Company, nor shall the Company be or be deemed to be an agent of the Insured or Servicer except to the extent of the Recovery Rights assigned to the Company pursuant to Section IV., B., (Subrogation). The Servicer is deemed to be an agent of the Insured for all purposes under this Policy, including, but not limited to, for receiving notices, payments of Insurance Benefit, settling Claims, and performing acts required of the Insured under this Policy excepting for receipt of notices required under Section III., F., (Non-Approved Servicer).

     J. GOVERNING LAW; CONFORMITY TO STATUTE - This Policy, including the Certificate Schedule, Claim or Insurance Benefit related to any Loan, shall be governed by the law of the jurisdiction in which the original named Insured is located as shown in on the face page hereof. Any provision of this Policy which is in conflict with the law of the aforesaid jurisdiction is hereby amended to conform to the minimum requirements of that law.

     K. ELECTRONIC DATA. STORAGE - It is understood that the Company may store information, the contents or images of documents or other data on electronic media or other media generally accepted for business records (such as microfiche). The Company and Insured agree that the data stored on such electronic or other media are equally acceptable between the parties for all purposes as information, documents or other data maintained in printed or written form, including but not limited to, for the purposes of litigation or arbitration.

     L. NO WAIVER - Except as provided in Section VI., C., Representations and Reliance; Incontestability, nothing contained in this Policy shall be deemed to waive or limit the Company's rights arising at law or in equity to rescind or reform this Policy or the Certificate in the event that material misrepresentations of fact or fraudulent statements were relied upon by the Company in issuing this Policy or extending coverage hereunder to any Loan.

                                    EXHIBIT Q

                             FORM OF SWAP AGREEMENT

                                  CONFIRMATION

DATE: ____________, 2005

TO:   Merrill Lynch Mortgage Investor Trust 2005-HE2 ("Counterparty")
      Telephone: 212.449.5893
      Fax: 212.449.7722
      Attn: Angela Gioia
      C/O: Wells Fargo Bank, N.A.
      Attention: Client Services Manager-MLMI 2005-HE2
      Tele: 410-884-2000
      Fax No.: 410-715-2380

FROM: The Bank of New York, NY ("BNY")
      Derivative Products Support Department
      32 Old Slip, 16th Floor
      New York, New York 10286
      Attn:  Dax Braga
      Phone #: 212-804-5161
      Fax #: 212-804-5818/5837

RE:   Transaction Reference Number: ________

     The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the rate cap Transaction entered into on the Trade Date specified below (the "Transaction") between The Bank of New York ("BNY"), a trust company duly organized and existing under the laws of the State of New York and Merrill Lynch Mortgage Investor Trust 2005-HE2 (the "Counterparty") This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

     1. This Agreement is subject to the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA Form Master Agreement") but, rather, an ISDA Form Master Agreement, as modified by the Schedule terms in
Section 4 of this Confirmation (the "Master Agreement"), shall be deemed to have been executed by you and us on the date we entered into the Transaction. Each party hereto agrees that the Master Agreement deemed to have been executed by the parties hereto shall be the same Master

Agreement referred to in the agreement setting forth the terms of transaction reference number 36976. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:                        To be determined by the following
                              formula: Attached Schedule * 10

Trade Date:                   November 30, 2005

Effective Date:               July 25, 2006

Termination Date:                       November 25, 2010, subject to adjustment
                              in accordance with the Following Business Day
                              Convention.

FIXED AMOUNTS

Fixed Rate Payer:             Counterparty

Fixed Rate:                   _________%

Fixed Rate Day Count
   Fraction:                  30/360

Fixed Rate Payer
   Period End Dates:                    The 25th day of each month, beginning on
                              August 25, 2006 and ending on the Termination
                              Date, subject to adjustment in accordance with the
                              Following Business Day Convention with No
                              Adjustment.

Fixed Rate Payer
   Payment Dates:                       Early Payment shall be applicable. The
                              Fixed Rate Payer Payment Date shall be one (1)
                              Business Days preceding each Floating Rate Payer
                              Period End Date.

FLOATING AMOUNTS

Floating Rate Payer:          The Bank of New York

Floating Rate for initial
   Calculation Period:        To be determined

Floating Rate Day Count
   Fraction:                  Actual/360

Floating Rate Option:         USD-LIBOR-BBA

Designated Maturity:          One month

Spread:                       Inapplicable

Floating Rate Payer
   Period End Dates:                    The 25th day of each month, beginning on
                              August 25, 2006 and ending on the Termination
                              Date, subject to adjustment in accordance with the
                              Following Business Day Convention

Floating Rate Payer
   Payment Dates:                       Early Payment shall be applicable. The
                              Floating Rate Payer Payment Date shall be one (1)
                              Business Days preceding each Floating Rate Payer
                              Period End Date.

Reset Dates:                            The first day of each Calculation Period
                              or Compounding Period, if Compounding is
                              applicable.

Compounding:                  Inapplicable

Business Days for
   Payments By both
   parties:                   New York and London

Calculation Agent:            The Bank of New York

Additional Fees:              The Counterparty shall pay The Bank of New York
                              USD ___________ on November 30, 2005.

COLLATERAL PROVISIONS:        (a) On any Local Business Day (any such date
                              referred to as a "Credit Support Valuation Date"),
                              the Calculation Agent may determine the following:
                              (i) the Exposure (as defined below), (ii) the
                              market value (determined in accordance with the
                              Eligible Collateral Annex hereto) of all
                              Collateral (as defined in the Eligible Collateral
                              Annex), if any, pledged by a party, and (iii) the
                              Credit Support Amount (as defined below) for such
                              date. "Exposure" means for any Credit Support
                              Valuation Date, the amount, if any, that would be
                              payable to a party (the "Secured Party") by the
                              other party (the "Pledgor") (expressed as a
                              positive number) or by the Secured Party to the
                              Pledgor (expressed as a negative number) to
                              replace all of the Transactions that are or may be
                              entered into and governed by the Master Agreement
                              so as to preserve the economic equivalent of the
                              payment obligations of the parties with respect
                              thereto. "Credit Support Amount" means the Secured
                              Party's Exposure plus, the aggregate of the
                              Initial Collateral Requirements (as set forth in

                              paragraph (b) below and as expressed in
                              Confirmations in connection with other
                              Transactions, if any), applicable to the Pledgor, if any, minus the aggregate of the Initial
                              Collateral Requirements applicable to the Secured
                              Party, if any. If the Credit Support Amount exceeds the market value of all Collateral held by the Secured Party by an amount (the "Delivery
                              Amount") equal to or greater than USD _____, then the Pledgor shall transfer to the Secured Party
                              Collateral with a market value equal to or greater than the Delivery Amount. If the market value of all Collateral held by the Secured Party exceeds the Credit Support Amount by an amount (the
                              "Return Amount") equal to or greater than USD
                              ______, then the Secured Party shall return to the Pledgor Collateral with a market value as close as practicable (but not greater than) the Return
                              Amount. Each delivery or return of Collateral required under this paragraph shall be made by the close of business on the relevant Credit Support
                              Valuation Date if notice requesting such delivery or return is received by 11 A.M. New York City time, or by the next Local Business Day if notice is received after 11 A.M. New York City time. For the avoidance of doubt, only BNY shall be required to post collateral in accordance with the provisions hereunder.

                              (b) In addition to any Collateral required to be delivered pursuant to paragraph (a) above, each party shall deliver to and at all times maintain with the other party Collateral having a market value equal to or greater than USD ____ (such amount being the "Initial Collateral Requirement" applicable to such party). The party providing the Initial Collateral Requirement shall deliver such collateral to the other party on or before the Local Business Day following the Trade Date.

                              (c) These Collateral Provisions shall be deemed a security agreement, and notwithstanding anything to the contrary contained in the Executed Master
                              Agreement or this Confirmation, these provisions shall be governed by the laws of the State of New
                              York, without giving effect to the conflicts or choice of law provisions thereof. Notwithstanding anything to the contrary set forth in this Confirmation or the Master Agreement, in the event of any inconsistency between the Master Agreement and these Collateral Provisions, the Master
                              Agreement shall prevail, except as set forth in the preceding sentence. Any party pledging
                              Collateral hereunder hereby grants a first priority

                              continuing security interest in all Collateral provided hereunder and in any and all substitutions therefor, proceeds thereof and distributions thereon. Interest on any cash
                              Collateral held hereunder shall be credited at a rate equal to the "Federal Funds (Effective)" rate as such rate is displayed on Telerate page 118 for such day under the caption "Effective" for USD or the "EONIA" as such rate is displayed on Telerate
                              Page 247 for such day for Euro, as applicable. The amount of interest calculated for each day of the interest period shall be compounded monthly. These
                              Collateral Provisions constitute a Credit Support
                              Document and the failure by a party to deliver or return Collateral in accordance with these Collateral Provisions (if such failure is not remedied on or before the Local Business Day after notice of such failure is given to such party) shall constitute an Event of Default for purposes of Section 5(a)(iii) of the Master Agreement with respect to such party. For purposes of these Collateral Provisions, the term "Local Business
                              Day" shall have the meaning given such term in the Master Agreement, except that references to a payment in clause (b) thereof will be deemed to include a delivery or return of Collateral hereunder.

3.   Additional Provisions:

          Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

4.   Provisions Deemed Incorporated in a Schedule to the ISDA Form Master
     Agreement:

     2) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

     2)   Termination Provisions. For purposes of the ISDA Form Master
          Agreement:

          (a) "Specified Entity" is not applicable to BNY or Counterparty for any purpose.

          (b) "Breach of Agreement" provision of Section 5(a)(ii) will apply to BNY and will not apply to Counterparty.

          (c) "Credit Support Default" provisions of Section 5(a)(iii) will not apply to BNY or Counterparty.

          (d) "Misrepresentation" provisions or Section 5(a)(iv) will apply to BNY and will not apply to Counterparty.

          (e) "Specified Transaction" is not applicable to BNY or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BNY or Counterparty.

          (f) The "Cross Default" provisions of Section 5(a)(vi) will not apply to BNY or to Counterparty.

          (g) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to BNY or Counterparty.

          (h) The "Bankruptcy" provision of Section 5(a)(vii)(2) will not apply to Counterparty.

          (i) The "Automatic Early Termination" provision of Section 6(a) will not apply to BNY or to Counterparty.

          (j) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

               (i)  Market Quotation will apply.

               (ii) The Second Method will apply.

          (k)  "Termination Currency" means United States Dollars.

3)   Tax Representations.

     Payer Representations. For the purpose of Section 3(e) of this Agreement, BNY and Counterparty make the following representations:

               It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

          (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

          (ii) the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii) of this Agreement; and

          (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

     Payee Representations. For the purpose of Section 3(f) of this Agreement, BNY and Counterparty make the following representations.

     The following representation will apply to BNY:

          BNY is a trust company duly organized and existing under the laws of the State of New York and its U.S. taxpayer identification number is 135160382.

     The following representation will apply to the Counterparty:

          The Counterparty is a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

4)   The ISDA Form Master Agreement is hereby amended as follows:

          The word "third" shall be replaced by the word "second" in the third line of Section 5(a)(i) of the ISDA Form Master Agreement.

5)   Documents to be Delivered. For the purpose of Section 4(a):

(1)  Tax forms, documents, or certificates to be delivered are:

PARTY REQUIRED TO                                    DATE BY WHICH TO BE
DELIVER DOCUMENT         FORM/DOCUMENT/CERTIFICATE   DELIVERED
-----------------        -------------------------   -------------------
BNY and the              Any document required or    Promptly after the earlier
Counterparty             reasonably requested to     of (i) reasonable demand by
                         allow the other party to    either party or (ii)
                         make payments under this    learning that such form or
                         Agreement without any       document is required
                         deduction or withholding
                         for or on the account of
                         any Tax or with such
                         deduction or withholding
                         at a reduced rate

(2)  Other documents to be delivered are:

PARTY REQUIRED TO DELIVER                                                                        COVERED BY SECTION 3(D)
DOCUMENT                    FORM/DOCUMENT/ CERTIFICATE         DATE BY WHICH TO BE DELIVERED     REPRESENTATION
-------------------------   --------------------------         -----------------------------     -----------------------
BNY and the Counterparty    Any documents required by the      Upon the execution and delivery   Yes
                            receiving party to evidence the    of this Agreement and such
                            authority of the delivering        Confirmation
                            party or its Credit Support
                            Provider, if any, for it to
                            execute and deliver this
                            Agreement, any Confirmation,
                            and any Credit Support Documents
                            to which it is a party, and to
                            evidence the authority of the
                            delivering party or its Credit
                            Support Provider to perform its
                            obligations under this
                            Agreement, such Confirmation
                            and/or Credit Support Document,
                            as the case may be

BNY and the Counterparty    A certificate of an authorized     Upon the execution and delivery   Yes
                            officer of the party, as to the    of this Agreement and such
                            incumbency and authority of the    Confirmation
                            respective officers of the party
                            signing this Agreement, any
                            relevant Credit Support
                            Document, or any  Confirmation,
                            as the case may be

BNY                         A copy of the most recent          Promptly after request by the     Yes
                            publicly available regulatory      other party
                            call report.

6)   Miscellaneous.

(a)  Address for Notices: For the purposes of Section 12(a) of this Agreement:

     Address for notices or communications to BNY:

               The Bank of New York
               Swaps and Derivative Products Group
               Treasury Division
               32 Old Slip 15th Floor
               New York, New York 10286
               Attention: Stephen M. Lawler
               Fax: 212-495-1015
               Phone: 212-804-2137

          (For all purposes)

     Address for notices or communications to the Counterparty:

               Wells Fargo Bank, N.A.
               9062 Old Annapolis Road
               Columbia, Maryland 21045
               Attention: Client Manager- Client Services
               Tele: 410-884-2000
               Fax No.: 410-715-2380

          (For all purposes)

(b)  Process Agent. For the purpose of Section 13(c):

               BNY appoints as its
               Process Agent: Not Applicable

               The Counterparty appoints as its
               Process Agent: Not Applicable

(c) Offices. The provisions of Section 10(a) will not apply to this Agreement; neither BNY nor the Counterparty have any Offices other than as set forth in the Notices Section and BNY agrees that, for purposes of Section 6(b) of this Agreement, it shall not in future have any Office other than one in the United States.

(d)  Multibranch Party. For the purpose of Section 10(c) of this Agreement:

     BNY is not a Multibranch Party.

     The Counterparty is not a Multibranch Party.

(e)  Calculation Agent. The Calculation Agent is BNY.

(f)  Credit Support Document. Not applicable for either BNY or the Counterparty.

(g)  Credit Support Provider.

     BNY: Not Applicable

     The Counterparty: Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

     The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(m) Transfer, Amendment and Assignment. No transfer, amendment, assignment or other modification of this Transaction shall be permitted unless agreed to by both parties and unless Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., has been provided notice of the same and confirms in writing (including by facsimile transmission) within five Business Days after such notice is given that it will not downgrade, qualify, withdraw or otherwise modify its then-current rating of the Notes.

(n) Proceedings. BNY shall not institute against or cause any other person to institute against, or join any other person in instituting against, Merrill Lynch Mortgage Investors Trust 2005-HE2, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Notes.

7) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

     "(g) Relationship Between Parties.

          Subject to Part 13 of the Agreement, each represents to the other party on each date when it enters into a Transaction that:

          (1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

          (2) Evaluation and Understanding.

               (i) It is acting for its own account, has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

               (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

          (3) Purpose. It is an "eligible swap participant" as such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, an and "eligible contract participant" as defined in Section 1(a)(12) of, the Commodity Exchange

          Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

          (4) Principal. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction."

8) Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The last sentence of the first paragraph of
     Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction.

9) Additional Termination Events. Additional Termination Events will apply. If a Ratings Event has occurred and BNY has not, within 30 days, complied with
     Section 10 below, then an Additional Termination Event shall have occurred with respect to BNY and BNY shall be the sole Affected Party with respect to such an Additional Termination Event.

10) Ratings Event. If a Ratings Event (as defined below) occurs with respect to BNY (or any applicable credit support provider), then BNY shall, at its own expense, within thirty (30) days of such Ratings Event (i) assign this Transaction to a third party that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation, which party is approved by the Counterparty, which approval shall not be unreasonably withheld, (ii) obtain a guaranty of, or a contingent agreement of, another person with the Approved Rating Thresholds to honor BNY's obligations under this Agreement, provided that such other person is approved by the Counterparty, such approval not to be unreasonably withheld (iii) post collateral under agreements and other instruments satisfactory to Counterparty or (iv) establish any other arrangement satisfactory to Counterparty, For purposes of this Transaction, a "Ratings Event" shall occur with respect to BNY (or any applicable credit support provider) if its short-term unsecured and unsubordinated debt ceases to be rated at least "A-1" by S&P or at least "F-1" by Fitch (including in connection with a merger, consolidation or other similar transaction by BNY or any applicable credit support provider) such ratings being referred to herein as the "Approved Ratings Thresholds". All the provisions above are subject to the Rating Agency Condition (no downgrade letter may be substituted for the Rating Agency Condition). For purposes of this provision, "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with S&P and Fitch and receive from S&P and Fitch a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Notes.

11) Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if Counterparty has satisfied its payment obligations under Section

     2(a)(i) of the ISDA Form Master Agreement, then unless BNY is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) BNY shall be entitled to designate an Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to BNY as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BNY as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Counterparty's only obligation under Section 2(a)(i) of the ISDA Form Master Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

12) MLML Shall Not Benefit. The parties hereto agree and acknowledge that amounts paid hereunder are not intended to benefit the holder of any class of the Merrill Lynch Mortgage Investors Trust, MLMI 2005-HE2 Mortgage Loan Asset Backed Certificates rated by any rating agency if such holder is Merrill Lynch Mortgage Lending Inc. ("MLML") or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate promptly to remit) such amounts to the Trustee, whereupon the Trustee shall promptly remit such amounts to BNY. The Trustee shall provide notice to BNY prior to remitting any such amounts to BNY.

13) Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wells Fargo Bank, N.A., not individually or personally but solely as Trustee of Merrill Lynch Mortgage Investor Trust, Series 2005-HE2 (the "Trust"), in the exercise of the powers and authority conferred upon and vested in it under the Pooling and Servicing Agreement dated as of November 1, 2005, by and among Merrill Lynch Mortgage Investors, Inc. as depositor, Wilshire Credit Corporation, as servicer and Wells Fargo Bank, National Association as trustee (the "Pooling Agreement") and pursuant to instruction therein, and that the Trustee shall perform its duties and obligations hereunder in accordance with the standard care set forth in the Pooling Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representation, undertaking or agreement of the Trustee, but is made and intended for the purpose of binding only the Trust, and (c) under no circumstances shall the Trustee be liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty of covenant made or undertaken by the Trust herein; provided that nothing in this paragraph shall relieve the Trustee from performing its duties and obligations hereunder in accordance with the standard of care set forth in the Pooling Agreement.

14) Payment Date Netting. The parties agree that subparagraph (ii) of Section 2(c) of the Master Agreement will not apply to any Transactions that are or will be governed by the Master Agreement. Thus all amounts payable on the Fixed Rate Payer Payment Date and

     Floating Rate Payer Payment Date occurring in the same calendar month and in the same currency in respect of all Transactions shall be netted.

5.   Account Details and
     Settlement Information: PAYMENTS TO BNY:
                             The Bank of New York
                             Derivative Products Support Department
                             32 Old Slip, 16th Floor
                             New York, New York 10286
                             Attention: Renee Etheart
                             ABA #_____________
                             Account #________________
                             Reference: Interest Rate Caps

                             PAYMENTS TO COUNTERPARTY:

                             Wells Fargo Bank, N.A.
                             ABA#: ___________

     A. For Credit To: SAS Clearing

                             Account: _____________
                             FFC To: MLMI 2005-HE2 Acct #_____________

     Please confirm that the foregoing correctly sets forth the terms of our Agreement by executing this Confirmation and returning it by facsimile to:
Derivative Products Support Department, Attn: Dax Braga at 212-804-5818/5837.

                                        THE BANK OF NEW YORK


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Accepted and confirmed as of the date first written:

MERRILL LYNCH MORTGAGE INVESTORS TRUST 2005-HE2

By: Wells Fargo Bank, N.A., not in its individual capacity, but solely in its capacity as Trustee of the Merrill Lynch Mortgage Investors Trust 2005-HE2


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


Solely with respect to Section 4 (12)
III. MERRILL LYNCH MORTGAGE LENDING INC


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Ref #: 36975

                                    SCHEDULE

               ELIGIBLE COLLATERAL ANNEX TO COLLATERAL PROVISIONS

A.                                                                                  VALUATION
B. Eligible Collateral                                                             PERCENTAGE
----------------------                                                             ----------
Cash                                                                                  100%

U.S. Treasuries (as defined below) having a remaining term to maturity of not         100%
more than one year

Direct Obligations of US-Government Sponsored Entities (as defined below) having       99%
a remaining term to maturity of not more than one year

U.S. Treasuries having a remaining term to maturity of more than one year but          99%
not more than five years

Direct Obligations of US-Government Sponsored Entities having a remaining term         98%
to maturity of more than one year but not more than five years

U.S. Treasuries having a remaining term to maturity of more than five years but        99%
not more than ten years

Direct Obligations of US-Government Sponsored Entities having a remaining term         98%
to maturity of more than five years but not more than ten years

U.S. Treasuries having a remaining term to maturity of more than ten years but         98%
not more than twenty years

Direct Obligations of US-Government Sponsored Entities having a remaining term         97%
to maturity of more than ten years but not more than twenty years

U.S. Treasuries having a remaining term to maturity of more than twenty years          98%
but not more than thirty years

Direct Obligations of US-Government Sponsored Entities having a remaining term         97%
to maturity of more than twenty years but not more than thirty years

Mortgage participation certificates in book-entry form, the timely payment of          97%
interest at the applicable certificate rate and the ultimate collection of principal of which are guaranteed by the Federal Home Loan Mortgage Corporation
(excluding multi-class REMIC pass-through certificates and pass-through certificates backed by adjustable rate mortgages and excluding securities paying interest or principal only)

Mortgage pass-through certificates in book-entry form, the full and timely             97%
payment of interest at the applicable certificate rate and the ultimate collection of principal of which are guaranteed by the Federal National Mortgage
Association (excluding multi-class REMIC pass-through certificates and pass-through certificates backed by adjustable rate mortgages and excluding securities paying interest or principal only)

Fully modified pass-through certificates in book-entry form, the full and timely       97%
payment of 97% principal and interest of which are guaranteed by the Government
National Mortgage Association (excluding multi-class REMIC pass-through certificates and pass-through certificates backed by adjustable rate mortgages and excluding securities paying interest or principal only)

For the purposes of the Eligible Collateral Annex set forth above, the words indicated below shall have the following definitions:

"US Treasuries" shall mean negotiable debt obligations issued by the United States Treasury Department.

"Direct Obligations of US-Government Sponsored Entities" shall mean non-callable negotiable debt obligations of the Federal Home Loan Mortgage Corporation, Federal National Mortgage Association and Government National Mortgage Association.